As filed with the Securities and Exchange Commission on December 23, 2008
Registration No. ____________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NATIONAL AUTOMATION SERVICES, INC.
(Name of small business issuer in its charter)

Nevada	3823	26-1639141
(State or other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification No.)

2053 Pabco Road
Henderson, Nevada 89011
(702) 642-7720
(Address and telephone number of principal executive offices and principal place of business)

Robert W. Chance
2053 Pabco Road
Henderson, Nevada 89011
(702) 642-7720
(Name, address and telephone number of agent for service)

Copies to:

Peter V. Hogan, Esq.
Richardson & Patel LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
310.208.1182 (Tel)
310.208.1154 (Fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filed” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	8,875,948	$0.13	$1,153,873	$45.35

Total	8,875,948	$0.13	$1,153.873	$45.35

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminate number of shares of common stock as may be required to prevent dilution resulting from share splits, share dividends or similar events.

(2)

Estimated solely for the purposes of calculating the registration fee pursuant to Section 6(b) and (g) of the Securities Act of 1933, as amended, and computed pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock on the National Quotation Bureaus Pink Sheets on December 22, 2008.

                    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by National Automation Services, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED

December 23, 2008

P R O S P E C T U S

Up to 8,875,948 Shares

Common Stock

          This prospectus relates to the sale of up to 8,875,948 shares of our common stock by the selling stockholders identified in this prospectus under the section titled “Selling Stockholders.” All of these shares of common stock are currently issued and outstanding and held by the selling stockholders as described herein. The shares are being registered to permit the selling stockholders to sell the shares from time to time in the public market. We will not receive any proceeds from the sale of the common stock by any selling stockholder. We have agreed to pay the expenses of preparing this prospectus and the related registration expenses.

          Our common stock is currently quoted on the National Quotation Bureaus Pink Sheets, known as Pink Sheets, LLC (the “Pink Sheets”), under the symbol “NASV.PK” and has been quoted on the Pink Sheets since October 12, 2007. On December 22, 2008, the last reported sale price of our common stock as reported on the Pink Sheets was $0.13 per share. The selling stockholders, directly or through agents, brokers or dealers designated from time to time, may sell shares under this prospectus at market prices prevailing at the time of sale or at negotiated prices. See the section of this document titled “Plan of Distribution.”

          We are a Nevada corporation originally incorporated on January 27, 1997. Our executive offices are located at 2053 Pabco Road, Henderson, Nevada 89011, and our telephone number at that location is (702) 642-7720.

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Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page 10 of this prospectus. We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 23, 2008.

          You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell those securities in any jurisdiction where the offer and sale is not permitted. The information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

          The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms the “Company,” “we,” “us,” and “our” refer to National Automation Services, Inc., a Nevada corporation, and its wholly-owned subsidiaries, Intuitive System Solutions Inc. and Intecon, Inc.

NATIONAL AUTOMATION SERVICES, INC.

Our Business

          We are a holding company formed to acquire and operate specialized automation control companies located in the Southwestern United States. Currently, we own 100% of the capital stock of two operating subsidiaries: (1) Intuitive System Solutions, Inc., a Nevada corporation (“ISS”), based in Henderson, Nevada, and (2) Intecon, Inc., an Arizona corporation (“Intecon”), based in Tempe, Arizona. We conduct our business and operations through these two wholly-owned subsidiaries. Overall, we serve a diverse set of industries which utilize automation systems and controls, including water valley waste and treatment facilities, entertainment, hospitality, mining, medical, and manufacturing.

          Since the acquisition of our current operating subsidiaries, we have strived to position ourselves as a leading system integrator and certified Underwriters Laboratories panel fabrication facility. We currently focus on two distinct lines of business: industrial automation control and automation manufacturing. Each of these lines is linked to the foundation of our business - integrated and automated systems controls.

          Industrial Automation and Control

          We have an experienced staff of electrical and control engineers, as well as project managers, with over 80 years combined experience in industrial automation and controls. Our business is currently focused in Nevada and Arizona, but we intend to expand through internal growth and key acquisitions across the Southwestern United States in 2009.

          Automation Manufacturing

          We are a certified Underwriters Laboratories panel fabrication facility. This nationally recognized regulatory body provides us with significant marketplace credibility for custom control panel assembly and fabrication to our clients.

          Our mission is to build a national publically held company through acquisitions of small to medium sized privately held automation companies with geographical representation touching all of the major markets in the United States. We believe that there are numerous privately held acquisition candidates in the fragmented automation control and systems industry that we intend to target. Manufacturers throughout all industries are continuously seeking ways to reduce dependency on labor while finding ways to increase quality and speed up production to reduce costs. Automation of today touches every one of our lives, without even realizing it, from the clothes we wear to the food we eat; everything produced has automation and controls systems behind it. Our specialized team of electrical engineers, control engineers and control technicians design, build, and install equipment to automate and maintain these facilities.

Our Organizational History

          Original Incorporation

          Our public holding company was originally incorporated in Nevada on January 27, 1997 under the name e-Biz Solutions, Inc. and subsequently changed its name and state of incorporation several times over several years, operating primarily as a Delaware public reporting company under the names JAWS Technologies, Inc. and JAWZ, Inc. between 1998 and 2001.

          On June 19, 2006, JAWZ, Inc. changed its name to Ponderosa Lumber, Inc. Ponderosa Lumber, Inc. was a Delaware non-reporting public “shell” company with nominal assets whose sole business was to identify, evaluate and acquire through a reverse merger a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity. On June 25, 2007, Ponderosa Lumber, Inc. converted from a Delaware corporation into a Colorado corporation.

          On October 2, 2007, Ponderosa Lumber, Inc. changed its name to National Automation Services, Inc, a Colorado corporation (“NASV Colorado”).

          Acquisitions of ISS and Intecon

          On October 2, 2007, pursuant to the terms of a share exchange transaction, National Automation Services, Inc. acquired control of its wholly-owned subsidiary, Intuitive System Solutions, Inc., a Nevada corporation (“ISS”), through exchange of all ISS common stock for of 39,999,999 shares of common stock to the stockholders of ISS. For accounting purposes the acquisition has been treated as a recapitalization of ISS with ISS as the acquirer in this reverse merger. The historical financial statements prior to October 2, 2007 are those of ISS.

          On December 26, 2007, the Company entered into an agreement to acquire Intecon as a wholly-owned operating subsidiary pursuant to a share exchange agreement by and among Intecon, the Intecon stockholders and the Company. The Company acquired 100% of the outstanding stock and voting rights of Intecon. The purchase of Intecon was conducted in order for National Automation Services, Inc. to grow as a part of its business objective. The consolidated income statement comprises the last 5 days of operating activities for the Intecon subsidiary. In exchange for the issuance of 300,000 shares of the Company’s common stock valued at $42,000, $300,000 in cash consideration to the Intecon stockholders, and $250,000 to payoff outstanding debt and credit lines on behalf of Intecon.

          Reincorporation into Nevada

          On December 28, 2007, NASV Colorado changed its state of incorporation from Colorado to Nevada by merging with and into National Automation Services, Inc., a new Nevada corporation formed as a wholly-owned subsidiary of NASV Colorado. On September 11, 2008, NASV Colorado was dissolved and ceased to exist. National Automation Services, Inc., a Nevada corporation, is the only surviving entity and continues to act as the holding company for our two wholly-owned operating subsidiaries, ISS and Intecon.

          Current Corporate Structure

          As of the date of this prospectus, our corporate structure is as follows:

Our Common Stock

          Our common stock is currently quoted on the Pink Sheets under the symbol “NASV.PK” and has been quoted on the Pink Sheets since October 12, 2007. We are currently in discussions with various market makers in order to arrange for an application to be made with respect to our common stock to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part.

Our Corporate Information

          We are a Nevada corporation. Our executive offices are located at 2053 Pabco Road, Henderson, Nevada 89011, and the telephone number at that location is (702) 642-7720. Our corporate website is www.n-a-s-inc.com. The information contained on, or that can be accessed through, the website is not a part of this prospectus.

THE OFFERING

          We are registering shares of our common stock for resale pursuant to this prospectus in order to allow the selling stockholders to sell their holdings in the public market and to begin developing a public market for our securities to be able to seek public financing and business development opportunities in the future. Although our common stock is currently quoted on the Pink Sheets, trading in our common stock has generally been limited and sporadic, and will likely continue to be limited and sporadic even if we are subsequently approved for quotation on the Over-The-Counter Bulletin Board. Therefore, trading in our common stock should not be deemed to constitute an “established trading market”. Our management would like an established public market for our common stock to begin developing from shares sold by the selling stockholders.

Securities offered by the selling stockholders	Up to 8,875,948 shares of common stock

Common stock outstanding on December 18, 2008	68,490,268 shares

Use of proceeds

We will not receive any proceeds from the sale of the common stock. The selling stockholders, directly or through agents, brokers or dealers designated from time to time, may sell shares under this prospectus at market prices prevailing at the time of sale or at negotiated prices.

Risk Factors

Investing in our common shares involves a high degree of risk. Investors should carefully review and consider the risks set forth under “Risk Factors,” as well as the other information contained in this prospectus before purchasing any shares of our common stock.

Recent Financing Activity:

SECURITIES PURCHASE AGREEMENT WITH TRAFALGAR

          On March 26, 2008, we entered into a securities purchase agreement with Trafalgar Capital Specialized Investment Fund, Luxembourg (“Trafalgar”) whereby we agreed to sell secured redeemable debentures to Trafalgar in an aggregate amount of up to $10,000,000. Under the securities purchase agreement, we agreed to sell the debentures in several closings to be funded as follows: (i) $1,500,000 on March 26, 2008 (the “First Closing”), with (ii) any remaining purchase to take place on dates mutually agreed to by us and Trafalgar and to be contingent upon us using such funds for acquisitions which shall be subject to Trafalgar’s consent (each, an “Additional Closing”). The First Closing and each Additional Closing are referred to individually as a “Closing” and the date of each such Closing is referred to as a “Closing Date”.

First Closing (March 26, 2008):

          Escrow Agreement

          The $1,500,000 purchase price for the First Closing was deposited on March 26, 2008 in an escrow account with James G. Dodrill II, P.A., as escrow agent, pursuant to the terms of an escrow agreement among us, Trafalgar and the escrow agent. Trafalgar agreed to deposit the purchase price for any Additional Closings into the escrow account prior to the applicable Closing Date for each such Additional Closing. Subject to the satisfaction of the terms and conditions of the securities purchase agreement, on each of the Closing Dates, (i) the escrow agent will release to us in accordance with the terms of the escrow agreement that portion of the escrowed funds equal to the gross amount of the debentures (minus certain fees and expenses) being purchased by Trafalgar at each such Additional Closing, and (ii) we will deliver to Trafalgar secured redeemable debenture in the aggregate amount being purchased by Trafalgar at each such Additional Closing. The proceeds of the First Closing were released to us from escrow on March 26, 2008, and on or around that date, we issued to Trafalgar a secured redeemable debenture in the aggregate principal amount of $1,500,000.

          Secured Redeemable Debenture

          The debenture has a maturity date of 30 months from each respective Closing Date. The debentures bears an annual interest rate of 10% compounded monthly and computed on the basis of a 360-day year and the actual days elapsed. We are required to begin redeeming the initial $1,500,000 debenture monthly beginning on the 4-month anniversary following the Closing Date of each respective Closing. This mandatory redemption requires us to make equal payments over the remaining 26 months consisting of monthly principal and interest payments at a 15% redemption premium on the principal redeemed each month. Due to the 15% redemption premium the effective face value of the debt is $1,725,000. We have the option to prepay the outstanding balance at any time with an additional 15% redemption premium.

          Under the terms of the initial $1,500,000 debenture we issued to Trafalgar at the First Closing, Trafalgar deducted the first two interest payments at the First Closing, and on the date of any subsequent Additional Closing, Trafalgar will deduct the next two interest payments due on the initial debenture from the proceeds of the subsequent Additional Closing. At the time such interest is payable, Trafalgar, in its sole discretion, may elect to receive the interest in cash or in common stock. In addition, in the event of our default on the debenture, Trafalgar may elect to receive the interest in cash or in common stock.

          The debenture also contain currency exchange rate protections for Trafalgar, pursuant to which we may be required to pay more money to Trafalgar than if such protections were not in place. Under the terms of the debentures, (i) “Closing Date Exchange Rate” means the Euro to US dollar spot exchange rate as quoted in the London edition of the Financial Times on each respective Closing Date; (ii) “Repayment Exchange Rate” means in relation to each date we deliver a redemption notice to Trafalgar, the Euro to US dollar spot exchange rate as quoted in the London edition of the Financial Times on such date; (iii) “Repayment Date” means the date on which any payment of principal or interest is due under the debentures; and (iv) “Cash Payment Date Exchange Rate” means in relation to each Repayment Date, the Euro to US dollar spot exchange rate as quoted in the London edition of the Financial Times on such date. The currency exchange rate protections apply as follows:

1)

If on the date of any redemption notice, the Repayment Exchange Rate is less than the Closing Date Exchange Rate, then the payment due to Trafalgar shall be increased by the same percentage which results from dividing the Closing Date Exchange Rate by the relevant Repayment Exchange Rate. By way of example, if we deliver a redemption notice to Trafalgar for $1,000 and if the Closing Date Exchange Rate is 1.80 and the relevant Repayment Exchange Rate is 1.75, then $1,029 will be paid in relation to that redemption notice.

2)

If on any Repayment Date, the Cash Payment Date Exchange Rate is less than the Closing Date Exchange Rate then the amount of cash required to satisfy the amounts due at such time shall be increased by the same percentage which results from dividing the Closing Date Exchange Rate by the relevant Cash Payment Date Exchange Rate. By way of example, if the amount of cash required to repay all amounts due on any Repayment Date is $1,000 and if the Closing Date Exchange Rate is 1.80 and the relevant Repayment Date Exchange Rate is 1.75, then the amount of cash required to repay all amounts due on such date will be $1,029.

          So long as any of the debenture remains outstanding, we are prohibited, with limited exception, from entering into certain transactions. These prohibited transactions include, but are not limited to, (i) consummating any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of our assets or any similar “organization change” transaction; (ii) issuing common stock, preferred stock or common stock equivalents for a consideration per share less than the then-current bid price of our common stock; (iv) granting any security interest in any of our assets or property; and (v) incurring additional debt without the prior written approval of Trafalgar.

          Security Agreement

          The debenture is secured by a first priority security interest in all of our assets and property pledged to Trafalgar under a security agreement dated March 26, 2008 with Trafalgar. The security agreement was executed to ensure full and prompt payment of the debenture, with Trafalgar having the ability to seize our assets in the case of an event of default by us under the terms of the debenture. Upon the occurrence and during the continuance of any event of default by us under the debenture:

          (i) All of our rights pertaining to the pledged collateral, and all of our rights to receive or retain payments paid or made in respect of the pledged collateral, will become vested in Trafalgar who will then have the sole right to exercise such rights and to receive and hold such payments as pledged collateral;

          (ii) All interest, dividends, income and other payments and distributions which are received by us contrary to the provisions of the Security Agreement shall be received in trust for the benefit of Trafalgar, segregated from our other property and paid over to Trafalgar;

          (iii) Trafalgar, in its sole discretion, shall be authorized to sell any or all of the pledged collateral at public or private sale in order to recoup all of the outstanding principal plus accrued interest owed pursuant to the debentures;

          (iv) We will be obligated to appoint Trafalgar as our attorney-in-fact, with full authority in the place and stead of us and in the name of our company or otherwise, to take any action and to execute any instrument which Trafalgar may reasonably deem necessary to accomplish the purposes of the security agreement;

          (v) Trafalgar may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the pledged collateral as and when Trafalgar may determine; and

          (vi) To facilitate collection, Trafalgar may notify account debtors and obligors on any pledged collateral to make payments directly to Trafalgar.

          If we fail to perform any agreement contained in the Security Agreement, Trafalgar, at its option, may itself perform, or cause performance of, such agreement, and Trafalgar’s expenses incurred in connection with such performance will be included in our obligations and payable by us.

          Warrants

          In addition, in connection with the sale of the debentures, we issued Trafalgar warrants to purchase up to an aggregate of 150,000 shares of our common stock at an exercise price of $0.001 per share, exercisable until March 19, 2013. In connection with our issuance of an additional $750,000 debenture to Trafalgar on July 21, 2008 (as described below), the warrants originally issued to Trafalgar were exercised for restricted shares of our common stock.

Additional Closing (July 21, 2008):

          On July 21, 2008, we consummated an Additional Closing with Trafalgar whereby we entered into a securities purchase agreement and related agreements for the purchase and sale of a secured redeemable debenture in an aggregate amount of $750,000. This debenture has a maturity date of 18 months from the date of closing. As of the date of this prospectus, we have not issued the remaining $7,750,000 in debentures to Trafalgar.

          Personal Guaranty

          In connection with the sale of the additional $750,000 debenture, our President and Chief Executive Officer, Robert Chance, entered into a personal guaranty agreement dated July 21, 2008 with Trafalgar. Under the terms of the personal guaranty, Mr. Chance agreed to pay all amounts due pursuant to our obligations to Trafalgar arising under the additional $750,000 secured redeemable debenture or any related transaction documents.

          Exercise of Warrants and Issuances of Common Stock

          In addition, in connection with the sale of the additional $750,000 debenture, we issued 2,000,000 shares of our common stock to Trafalgar, and Trafalgar also agreed to exchange the warrants we originally issued to Trafalgar in the First Closing. As of July 21, 2008 the warrants originally issued to Trafalgar where exercised.

SHORT TERM LOANS WITH TRAFALGAR

          On October 10, 2008, we entered into a verbal short term agreement with Trafalgar for the immediate short-term borrowing of $75,000. We deposited the $75,000 short-term loan on October 10, 2008, and this amount was added to our already outstanding debt owed to Trafalgar. On October 12, 2008, $28,000 was repaid to Trafalgar.

          On October 15, 2008, we entered into a verbal short term agreement with Trafalgar for the immediate short-term borrowing of $100,000. We deposited the $100,000 short-term loan on October 15, 2008, and this amount was added to our already outstanding debt owed to Trafalgar. On November 30, 2008, we repaid $100,000 of the short term loan.

SENIOR SECURED REVOLVING CREDIT FACILITY WITH TRAFALGAR

          On December 18, 2008, we entered into a credit agreement with Trafalgar (which closed and funded on December 19, 2009) whereby Trafalgar agreed to make certain loans and extend to us a senior secured revolving credit facility of up to $5,000,000 in the aggregate to provide (a) working capital financing, (b) repayment for the March 26, 2008 and July 21, 2008 debenture documents which will govern all obligations under the debenture documents, (c) funds for other general corporate purposes, and (d) funds for other purposes permitted under the credit agreement.

          Under the credit agreement, Trafalgar’s initial revolving loan commitment is $1,000,000. From the closing date of the credit agreement until the earlier of maturity, termination or our exercise of our right to increase the facility up to the maximum revolving loan commitment of $5,000,000, Trafalgar will make revolving loans in such amounts as we may from time to time request up to $1,000,000. The revolving loan maturity date is the earlier of (a) December 19, 2009 (the one year anniversary of the closing date) unless extended by the parties, or (b) the date of an occurrence of an event of default and acceleration of the revolving note pursuant to this Agreement. We may use the revolving loans for the purpose of refinancing existing debt (including without limitation, any of our outstanding debt or obligations under our debenture documents with Trafalgar), working capital and other general corporate purposes.

          Provided that no event of default exists or is ongoing, we may draw, repay and re-borrow against the facility in an aggregate amount at any one time not exceeding the lesser of (i) up to 80% of eligible accounts receivable less any applicable reserves and (ii) the initial revolving loan commitment or the maximum revolving loan commitment, as applicable. Advance rates are subject to the results of a field exam or audit by Trafalgar.

          All loans under the facility accrue simple interest at a fixed interest rate of 12% per annum based on a 360 day year. Upon the occurrence of an event of default, the interest rate automatically increases to 18% or the maximum interest rate allowable by law.

          In the event that the facility is terminated by us and the loans repaid prior to the maturity date, then we will pay a prepayment penalty of 10% of the then-outstanding revolving loan commitment. On the maturity date, we have the option to renew the facility for an additional one year period for a fee of 10% of the then-outstanding revolving loan commitment.

          We agreed to establish a lockbox under the sole control of Trafalgar and all proceeds therefrom will be swept weekly and applied to our obligations under the facility. At any time during the term of the facility, Trafalgar has the right to direct all proceeds to be used on a daily basis (i) to reduce our then-outstanding obligations under the facility, (ii) to reduce our then-outstanding obligations under the March 26, 2008 and July 21, 2008 debenture documents, or (iii) to reduce any other then-outstanding obligations owed by us to Trafalgar.

          We are not permitted to make dividends or distributions during the term of the facility. Any management or similar fees payable by us will be fully subordinated in right of payment to the prior payment in full of the facility.

          To secure our obligations to Trafalgar, we granted Trafalgar a perfected, first priority security interest in all of our existing and after-acquired assets and we pledged to Trafalgar all of the shares that we own in our wholly-owned subsidiaries which shares will be held in escrow. In connection with the facility, our parent company, our subsidiaries and our principal executive officers provided absolute, unconditional guaranties of our obligations to Trafalgar.

          Pursuant to the terms of the credit agreement, we agreed to pay to Trafalgar a legal and documentation review fee of $25,000, a due diligence fee of $15,000, a commitment fee equal to 4% of the initial revolving loan commitment, an asset monitoring fee of $5,000 at closing and thereafter on the first day of each calendar quarter during the term of the facility, an unused line fee of 1% per month payable monthly in arrears on the difference between the initial revolving loan commitment or the maximum revolving loan commitment (as applicable) and the actual average daily amount outstanding for the calendar month, and an equity fee to be paid in our common stock equal to 9.99% of our outstanding shares of common stock at closing.

          REGISTRATION OF SHARES FOR TRAFALGAR

          Of the 8,875,948 shares being registered on the registration statement of which this prospectus forms a part, we are registering 2,150,000 shares of common stock currently owned by Trafalgar.

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SUMMARY FINANCIAL INFORMATION

	Fiscal Years Ended December 31,

	2007	2006

Statement of Operations Data:
Revenue	$443,634	$759,288
Cost of revenue	$(559,677)	$(520,733)
Gross profit	$(116,043)	$238,865
Operating expenses	$(646,661)	$(204,214)
Operating income (loss)	$(762,704)	$34,651
Interest expense, net	$(15,290)	$(9,760)
Loss on extinguishment of debt	$(6,135)	$—
Finance charges	$(3,742)	$(12,009)
Net income (loss)	$(787,871)	$12,882
Net income (loss) per share	$(0.10)	$0.02

Dec. 31, 2007

Balance Sheet Data:
Total current assets	$711,458
Total assets	$1,266,210
Total current liabilities	$1,236,591
Total non-current liabilities	$16,647
Total stockholders’ deficit	$(112,028)
Working capital	$(525,133)

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SUMMARY FINANCIAL INFORMATION (continued)

	Nine Months Ended September 30,

	2008	2007

Statement of Operations Data:
Revenue	$2,275,197	$301,492
Cost of revenue	$(1,508,006)	$(181,194)
Gross profit	$767,191	$120,298
Operating expenses	$(4,408,063)	$(670,326)
Operating loss	$(3,640,872)	$(550,028)
Interest expense, net	$(189,554)	$(3,663)
Financing charges	$(72,499)	$(7,482)
Net loss	$(3,902,925)	$(561,173)
Net loss per share	$(0.08)	$(0.50)

September 30, 2008

Balance Sheet Data:
Total current assets	$1,690,684
Total assets	$2,542,602
Total current liabilities	$1,998,372
Total non-current liabilities	$682,991
Total stockholders’ deficit	$(138,760)
Working capital	$(307,688)

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RISK FACTORS

          This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS

We have a history of losses from operations and may not be profitable in the future.

          We have incurred losses in recent fiscal years. During the fiscal year ended December 31, 2007, we had an operating loss of $762,704 and net loss of $787,871. During the fiscal year ended December 31, 2006, we had operating income of $34,651 and net income of $12,882. During the nine months ended September 30, 2008, we had an operating loss of $4,408,063 and net loss of $3,902,925. At September 30, 2008, we had an accumulated deficit of $4,425,749. As a result of our intent to expand our business by acquiring additional companies in the automation controls industry, we have increased our operating expenses in recent periods and plan further increases in the future. Our planned increases in operating expenses may result in larger losses in future periods. As a result, we will need to generate significantly greater revenues than we have to date to achieve profitability. We cannot assure the investor that our revenues will increase. Our business strategies may not be successful, and may not be profitable in any future period.

We may require additional financing in the future, which we may be unable to obtain and which may have a substantial adverse effect on our operations or our ability to service our debt obligations. Also, any additional financing we obtain may have a dilutive effect on the percentage ownership of current stockholders.

          We may need to raise additional funds in the future to fund operations, for acquisitions of businesses or technologies or for other purposes. Our ability to arrange such financing in the future will depend in part upon the prevailing capital market conditions as well as our business performance. Additional financing may not be available on terms favorable to us, or at all. If adequate funds are not available or not available when required in sufficient amounts or on acceptable terms, our business, operations and future prospects may suffer. The failure to obtain adequate financing could also result in a substantial curtailment of our ability to service our debt obligations. A failure to service our debt under the Trafalgar debentures could result in a seizure of our assets. If additional financing is raised by the issuance of securities, control of our company may change and/or our stockholders may suffer significant dilution.

We may issue notes or other debt securities, or otherwise incur substantial debt, to consummate business acquisitions, which may adversely affect our leverage and financial condition.

          We have commitments as of the date of this prospectus to incur additional substantial debt to consummate business acquisitions. The incurrence of debt could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;

•	covenants that limit our ability to pay dividends on our common stock, to acquire capital assets or make additional acquisitions; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

          For example, the Trafalgar debentures contain certain material provisions similar to the foregoing, which may adversely affect our leverage and financial condition. See “THE OFFERING – Recent Financing Activity”

          We may be unsuccessful at acquiring additional businesses. Even if we complete an acquisition, it may not improve our results of operations and may adversely impact our business and financial condition.

          One of our strategic objectives is to acquire businesses that will provide us with an opportunity to leverage our assets and core competencies, or that otherwise will be complementary to our existing businesses. We may not succeed in growing or maintaining our revenues unless we are able to successfully complete acquisitions. The merger and acquisition market for companies offering automation control services is extremely competitive, particularly for companies who have demonstrated a profitable business model with long-term growth potential. Companies with these characteristics trade publicly or are privately valued at multiples of earnings, revenues, operating income and other metrics significantly higher than the multiples at which we are currently valued. Acquisitions may require us to obtain additional debt or equity financing, which may not be available to us on reasonable terms, or at all. These and other factors may make it difficult for us to acquire additional businesses, at affordable prices, or at all, and there is no assurance that we will be successful in completing additional acquisitions.

          We routinely engage in discussions regarding potential acquisitions and any of these transactions could be material to our financial condition and results of operations. However, we cannot assure you that the anticipated benefits of an acquisition will materialize or that any integration attempts will be successful. Acquiring a business involves many risks, including:

•	disruption of our ongoing business and diversion of resources and management time;

•	unforeseen obligations or liabilities;

•	difficulty assimilating the acquired customer bases, technologies and operations;

•	difficulty assimilating and retaining employees from the acquired business;

•	risks of entering markets in which we have little or no direct prior experience;

•	lack of controls, policies and procedures appropriate for a public company, and the time and cost related to the remediation of such controls, policies and procedures;

•	potential impairment of relationships with employees, customers or vendors as a result of changes in management; and

•

potential dilutive issuances of equity, large write-offs either at the time of the acquisition or in the future, the incurrence of restructuring charges, the incurrence of debt, the amortization of identifiable intangible assets, and the impairment of amounts capitalized as intangible assets.

          It is possible that, following an acquisition, uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities of, acquisition or other transaction candidates could cause us not to realize the benefits anticipated to result from an acquisition. It is also possible that, following an acquisition, the inability to achieve identified operating and financial synergies anticipated to result from an acquisition or other transaction could cause us not to realize the benefits anticipated to result from an acquisition.

We may experience difficulties in managing internal growth.

          In order to continue to grow internally, we expect to expend significant time and effort managing and expanding our existing operations while implementing our acquisition program. There can be no assurance that our systems, procedures and controls will be adequate to support our expanding operations, including the timely receipt of financial information from any acquired locations, which would adversely affect our ability to remain current in our reporting requirements under the Securities Exchange Act of 1934 (the “Exchange Act”). Our growth can be expected to impose significant added responsibilities on our corporate management, including the need to identify, recruit and integrate new senior managers and executives, as well as increasing costs associated with such efforts. If we are unable to manage our growth, or if we are unable to attract and retain additional qualified management, our operations could be materially adversely affected.

We rely on third party suppliers, which create certain risks and uncertainties.

          Our manufacturing processes require that we buy a high volume of components and materials from third party suppliers. Our reliance on these suppliers involves certain risks, including:

•	the cost of these purchases may change due to inflation, exchange rates or other factors;

•	poor quality can adversely affect the reliability and reputation of our control panels; and

•	a shortage of components or materials could adversely affect our manufacturing efficiencies and delivery capabilities, which could reduce sales and profitability.

          Any of these uncertainties could adversely affect our profitability and ability to compete.

We bear the risk of cost overruns and may experience reduced profits, or in some cases, losses under these contracts if costs increase above our estimates.

          We conduct our business under various types of contractual arrangements. In terms of dollar-value, the majority of our contracts are fixed-price contracts where we bear a significant portion of the risk for cost overruns. Under these fixed-price contracts, contract prices are established in part on cost estimates which are based on a various assumptions, including assumptions about future economic conditions, material costs and labor costs. If these estimates prove inaccurate, or circumstances changes such as unanticipated technical problems, prices of labor, equipment allocate the risk of cost overruns to our client by requiring our client to reimburse us for our cost.

If we experience delays or defaults in customer payments, we could suffer liquidity problems or we could be unable to recover all expenditures.

          Because of the nature of our contracts, we sometimes commit resources to projects prior to receiving payments from the customer in amounts sufficient to cover expenditures as they are incurred. Delays in customer payments may require us to make a working capital investment. If a customer defaults in making its payments on a project in which we have devoted significant resources, it could have a material negative effect on our results of operations or liquidity.

Our operating results can be adversely affected by changes in the cost or availability of raw materials.

          The cost of raw materials is a key element in the cost of our custom control panels. During periods of rising prices of raw materials, there can be no assurance that we will be able to pass any portion of such increases on to customers. Conversely, when raw material prices decline, customer demands for lower prices could result in lower sale prices and, to the extent we have existing inventory, lower margins. As a result, fluctuations in raw material prices could have a material adverse effect on our business, results of operations and financial condition.

Our results of operations could be adversely affected as a result of goodwill impairments.

          When we acquire a business, we may record an asset called “goodwill” equal to the excess amount we pay for the business, including liabilities assumed, over the fair value of the tangible assets of the business we acquire. We are required to at least annually evaluate whether events or circumstances have occurred which indicate goodwill has become impaired and subsequently require adjustments against earnings.

Our backlog is subject to unexpected adjustments and cancellations and is, therefore, an uncertain indicator of our future earnings.

          Backlog is a measure of work yet to be performed on contracts that have been awarded. This equates to future revenues as the work is completed. Backlog is an indicator of the future of a company. An increase in backlog over time indicates a growing company. As backlog increases, either more staff, resources or technology are required or more efficient use of current staff, resources and technology needs to be added. This then increases revenues, and the cycle repeats itself. Backlog holds some level of risk.

          As of December 31, 2007 and September 30, 2008, our backlog was approximately $2.5 million and $3 million respectively. We cannot guarantee that the revenue projected in our backlog will be realized or profitable. Projects may remain in our backlog for an extended period of time. In addition, project cancellations or scope adjustments may occur, from time to time, with respect to contracts reflected in our backlog and could reduce the dollar amount of our backlog and the revenue and profits that we actually earn. Many of our contracts have termination for convenience provisions in them. Therefore, project terminations, suspensions or scope adjustments may occur from time to time with respect to contracts in our backlog. Finally, poor project or contract performance could also impact our backlog and profits.

The loss of key personnel, either at the parent company or subsidiary level, could adversely affect our business.

          The loss of key personnel at the parent company level and/or at our operating subsidiaries could have an adverse effect on our business, financial condition and results of operations. Our operations depend on the continued efforts of our current and future directors and executive officers at our parent company and senior management, sales personnel and technical personnel at each of our operating subsidiaries. One of the primary criteria that we use in our evaluation of potential acquisition candidates is the quality of their management, sales personnel and technical personnel, and while our acquisition negotiation process includes the retention of qualified management and personnel, we cannot guarantee that any employee of an acquired business will continue to remain in their capacity for any particular period of time. Our subsidiaries’ operations are managed on a decentralized basis at the local level and our results of operations will depend on the efforts, business contacts and experience of the management and personnel teams of our operating locations. At present, we do not maintain key man life insurance on any key personnel.

We may not be able to compete successfully in the automation controls industry.

          Our principal services compete with many emerging and seasoned competitors in the automation controls industry. We may not be able to compete successfully in this market or against our competitors. In order to compete effectively, we may have to make significant revisions to our services, pricing and marketing strategies, and business model. We may also have to allocate more marketing resources toward our services than are anticipated. All of the foregoing could adversely affect the profitability of our services, which could materially and adversely impact our financial condition, results of operations and cash flows.

Actual and potential claims, lawsuits and proceedings could ultimately reduce our profitability and liquidity and weaken our financial condition.

          We may be named as a defendant in legal proceedings claiming damages from us in connection with the operation of our business. We also may be a plaintiff in legal proceedings against customers, in which we seek to recover payment of contractual amounts due to us as well as claims for increased costs incurred by us. When appropriate we establish provisions against certain legal exposures, and we adjust such provisions from time to time according to ongoing developments related to each exposure. If in the future our assumptions and estimates related to such exposures prove to be inadequate or wrong, we could experience a reduction in our profitability and liquidity and a weakening of our financial condition. In addition, claims, lawsuits and proceedings may harm our reputation or divert management resources away from operating our business.

As a result of becoming a reporting company, our expenses will increase significantly.

          Upon effectiveness of the registration statement of which this prospectus forms a part, we will become a reporting company whose shares are registered pursuant to Section 12 of the Securities Act of 1933, as amended (the “Securities Act”). As a result, our ongoing expenses are expected to increase significantly, including increased legal, accounting expenses as a result of our status as a reporting company, and expenses incurred in complying with the internal control requirements of the Sarbanes-Oxley Act of 2002. These increased expenses will negatively impact our ability to become profitable.

RISKS RELATED TO OUR COMMON STOCK

There is a limited trading market for our common stock. Any failure to develop or maintain a trading market could negatively affect the value of our shares and make it difficult or impossible for you to sell your shares.

          Our common stock is currently quoted for trading on the Pink Sheets. Trading in stocks quoted on the Pink Sheets is often thin and characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. Recently, there has been limited trading activity in our common stock on the Pink Sheets. There can be no assurance that a more active trading market will commence in our securities on the Pink Sheets. Further, in the event that an active trading market commences on the Pink Sheets, there can be no assurance as to the level of any market price of our shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

          Upon effectiveness of the registration statement of which this prospectus forms a part, we will attempt to have our common stock quoted on the Over-The-Counter Bulletin Board. Since the Over-The-Counter Bulletin Board is a dealer system we will have to seek market-makers to provide quotations for the common stock and it is possible that no market-maker will want to provide such quotations. Even if our common stock is quoted on the Over-The-Counter Bulletin Board, the Over-The-Counter Bulletin Board also provides a limited trading market similar to the Pink Sheets. The Over-The-Counter Bulletin Board and the Pink Sheets are not stock exchanges, and trading of securities on the Over-The-Counter Bulletin Board or the Pink Sheets is often more sporadic than the trading of securities listed on a quotation system such as the NASDAQ Stock Market or a stock exchange such as the American Stock Exchange.

          Accordingly, there can be no assurance as to the liquidity of any present or future markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

Should our common stock become quoted for trading on the Over-The-Counter Bulletin Board, we could be removed from the Over-The-Counter Bulletin Board for failure to remain current on our reporting requirements, which would limit the ability of broker-dealers to sell our securities and the ability of our stockholders to sell their securities in a secondary market.

          Companies quoted for trading on the Over-The-Counter Bulletin Board, such as we are seeking to become, must be reporting issuers under Section 12 of the Exchange Act and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the Over-The-Counter Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the Over-The-Counter Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to regain our quotation privileges on the Over-The-Counter Bulletin Board, which may have an adverse material effect on our business.

The market price of our common stock has fluctuated significantly in the past and is likely to fluctuate significantly in the future.

          Our common stock has been quoted on the Pink Sheets since October 12, 2007. Since that date, our common shares have traded on the Pink Sheets between a low of $0.07 per share and a high of $0.56 per share. The market price of our common stock may change significantly in response to various factors and events beyond our control, including but not limited to the following: (i) the risk factors described in this prospectus; (ii) a shortfall in operating revenue or net income from that expected by securities analysts and investors; (iii) changes in securities analysts’ estimates of our financial performance or the financial performance of our competitors or companies in our industry generally; (iv) general conditions in the economy as a whole; (v) general conditions in the securities markets; (vi) our announcements of significant contracts, milestones, acquisitions; (vii) our relationship with other companies; (viii) our investors’ view of the sectors and markets in which we operate; or (ix) additions or departures of key personnel. Some companies that have volatile market prices for their securities have been subject to security class action suits filed against them. If a suit were to be filed against us, regardless of the outcome, it could result in substantial costs and a diversion of our management’s attention and resources. This could have a material adverse effect on our business, results of operations and financial condition.

The concentration of common share ownership by our directors, officers and principal stockholders may delay, deter or prevent actions that would result in a change in control and might affect the market price of our common shares.

          Our directors, executive officers and principal stockholders and their affiliates beneficially own approximately 48.01% of the outstanding shares of our common stock. So long as our directors, executive officers and principal stockholders and their affiliates controls a majority of our fully diluted equity, they will continue to have the ability to elect our directors and determine the outcome of votes by our stockholders on corporate matters, including mergers, sales of all or substantially all of our assets, charter amendments and other matters requiring stockholder approval. This controlling interest may have a negative impact on the market price of our common stock by discouraging third-party investors.

The sale of the common shares held by the selling stockholders could cause the price of our common shares to decline.

          We are registering 8,875,948 shares of common stock to be offered for resale to the public by the selling stockholders. All 8,875,948 shares of common stock registered in this offering are expected to be freely tradable upon effectiveness of the registration statement of which this prospectus forms a part. Depending upon market liquidity at the time, the sale of common stock by selling stockholders under this offering at any given time could cause the trading price of our common stock to decline.

If the trading in our common stock is less than $5.00 per share, trading in our common stock would be subject to the “Penny Stock” rules of the Securities and Exchange Commission, and compliance with such rules may negatively impact sales of our securities.

          If the trading price of our common stock is less than $5.00 per share, trading in our common stock would be subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a “penny stock.” Unless our common stock is otherwise excluded from the definition of “penny stock,” the penny stock rules apply with respect to that particular security. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer to receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

          The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

          Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

          These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. So long as the common stock is subject to the penny stock rules, it may become more difficult to sell such securities. Such requirements, if applicable, could additionally limit the level of trading activity for our common stock and could make it more difficult for investors to sell our common stock.

We may issue shares of common stock to consummate our business acquisitions or provide incentives to our employees, which would dilute the equity interest of our stockholders and may result in certain adverse consequences to our equity securities or cause a change in control of our ownership.

          Our Articles of Incorporation authorize the issuance of up to 200,000,000 shares of common stock, par value $0.001 per share. As of December 18, 2008, we had 68,490,268 shares of common stock issued and outstanding. In connection with the authorization of any future business acquisitions, equity incentive plans or otherwise, it may be expected that we will issue additional shares of common stock. The issuance of additional shares of our common stock would dilute the equity interest of our current stockholders and may:

•	adversely affect prevailing market prices for our common stock;

•	impair our ability to raise capital through the sale of our equity securities; or

•	cause a change in control of our ownership.

We have never declared or paid dividends and we do not have plans to do so in the near future.

          We have never declared or paid any cash dividends on our common stock. The payment of any future dividends will be of the sole discretion of our board of directors. We currently intend to retain earnings to finance the expansion of our business and, therefore, we do not anticipate paying dividends in the foreseeable future. Therefore, you likely must rely upon the appreciation of our stock price to gain from your investment in our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          We have made forward-looking statements in this prospectus, including the sections entitled “Management’s Discussion and Analysis or Plan of Operation” and “Business,” that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “may,” “will,” or similar expressions. Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus. You should understand that many important factors, in addition to those discussed elsewhere in this prospectus, could cause our results to differ materially from those expressed in the forward-looking statements. These factors include, without limitation, increases in materials, labor, demand for services, our ability to implement our growth strategy, our fixed obligations, and our dependence on the market demand for automation and control services.

USE OF PROCEEDS

          We will not receive any proceeds from the sale by the selling stockholders of the common stock owned by them. We have agreed to bear the expenses in connection with the registration of the common stock being offered by the selling stockholders under this prospectus, which we have estimated to be approximately $182,069.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

          Our common stock is currently quoted on the Pink Sheets under the symbol “NASV.PK” and has been quoted on the Pink Sheets since October 12, 2007. The quarterly high and low bid information in U.S. dollars on the Pink Sheets of our common stock during the periods indicated are as follows:

Fiscal Year-Ending December 31, 2008	High	Low
Third Quarter	0.24	0.21
Second Quarter	0.33	0.28
First Quarter	0.08	0.07

Fiscal Year-Ending December 31, 2007	High	Low
Fourth Quarter	$0.56	$0.48
Third Quarter	N/A	N/A
Second Quarter	N/A	N/A
First Quarter	N/A	N/A

Fiscal Year-Ending December 31, 2006
Fourth Quarter	$ N/A	$ N/A
Third Quarter	N/A	N/A
Second Quarter	N/A	N/A
First Quarter	N/A	N/A

          These bid quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Trading in our common stock has generally been limited and sporadic, and should not be deemed to constitute an “established trading market.”

Holders

          As of December 18, 2008 there were approximately 350 stockholders of record of our common stock. Our transfer agent is X-Clearing Corporation with an office located at 535 Sixteenth Street Mall, Suite 810, Denver, Colorado 80202 and whose phone number is (303) 573-1000.

Dividend Policy

          We have never declared or paid any cash dividends on our common stock and are not planning to do so in the foreseeable future. The payment by us of dividends, if any, in the future rests within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, debt covenants and financial condition, as well as other relevant factors.

          There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend, we would not be able to pay our debts as they become due in the usual course of business, or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Equity Compensation Plan Information

          The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended December 31, 2007.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

	(a)	(b)	(c)

Equity compensation plans approved by security holders	-0-	-0-	-0-

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	-0-	-0-	-0-

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

          The following discussion and analysis presents factors that had a material effect on our results of operations during the years ended December 31, 2007, and 2006 and the interim period ended September 30, 2008. You should read this discussion in conjunction with our consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements. Please refer to the section entitled “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements.

Overview

          We are a holding company formed to acquire and operate specialized automation control companies located in the Southwestern United States. Currently, we own 100% of the capital stock of two operating subsidiaries: (1) Intuitive System Solutions, Inc., a Nevada corporation, based in Henderson, Nevada, and (2) Intecon, Inc., an Arizona corporation, based in Tempe, Arizona. We conduct our business and operations through these two wholly-owned subsidiaries. Overall, we serve a diverse set of industries which utilize automation systems and controls, including water valley waste and treatment facilities, entertainment, hospitality, mining, medical, and manufacturing.

          Since the acquisition of its current operating subsidiaries, the Company has strived to position itself as a leading system integrator and certified Underwriters Laboratories panel fabrication facility. The Company currently focuses on two distinct lines of business: (1) industrial automation and control and (2) automation manufacturing, which comprises the bulk of contracts that the Company currently maintains under its building contracts. The Company’s management runs the Company as one unit and does not have two distinct business segments.

          Industrial Automation and Control

          We have an experienced staff of electrical and control engineers, as well as project managers, with over 80 years combined experience in industrial automation and controls. Our business is currently focused in Nevada and Arizona, but we intend to expand through internal growth and key acquisitions across the U.S. in 2009.

          Automation Manufacturing

          We are a certified Underwriters Laboratories panel fabrication facility. This nationally recognized regulatory body provides us with significant marketplace credibility for custom control panel assembly and fabrication to our clients.

          Our mission is to build a national publically held company through acquisitions of small to medium sized privately held automation companies with geographical representation touching all of the major markets in the United States. We believe that there are numerous privately held acquisition candidates in the fragmented automation control and systems industry that we intend to target. Manufacturers throughout all industries are continuously seeking ways to reduce dependency on labor while finding ways to increase quality and speed up production to reduce costs. Automation of today touches every one of our lives, without even realizing it, from the clothes we wear to the food we eat; everything produced has automation and controls systems behind it. Our specialized team of electrical engineers, control engineers and control technicians design, build, and install equipment to automate and maintain these facilities.

Results of Operations

          The following tables set forth (with dollars in hundreds), for the periods presented, selected historical statements of operations data. The information contained in the tables below should be read in conjunction with the “Liquidity and Capital Resources,” “Financial Commitments” and “Critical Accounting Policies and Estimates” sections included in this management’s discussion and analysis, as well as the consolidated financial statements and notes thereto included elsewhere in this prospectus.

          Our consolidated summary financial results for the periods indicated below are as follows:

Year Ended December 31, 2007 compared to Year Ended December 31, 2006 (represented in 000s):

	Year Ended December 31,

	2007	2006	% Change

Revenue	$443.6	$759.6	(42)%
Cost of revenue	559.6	520.7	7%

Total gross (loss) margin	(116.0)	238.9	(149)%
Operating expenses:
Selling, general and administrative expenses	132.1	70.9	86%
Payroll and related expenses	103.5	75.0	38%
Professional fees and related expenses	411.1	58.3	605%

Operating income (loss)	(762.7)	34.7	(2298)%

Interest expense, net	15.3	9.8	56%
Finance charges	3.7	12.0	(69)%
Loss on extinguishment of debt	6.1	0.0	100%

Net income (loss)	$(787.8)	$12.9	(6207)%

Nine Months Ended September 30, 2008 compared to September 30, 2007, respectively (represented in 000s):

	9 Months Ended September 30,

	2008	2007	% Change

Revenue	$2,275.2	$301.5	655%
Cost of revenue	1,508.0	181.2	732%

Total gross margin	767.2	120.3	538%
Operating expenses:
Selling, general and administrative expenses	197.4	115.0	72%
Payroll and related expenses	448.8	272.1	65%
Professional fees and related expenses	3,761.8	283.2	1228%

Operating loss	(3,640.8)	(550.0)	562%

Interest expense, net	189.6	3.7	5024%
Finance charges	72.5	7.4	880%

Net loss	$(3,902.9)	$(561.1)	596%

Revenue Recognition

          Project Contracts The Company recognizes contract revenue using the percentage-of-completion method, based primarily on contract cost incurred to date compared with total estimated contract. Contracts are segmented between types of services, such as Industrial Automation and Control and Automation Manufacturing, and accordingly, gross margin related to each activity is recognized as those services are rendered.

          Service Contracts The Company has the potential to enter into a service related contract, after the completion of the project contract and placement of product. The Company also performs service related work for customers which need the Company’s expertise in areas of automation controls. The Company recognizes service revenue as service is performed.

          Our consolidated revenues decreased by $316 thousand, or 42%, to $443.6 thousand for the year ended December 31, 2007, compared to $759.6 thousand for the year ended December 31, 2006. The decrease in revenues was due to a decrease in building contracts and also due to the natural attrition of our business for the year ended December 31, 2007, compared to, respectively, for the year ended December 31, 2006.

          Additionally, our consolidated revenues increased by $1,973.7 thousand, or 655% to $2,275.2 thousand for the nine month period ended September 30, 2008, compared to $301.5 thousand for the nine month period ended September 30, 2007. The increase is primarily due to the acquisition of our second subsidiary Intecon and the revenue generated from this operation. Also in 2008, our contract backlog has increased in the ISS subsidiary as well. We anticipate that our consolidated revenues will increase in prospective years based on the size of our contract backlog and future acquisitions.

Cost of Revenues

          Our cost of revenue is comprised of direct materials, direct labor, manufacturing overhead and other job related costs.

          Our consolidated cost of revenues increased by $38.9 thousand, or 7%, to $559.6 thousand for the year ended December 31, 2007, compared to $520.7 thousand for the year ended December 31, 2006. The increase was due to increases in costs of goods sold, primarily in contract and service labor in production of work for the year ended December 31, 2007, compared to, respectively, for the year ended December 31, 2006.

          Additionally, our consolidated cost of revenues increased by $1,326.8 thousand, or 732% to $1,508.0 thousand for the nine month period ended September 30, 2008, compared to $181.2 thousand for the nine month period ended September 30, 2007. The increase is primarily due to the addition of our second subsidiary Intecon and the cost of revenue generated from this operation.

Selling, General and Administrative Expenses

          Consolidated selling, general and administrative expenses increased by $61.2 thousand, or 86%, to $132.1 thousand for the year ended December 31, 2007, compared to $70.9 thousand for the year ended December 31, 2006. This increase is primarily due to the additional expenses in our primary health coverage.

          Additionally, our selling, general and administrative expenses increased by $82.4 thousand, or 84% to $197.4 thousand for the nine month period ended September 30, 2008, compared to $115.0 thousand for the nine month period ended September 30, 2007. The increase is primarily due to the addition of our second subsidiary Intecon on December 26, 2007.

Payroll and Related Expenses

Payroll expenses include administrative salaries and wages, officer compensation, social security, Medicare, Federal Unemployment Tax Act (FUTA) taxes, state unemployment taxes, and other related expenses incurred through the normal course of business.

          Consolidated payroll and related expenses increased by $28.5 thousand, or 38%, to $103.5 thousand for the year ended December 31, 2007, compared to $75.0 thousand for the year ended December 31, 2006. The increase was due primarily from the hiring of additional employees and increases in salary compensation.

          Additionally, our payroll and related expenses increased by $176.7 thousand, or 65% to $448.8 for the nine month period ended September 30, 2008, compared to $272.1 thousand for the nine month period ended September 30, 2007. The increase in payroll related expenses was due to increases in employees for our parent company, as well increases in employees for our subsidiaries ISS and Intecon. We anticipate that our payroll related expenses will increase as we continue to acquire additional companies and grow our business.

Professional Fees and Related Expenses

          Professional fees include costs for legal, accounting, financial services and other related expenses.

          Our consolidated professional fees and related expenses increased by $352.8 thousand, or 605%, to $411.1 thousand for the year ended December 31, 2007, compared to $58.3 thousand for the year ended December 31, 2006. The increase is due to expenses related to stock based compensation (see Stock based compensation below).

          Additionally, our professional fees and related expenses increased by $3,478.6 thousand, or 1228% to $3,761.8 for the nine month period ended September 30, 2008, compared to $283.2 thousand for the nine month period ended September 30, 2007. The increase was primarily attributable to costs associated with legal, accounting, and financial services as a direct result of obtaining a public shell company and undergoing a two year audit for our company to become publicly traded. We also incurred consulting fees as we were in preparation of going public and establishing our board of directors and independent directors.

          Stock Based Compensation (as a part of professional fees)

          Stock based compensation relates to the value of common stock shares issued to the directors who serve on the board of directors and services for the Company.

          Our stock based compensation increased by $315.0 thousand, or 100%, to $315.0 thousand for the year ended December 31, 2007, compared to $0 thousand for the year ended December 31, 2006.

          Stock based compensation fees increased by $2,376.9 thousand, or 755% to $2,691.9 for the nine month period ended September 30, 2008, compared to $236.3 thousand for the nine month period ended September 30, 2007. The increase was primarily attributable to stock compensation issued to the directors who serve on the board of directors from the nine months period ended September 30, 2008. As a portion of the stock was prepaid to the officers of the Company for compensation in lieu of salary increases, the Company accreted the prepaid stock over the period of one year on a monthly basis.

Interest Expense

          Interest expense costs are primarily related to imputed interest associated with our line of credit, credit cards, finance costs, and other related expenses. Interest income, which is minimal, consisted of interest associated with bank accounts and sales tax credits.

          Consolidated interest expense, net increased by $5.5 thousand, or 56%, to $15.3 thousand for the year ended December 31, 2007, compared to $9.8 thousand for the year ended December 31, 2006. The increase was primarily attributable to interest expense for auto loans and lines of credit.

          Additionally, our interest expense, net increased by $185.9 thousand or 5024%, to $189.6 thousand for the nine month period ended September 30, 2008, compared to $3.7 thousand for the nine month period ended September 30, 2007. This increase is primary due to interest expense incurred for our financing debt with Trafalgar within the first nine months of 2008. Also, interest expense increased due to the debt discounts associated with the Trafalgar financing.

          As of the date of these financial statements, the Company has not issued the remaining $7,750,000 in debentures from Trafalgar. The Trafalgar debenture agreements have a premium and discount term associated. The following table represents the remaining current and long term portion of the debt discount and premium:

Trafalgar Secured Redeemable Debenture Debt Premium/Discount allocation

Current portion of secured redeemable debenture	$1,343,519
Accretion of premium on $1,500,000	90,000
Debt discount on $1,500,000	6,000
Debt discount on $750,000	10,000
Accretion on stock issued as debt discount	364,141

Total current portion of premium/discount	(470,141)

Current portion of secured redeemable debenture, net	$873,378

Long term portion of secured redeemable debenture	$883,333
Accretion of premium on $1,500,000	90,000
Debt discount on $1,500,000	5,500
Debt discount on $750,000	1,667
Accretion on stock issued as debt discount	109,141

Total long term portion of premium/discount	(206,308)

Long term portion of secured redeemable debenture, net	$677,025

Provision for Income Taxes

          There were no amounts paid for federal income taxes during the years ended December 31, 2007 and 2006 or the period ended September 30, 2008.

Liquidity and Capital Resources

Financing

          For the years ended December 31, 2007 and 2006, our total debt outstanding (net of acquisition liabilities) was $488,368 and $327,840 respectively. As of the date of this prospectus, we have been able to utilize financing through the debentures programs and revolving receivables credit facilities with Trafalgar in order to support new customer retention and the integration of our first two acquisitions at a very fast pace.

Plan of Operation and Financing Needs

          Our capital formation strategy is based on three key tenets in creating a sustainable growth plan:

•	Fortifying our cash conversion cycle by creating disciplined processes in administering our payables and collecting receivables for our sourcing and supply chain contracts.

•

Pursue our acquisition growth plan by utilizing our equity to yield better structures and pricing with our acquisition targets due to the current market constraints and need for consolidation in the fragmented automation controls and related market segments.

•

Maintaining a formidable capital structure that absorbs the shocks of certain volatile cycles while preserving capital in robust cycles by refinancing our current outstanding debt at more favorable terms and reaching out to the private and public equity markets.

          Total outstanding debt under the Debentures Facility (the “Debentures) and Asset Based Loan “Lock-Box” Facility (the “ABL”) with Trafalgar amounts to approximately $2,475,000 (including the $225,000 premium) and $800,000, respectively. Total principal and interest payments due under the Debentures for the calendar year of 2009 will amount to approximately $874,000.

          We plan to utilize the ABL to support our cash conversion cycle against our receivables with existing and newly acquired customers, while servicing our payables, effectively. We also will look to balance our capital requirements with newly acquired equity capital that will serve as a conduit to supporting receivables growth through new customer retention. The new customer retention helps stabilize our existing receivables as well as provides us with additional cash resources to expand our Company. We firmly believe that sales and marketing is a key element in acquiring customers, so we will look to deploy equity capital at improving our sourcing relationships by determining what fits better in-house versus what belongs as OEM and sub-contracted services.

          We seek to leverage both equity and debt capital to approach our acquisition strategy in the very fragmented automation controls market segments, which is robust and ripe for consolidation. We look to raise, at minimum, approximately $5,000,000 to $15,000,000 in capital (on an as needed basis) to support our acquisition campaign for the first two quarters of 2009. We are currently in discussions with interested target acquisitions that will bolster our geographic footprint, customer acquisition strategy, service diversification and in house operating capacity and infrastructure requirements. We have also thoroughly evaluated targets on the basis of leveraging economies of scale in our post-acquisition integration process.

          As a public company, we believe a solid acquisition transaction process is not only about price, but about the structure of the deal. Given the current capital and credit constraints in today’s market, we have been able to establish terms with targets that rely heavily on stock as consideration, while complemented by future performance incentive milestones for the targets’ management teams and on the basis of the targets’ P&L performance metrics.

Summary of Cash Flow

Our total cash and cash equivalents increased by $11.7 thousand, or 32%, to $48.2 thousand at December 31, 2007, compared to $ 36.5 thousand at December 31, 2006. Our total cash and cash equivalents decreased by $94.4 thousand, or 80%, to $23.5 thousand at September 30, 2008, compared to $48.2 thousand at December 31, 2007, our summary cash flows for the years ended December 31, 2007, and 2006 and the nine months periods ended September 30, 2008 compared to September 30, 2007, respectively, were as follows (in thousands):

	Year Ended December 31,

	2007	2006

Net cash (used) provided for operating activities	$(3.4)	$10.3
Net cash (used) provided for investing activities	51.4	(3.3)
Net cash (used) provided for financing activities	(36.3)	22.8

	Nine Months Ended September 30,

	2008	2007

Net cash (used) provided for operating activities	$(915.6)	$122.7
Net cash (used) provided for investing activities	(6.2)	(7.5)
Net cash (used) provided for financing activities	897.0	(33.7)

Year Ended December 31, 2007 compared to Year Ended December 31, 2006 and the Nine Months Period September 30, 2008 compared to Nine Months Period September 30, 2007, respectively.

Operating activities

          Our total cash provided by operating activities decreased by $13.7 thousand, or 133%, to $(3.4) thousand at December 31, 2007, compared to $10.3 thousand at December 31, 2006. Primarily attributable to effective Company recapitalization due to the reverse merger, and stock issued for services.

          Additionally our total cash provided by operating activities decreased by $1,038.3 thousand, or 8,464%, to $(915.6) thousand at September 30, 2008, compared to $122.7 thousand at September 30, 2007. Primarily attributable to stock issued for services, inventories, and reoccurring net loss for the company and a large amount of receivables on account, due to the nature of the business most of our receivables are at a net 60 days if not longer.

          We had no significant unusual cash outlays related to operating activities during Fiscal 2007 or Fiscal 2006. For the nine months ended September 30, 2008, we had a large amount of stock issued for services compared to September 30, 2007. We expect future cash provided (used) by operating activities to fluctuate, primarily as a result of fluctuations in our operating results, receivables collections, inventory management and timing of vendor payments.

Investing activities

          Our total cash used for investing activities increased by $73 thousand, or 337%, to $51.4 thousand at December 31, 2007, compared to $(3.3) thousand at December 31, 2006. This is primarily attributable to our purchase of Intecon, Inc. which included $60.7 thousand in cash.

          Additionally our total cash used by investing activities decreased by $1.3 thousand, or 18%, to $(6.2) thousand at September 30, 2008, compared to $(7.5) thousand at September 30, 2007. We expect future cash provided for investing activities to fluctuate as a result in acquiring additional plant and equipment.

Financing activities

          Our total cash used for financing activities increased by $77.5 thousand, or 188%, to $(36.3) thousand at December 31, 2007, compared to $22.8 thousand at December 31, 2006. The decrease is a direct result of our use of cash to pay off outstanding debt to related parties and lines of credit. We also used financing to carry our payables through due to our industries lag in receivable return.

          Additionally our total cash for financing activities increased by $930.8 thousand, or 2,757%, to $897.0 thousand at September 30, 2008, compared to $(33.8) thousand at September 30, 2007. The increase is primarily due to our securing of redeemable debentures to use for our operating needs. We expect future cash provided (used) by financing activities to secure additional capital funding for acquisitions and operational use. Additionally, we will use the cash provided by future financing to pay off outstanding debt and to carry our payables through due to our industry’s lag in receivable return.

Off-Balance Sheet Arrangements

          We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, and results of operations, liquidity or capital expenditures.

CRITICAL ACCOUNTING POLICIES AND USE OF ESTIMATES

          The methods, estimates and judgments we use in applying our accounting policies have a significant impact on the results we report in our financial statements, which we discuss under the heading “Results of Operations” in our Management’s Discussion and Analysis. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. We believe our critical accounting policies are those described below.

Concentrations

          We maintain cash balances at highly-rated financial institutions in various states. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 (a temporary increase which expires December 31, 2009). At December 31, 2007 and 2006 respectively, we had no account balances over federally insured limits.

          Concentration of Supplier Risk

          On December 31, 2007, we noted a high concentration of vendor supply from a single supplier in the automation industry. We determined that even if the specified supplier were to go out of business the Company would be able to receive supplies and materials from its other vendors.

          Concentrations of Credit and Business Risk

          Financial instruments that are potentially subject to a concentration of business risk consist of accounts receivable. The majority of accounts receivable and all contract work in progress are from clients in various industries and locations. Most contracts require payments as the projects progress. We generally do not require collateral, but in most cases can place liens against the property, plant or equipment constructed or terminate the contract if a material default occurs.

Allowance for Doubtful Accounts

          We estimate our accounts receivable risks to provide allowances for doubtful accounts accordingly. We believe that our credit risk for accounts receivable is limited because of the way in which we conduct business largely in the areas of contracts. Accounts receivable includes the accrual of work in process and field service revenue. We recognize that there is a potential of not being paid in a relatively short period of time. In our line of construction there is a two to three month lag in receiving payment from our customers. Our evaluation includes the length of time receivables are past due, adverse situations that may affect a contract’s scope to be paid, and prevailing economic conditions. Due to the nature of our business, management performs an assessment of receivables and their collectability on a contract per contract basis. The evaluation is inherently subjective and estimates may be revised as more information becomes available.

Goodwill

          The provisions of SFAS No. 142, Goodwill and other Intangible Assets, require the completion of an annual impairment test with any impairment recognized in current earnings. No triggering events have occurred which impair goodwill as of the date of these financial statements.

Revenue Recognition

          Project Contracts We recognize contract revenue using the percentage-of-completion method, based primarily on contract cost incurred to date compared with total estimated contract. Contracts are segmented between types of services, such as Industrial Automation and Control and Automation Manufacturing, and accordingly, gross margin related to each activity is recognized as those services are rendered.

          Service Contracts We have the potential to enter into a service related contract, after the completion of the project contract and placement of product. We also perform service related work for customers which need our expertise in areas of automation controls. We recognize service revenue as service is performed.

Impairment of Long-Lived Assets

We account for long-lived assets in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting and reporting for the impairment and disposition of long-lived assets. We evaluate the recoverability of long-lived assets, other than indefinite life intangible assets, for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events and circumstances that may indicate that an asset is impaired include significant decreases in the market value of an asset, significant underperformance relative to expected historical or projected future results of operations, a change in the extent or manner in which an asset is used, significant declines in our stock price for a sustained period, shifts in technology, loss of key management or personnel, changes in our operating model or strategy and competitive forces. No such triggering events have occurred.

Stock-Based Compensation

          Stock based compensation is accounted for using SFAS No. 123R, Accounting for Stock Based Compensation. Under SFAS 123R, establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

          If we issue stock for services which are performed over a period of time, we capitalize the value paid in the equity section of our financial statements as its a non-cash equity transaction. The Company accretes the expense to stock based compensation expense on a monthly basis for services rendered within the period.

Income Taxes

          Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 Accounting for Income Taxes, and clarified by FIN 48, Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

          The computation of limitations relating to the amount of such tax assets, and the determination of appropriate valuation allowances relating to the realizing of such assets, are inherently complex and require the exercise of judgment. As additional information becomes available, we continually assess the carrying value of our net deferred tax assets.

BUSINESS

Our Business

          National Automation Services, Inc. is a holding company formed to acquire and operate specialized automation control companies located in the Southwestern United States. Currently, we own 100% of the capital stock of two operating subsidiaries: (1) Intuitive System Solutions, Inc., a Nevada corporation (“ISS”), based in Henderson, Nevada, and (2) Intecon, Inc., an Arizona corporation, based in Tempe, Arizona (“Intecon”). We conduct our business and operations through these two wholly-owned subsidiaries. Overall, we serve a diverse set of industries which utilize automation systems and controls, including water valley waste and treatment facilities, entertainment, hospitality, mining, medical, and manufacturing.

          Since the acquisition of our current operating subsidiaries, we have strived to position ourselves as a leading system integrator and certified Underwriters Laboratories panel fabrication facility. We currently focus on two distinct lines of business: industrial automation control and automation manufacturing. Each of these lines is linked to the foundation of our business - integrated and automated systems controls.

          Industrial Automation and Control

          We have an experienced staff of electrical and control engineers, as well as project managers, with over 80 years combined experience in industrial automation and controls. Our business is currently focused in Nevada and Arizona, but we intend to expand through internal growth and key acquisitions across the Southwestern United States in 2009.

          Automation Manufacturing

          We are a certified Underwriters Laboratories panel fabrication facility. This nationally recognized regulatory body provides us with significant marketplace credibility for custom control panel assembly and fabrication to our clients.

          Our mission is to build a national publically held company through acquisitions of small to medium sized privately held automation companies with geographical representation touching all of the major markets in the United States.

Our Organizational History

          Original Incorporation

          Our public holding company was originally incorporated in Nevada on January 27, 1997 under the name e-Biz Solutions, Inc. and subsequently changed its name and state of incorporation several times over several years, operating primarily as a Delaware public reporting company under the names JAWS Technologies, Inc. and JAWZ, Inc. between 1998 and 2001.

          On June 19, 2006, JAWZ, Inc. changed its name to Ponderosa Lumber, Inc. Ponderosa Lumber, Inc. was a Delaware non-reporting public “shell” company with nominal assets whose sole business was to identify, evaluate and acquire through a reverse merger a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity. On June 25, 2007, Ponderosa Lumber, Inc. converted from a Delaware corporation into a Colorado corporation.

          On October 2, 2007, Ponderosa Lumber, Inc. changed its name to National Automation Services, Inc, a Colorado corporation (“NASV Colorado”).

          Acquisitions of ISS and Intecon

          On October 2, 2007, pursuant to the terms of a share exchange transaction, National Automation Services, Inc. acquired control of its wholly-owned subsidiary, Intuitive System Solutions, Inc., a Nevada corporation (“ISS”), through exchange of all ISS common stock for of 39,999,999 shares of common stock to the stockholders of ISS. For accounting purposes the acquisition has been treated as a recapitalization of ISS with ISS as the acquirer in this reverse merger. The historical financial statements prior to October 2, 2007 are those of ISS.

          On December 26, 2007, the Company entered into an agreement to acquire Intecon as a wholly-owned operating subsidiary pursuant to a share exchange agreement by and among Intecon, the Intecon stockholders and the Company. The Company acquired 100% of the outstanding stock and voting rights of Intecon. The purchase of Intecon was conducted in order for National Automation Services, Inc. to grow as a part of its business objective. The consolidated income statement comprises the last 5 days of operating activities for the Intecon subsidiary. In exchange for the issuance of 300,000 shares of the Company’s common stock valued at $42,000, $300,000 in cash consideration to the Intecon stockholders, and $250,000 to payoff outstanding debt and credit lines on behalf of Intecon.

          Reincorporation into Nevada

          On December 28, 2007, NASV Colorado changed its state of incorporation from Colorado to Nevada by merging with and into National Automation Services, Inc., a new Nevada corporation formed as a wholly-owned subsidiary of NASV Colorado. On September 11, 2008, NASV Colorado was dissolved and ceased to exist. National Automation Services, Inc., a Nevada corporation, is the only surviving entity and continues to act as the holding company for our two wholly-owned operating subsidiaries, ISS and Intecon.

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          Current Corporate Structure

          As of the date of this prospectus, our corporate structure is as follows:

Business Strategy

          We are focused on expanding our position not only as a leading system integrator and UL Certified panel facility, but also as the provider of choice for a wide range of industries to provide services within the automation system and control industry. Our dedication and desire to improve and grow the overall operating performance of our acquired businesses emphasizes fiscal discipline in pursuit of these objectives for which we have implemented the following strategies:

          Enhance and expand our customer base. We are dedicated to developing, enhancing, and expanding our well-managed, long-term relationships with our customers. We are focused on continuing to increase and improve our services offered through our two distinct lines of businesses - industrial automation and control and automation manufacturing. We intend on continuing to increase the awareness of our company and our products and services offered throughout our target markets.

          Pursue strategic acquisitions and expansion opportunities. We intend on continuing to actively identify and assess a variety of strategic businesses, services and technologies that we believe will provide us with the opportunity to leverage our assets, cash flow and core competencies to expand domestically within the fragmented automation system and control industry. Before committing to an acquisition, we devote significant resources to due diligence and to developing a post-acquisition integration plan, including the identification and quantification of potential cost savings and synergies. Our ongoing acquisition strategy we believe will contribute significantly to our long-term growth and success.

          Identification and implementation of operational improvements. We will continue to identify opportunities to further increase revenue, reduce costs and improve cash flow from operations. These include cost reduction synergies through centralized procurement of raw materials, cross-departmental and business unit shared resources and centralized product management functions.

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          Increase monetization of our services. We intend on continuing to increase our contract and service revenue through growth of our contract backlog and by enhancing the value of our services offered to our customers.

          Optimize our business model. We are focused on optimizing our business model and, in particular, increasing our contract revenue base and implementing operational improvements.

Competitive Strengths

          As we strive to position ourselves as a leading system integrator and UL Certified panel facility, we believe that our business model allows us the opportunity to provide our customers with an excellent product and quality service that amalgamates our strengths of design, implementation, training, execution, and experience. In this regard, we believe that our business strategy, which is based on certain of our core competencies, provides us with several significant competitive advantages:

          Product & Project Management

          As a system integrator and UL Certified panel facility with a strong and historic track record of project completion and client satisfaction, we believe that our exceptional ability to engineer, construct and manage complex projects often in geographically challenged locations provides us with a unique and distinct competitive advantage. We strive to complete our projects on schedule while meeting or exceeding all client specifications. We are continuously identifying cost efficiencies so our clients attain not only their performance requirements but also their budgetary needs.

          Compelling Services and Sustainable Customer Proposition

          We attract, maintain, and serve customers across a broad spectrum of industries by providing our diversified automation system and control services. We feel that our market diversity is a key strength of our company that will provide us with the ability to achieve more consistent growth and deliver solid returns in the long-term. While we aggressively work towards pursuing and serving new clients, we also believe in fostering long-term relationships we have built with our major customers allowing us to better understand and be more responsive to our customers’ needs.

          Strong Ownership and Experienced Management Team

          We believe the vast experience of our senior management team fosters an entrepreneurial culture, has a long track record of operational excellence, has a proven ability to acquire and integrate complementary businesses, coupled with the dedication and global experience of our board of directors will enable us to become one of the leading brands in the industry.

          Successful, Disciplined Acquisition Program

          To complement our organic growth, we have a highly disciplined due diligence program to evaluate, execute, and integrate acquisitions. We anticipate completing 10 to 20 acquisitions over the next three years with our dedication and commitment to improve the overall operating performance of our acquired businesses while significantly contributing to our long-term growth and success.

Management and Board Expertise

          We believe that the extensive contacts and relationships of our executive officers and directors, who average more than 30 years of experience finding and executing business, investment and acquisition transactions, will enable us to evaluate and execute initial business combination opportunities successfully. Our executive officers and directors have strong reputations in the marketplace and long-term relationships with senior executives and decision-makers. We believe that these relationships will provide us with an important advantage in sourcing and structuring potential business combinations. Additionally, our executive officers and directors have extensive contacts with privately held lending institutions, bankers, attorneys and accountants, among others.

          While the past successes of our executive officers and directors do not guarantee that we will successfully identify and consummate an initial business combination, they will play an important role in assisting us in finding potential targets and negotiating an agreement for our initial business combination.

Acquisition Strategy

          We believe we can benefit from the expertise of the members of our management team in investing in and managing operating companies and that their skills in valuation, financial structuring, due diligence, governance and financial and management oversight will be valuable in our efforts to identify a business target.

          We intend to use some or all of the following criteria to evaluate acquisition opportunities. However, we may enter into a business combination with a target business that does not meet any or all of these criteria if we believe that such target business has the potential to create significant stockholder value.

•

An Established Business with a Proven Operating Track Record. We will seek established privately held businesses with strong financial performance, positive operating results, established or growing contract back logs, or businesses that our management team believes have the potential for positive operating cash flow.

•

Strong Market Place Presence. We will seek to acquire privately held businesses that have a history of operating within their local market place with a regional footprint for future growth and profitability. We will examine the ability of these target businesses to maintain and improve their advantages of expertise in the areas of UL control panels, automation systems, design, installation and customer service.

•

Ability for Growth. We will seek target companies where our management team has identified opportunities for growth through improved economies of scale, contract bidding, marketing efforts and other proven management strategies to augment the existing capabilities of our targets.

Acquisition Sources and Target Market

          We have commitments as of the date of this prospectus to incur additional substantial debt to consummate business combinations. Our mission is to build a national publically held company through acquisitions of small to medium sized privately held automation companies with geographical representation touching all of the major markets in the United States. We believe that there are numerous privately held acquisition candidates in the fragmented automation control and systems industry that we intend to target. Acquisition targets may be brought to our attention by our officers and directors, through their industry relationships located in the United States and elsewhere that regularly, in the course of their daily business activities, see numerous opportunities. We will not, however, acquire an entity with which any of our officers or directors, through their other business activities, is currently having acquisition or investment discussions.

Acquisition Selection and Structure

          We intend to acquire 100% of all privately held companies in our target market through business combination. We provide our management with the flexibility of identifying and selecting prospective acquisition targets. In evaluating a prospective acquisition target, our management will consider, among other factors, the following factors likely to affect the performance of our investment:

•	future earnings and growth potential;

•	financial condition and results of operation;

•	competitive position within the local market place;

•	stage of development within the automation control and system products and services offered;

•	reputation of services offered within the local market place;

•	experience and skill of the present management structure;

•	availability of additional personnel within the local market;

•	costs associated with consummation of the business combination.

          The criteria identified above are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective acquisition target, we will conduct an extensive due diligence review that will encompass, among other things, a review of all relevant financial and other information which is made available to us. This due diligence review will be conducted by our directors, officers, acquisition committee and board of directors or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

          We will also seek to have all owners of any prospective acquisition target execute agreements with us to continue to manage and run operations upon consummation of the acquisition, unless it is the intent of the owners not to continue to function in this capacity. In such case, we will evaluate the prospective acquisition target costs to replace the current management structure and we will seek to determine whether the transaction is advisable and in the best interests of us and our stockholders.

          Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage operations within a public company. Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management, if any.

          We believe it is possible that our attractiveness as a potential buyer of businesses may increase after consummation of several prospective acquisition targets and there will be additional acquisition opportunities as we grow and integrate our acquisitions. We intend on identifying multiple acquisition targets and to seek the most attractive acquisition target which provides the greatest opportunity for creating stockholder value. The determination of which entity is the most attractive would be based on our analysis of a variety of factors, including whether such acquisition would be in the best interests of our security holders, the purchase price, the terms of the sale, the perceived quality of the assets and the likelihood that the transaction will be consummated.

          The time and costs required to select and evaluate an acquisition target and to structure and consummate the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective acquisition target with which a business combination is not ultimately consummated may result in a loss to us and reduce the amount of capital available to otherwise consummate a business combination. In no event will we pay any of our existing officers, directors or founding stockholders, or any entity with which they are affiliated, any finder’s fee in connection with the consummation of a business combination.

Acquisition Purchase Price and Determination of Fair Market Value

          We intend to acquire 100% of all privately held companies in our target market through business combination. To accomplish this, we may seek to raise additional funds through credit facilities or other secured financings or a private offering of debt or equity securities if such funds are required to consummate such a business combination. We have commitments as of the date of this prospectus to incur additional substantial debt to consummate business combinations.

          Prior to entering into an agreement for an acquisition target, the fair market value of such acquisition target will be determined by our directors and officers and submitted to our acquisition committee for review. Our acquisition committee will review all due diligence documentation with respect to any proposed acquisition targets and make recommendations to our board of directors to actively pursue or abandon negotiations with a potential acquisition target. The determination of fair market value of potential acquisition candidates will be based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. We do not intend to seek a third party valuation or fairness opinion. However, in considering the entire fairness of a business combination to our stockholders, our acquisition committee and board of directors may determine that an independent valuation or fairness opinion will be necessary in satisfying its fiduciary duties under Nevada law, including in determining the fair market value of the acquired interests, in the event the valuation is a complex analysis. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our officers, directors, acquisition committee and board of directors.

Industry Overview

          The automation industry in the United States has been approximated to exceed over $500 billion in annual revenues per year. The automation industry is segmented, consisting of automation control and system divisions in companies that expand over various markets (Aerospace, Robotics, Transportation, Automotive, etc.). We estimate, based on various external sources, the total automation market consists of over 21,000 publically and privately held companies operating both domestically and internationally across the globe.

Suppliers and Raw Materials

          We purchase and use components from third party suppliers to assemble our control panels, and we use the software that accompanies these components. The components and raw materials essential to the conduct of our business generally are available at competitive prices. Although we have a broad base of suppliers and contractors, we depend upon the ability of our suppliers and contractors to meet performance and quality specifications and delivery schedules.

Sales, Marketing and Advertising

          Sales

          We believe that sales drive our business so we do more than just look at bid jobs. We aggressively search for customers that our competitors don’t know about. We currently have sales specialists, Qualified in our industry to generate customers, and supply the customer contacts to our estimating specialists in our Nevada and Arizona locations.

          On October 14, 2008, we entered into a verbal Siemens Solutions Program Partner agreement to supply automation and controls into the water and wastewater industries. Siemens AG is a world class manufacturer of automation equipment. The Siemens sales force and distributors coupled with our sales force gives us excellent sales force penetration and coverage in the Southwestern United States.

          We also have sales relationships with all of the top automation hardware and software manufacturers including but not limited to General Electric, Rockwell Automation’s Allen-Bradley division and Schneider Electric’s Modicon division. These companies trust our experience to integrate their product.

          Advertising

          We are striving to build National Automation Services, Inc. into a nationally recognized brand. We have developed a “Brand Standards Manual” to help with the implementation and use of logos, letterhead and other products that brand our company. Our best advertising results have been through word of mouth. We still believe that this will continue to be the one of the better ways for us to grow into the future. We have made branding one of our highest priorities.

          We are currently planning an advertising campaign to exhibit at three national and three regional level tradeshows during 2009. We are currently advertising in local publications in Nevada and Arizona. In 2009, we also plan to advertise in national level publications such as Control Engineering and Automation.com.

Backlog

          Backlog is a measure of work yet to be performed on contracts that have been awarded. This equates to future revenues as the work is completed. Backlog is an indicator of the future of a company. An increase in backlog over time indicates a growing company. As backlog increases, more staff, resources or technology are required or more efficient use of current staff, resources and technology need to be added. This then increases revenues, and the cycle repeats itself.

          Backlog holds some level of risk. Because it measures the uncompleted work on contracts that have been received, contracts can usually only be canceled with a cancelation fee. We minimize this issue as much as possible by maintaining adequate staff, sharing resources, or outsourcing to reduce the amount of time to complete the contracts. By keeping close contact and carefully screening our customers concerning viability of the project, we are able to bypass the contracts that we see as being troublesome and concentrate on the ones that will be profitable.

          The following table contains a report of our backlog for the periods indicated for our operating subsidiaries Intecon and ISS:

Backlog Report

	December 31, 2007	September 30, 2008

Intecon, Inc.	$1,320,310	$1,541,418
Intuitive System Solutions, Inc.	1,252,450	1,443,671

Total Backlog	$2,572,760	$2,985,089

Customers - Corporations, Government Entities, and Original Equipment Manufacturers

          Corporations

          We are able to provide corporations with automation and control services in many vertical market sectors. Through our growth by acquisition, we have purchased companies with expertise in vertical markets. By leveraging the expertise of one of our subsidiaries in the food and beverage industries, we are able to support the food and beverage industries in locations where we have historically been unable to enter the market.

          We are able to negotiate contracts to support large food, beverage, oil, and airline companies nationally with support at a local level. This is highly advantageous to large corporations that want to standardize the design and implementation of their automation and control systems.

          Government Entities

          We are able to negotiate contracts at the national level to provide product and services to government entities such as the Transportation Security Administration, Tennessee Valley Authority, and Bureau of Reclamation.

          Original Equipment Manufacturers (OEMs)

          We provide OEMs with design engineering services for product development when needed. This lowers overhead while providing the experience of a multi-talented controls system designer. Many times, our control panel shops can provide the OEM with control panels at a cost less than they can build it. Additionally, we are able to provide OEMs with national support at a local level on the equipment that they provide. This is of great benefit to the OEM because it eliminates the need for them to respond to warranty calls or provide startup services, and it also saves the OEM the expenses of travel, per diem, and lodging.

Products and Services

          We have developed products for sale to OEMs as well as to the general marketplace. We have developed and provided control panels for large compressed air systems and flow control systems for a large air compressor manufacturer. We have also developed and distributed into the general marketplace a single point controller for evaporative coolers. We are currently looking for and developing new product for additional OEMs across the country.

          We also provide many our customers a variety of automation and control services:

•	Project Management – Our senior controls engineers provide service to our customers by managing their projects for them whether it is large or small.

•	Engineering Design – Our control systems designers can take a project from a concept to a functioning control system.

•

Programming – We have the expertise to program any piece of automation from Programmable Logic Controllers (PLCs), Supervisory Control and Data Acquisition (SCADA) control systems, variable frequency drives and Maintenance Enforcement Survey (MES) level data.

•	Field Service – Our field service technicians can support any type of automation that is serviceable.

•

Control Panel Fabrication – We are a certified Underwriters Laboratories (UL) panel fabrication facility. This nationally recognized regulatory body provides us with significant marketplace credibility for custom control panel assembly and fabrication to our clients. Most of our locations support a UL508 listed panel shop.

•	AutoCAD and Promise – We are able to provide our customers with state of the art drawings using the latest technological drafting software.

Technology

          We implement and provide technology to our customers. We have to constantly stay abreast of the ever changing technological offerings. We aggressively look for the best talent available to deliver our products and services to customers. We provide an environment that enables our engineers and technicians to be the best service possible. It is our employees that implement and evoke technology whenever possible to create a more efficient workplace and customer solution.

Proprietary Rights

          We do not own or license any patents or trademarks, and we have no immediate plans to do so. We do, however, believe that we may have developed certain proprietary rights in the way we (i) construct our bids for automation control projects, (ii) use the relevant software to produce our designs and control panels, (iii) program the relevant software, (iv) assemble our control panels and hardware, and (v) achieve installation of our control panels and hardware. We have not filed any application with any government agency for protection or registration of intellectual property. We rely upon a combination of nondisclosure and other contractual arrangements to protect our proprietary rights. We may acquire additional intellectual property and proprietary rights through our future business acquisitions. While proprietary intellectual property is important to us, we believe the loss or expiration of any intellectual property right would not materially impact our business.

Competition

          The automation control industry is intensely competitive. Many of our competitors have longer operating histories, greater name recognition, larger user bases and significantly greater financial, technical and sales and marketing resources than we do. A handful of larger automation control companies, such as Emerson Electric Company, Rockwell Automation, Inc. and Honeywell International, Inc. dominate the market as they offer national as well as worldwide support for the corporate and government clients they serve. Depending on the particular customer or market involved, our business competes on a variety of factors, such as price, quality, reliability, delivery, customer service, performance, applied technology, product innovation and product recognition. Brand identity, service to customers and quality are generally important competitive factors for our products and services, and there is considerable price competition. While our competitive position varies, we believe we are a progressing to be significant competitor in the marketplace.

Employees

          As of December 8, 2008, our parent holding company has 5 full-time employees and 6 total employees, ISS has 9 full-time employees and 9 total employees, and Intecon has 13 full-time employees and 13 total employees. We have not experienced any work stoppages and we consider relations with our employees to be good.

PROPERTIES

          The Company leases office space on a month to month basis under operating lease agreements with original lease periods of up to 5 years. The lease term begins on the date of initial possession of the lease property for purposes of recognizing lease expense on a straight-line basis over the term of the lease. Lease renewal periods are considered on a lease-by-lease basis and are generally not included in the initial lease term.

          The Company’s lease obligation for its office in Henderson, Nevada is with a non-related third party for $2,800 per month, which is under a month to month rental agreement with no future annual minimum payments.

          On December 26, 2007, the Company acquired its wholly owned subsidiary Intecon, Inc. which has an operating lease for its office and manufactoring services located in Tempe, Arizona. This operating lease is with a non-related third party for $6,974 per month with an annual increase. See table below for future payments to office rent:

From	Through	Sq. footage	$ per sq. ft	Annual rent	Monthly rent

12/31/2007	4/30/2008	9,176	9.12	$83,685	$6,974
5/1/2008	4/30/2009	9,176	9.36	$85,887	$7,157
5/1/2009	4/30/2010	9,176	9.60	$88,090	$7,341
5/1/2010	4/30/2011	9,176	9.84	$90,292	$7,524

          We do not own any property.

LEGAL PROCEEDINGS

          We are not currently a party to any legal proceeding or governmental proceeding nor are we currently aware of any pending legal proceeding or governmental proceeding proposed to be initiated against us. There are no proceedings in which any of our current directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to us.

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MANAGEMENT

Our executive officers and directors and their respective ages and positions as of December 18, 2008 are as follows:

Name	Age	Position

Robert W. Chance	51	President, Chief Executive Officer, acting Chief Financial Officer and Director of National Automation Services, Inc.

Jody R. Hanley	47	Director of National Automation Services, Inc.; President of Intuitive System Solutions, Inc.

Manuel Ruiz	44	Secretary and Director of National Automation Services, Inc.; Secretary of Intuitive System Solutions, Inc.

Robert H. O’Connor	64	Independent Director of National Automation Services, Inc.

Brandon Spiker	39	Vice President of Operations of National Automation Services, Inc.; President of Intecon, Inc.

David Marlow	45	Vice President of Sales and Marketing of National Automation Services, Inc.; Vice President of Sales of Intecon, Inc.

          Robert W. Chance has served as President, Chief Executive Officer and a director of National Automation Services, Inc. since 2007 and acting Chief Financial Officer since September 2008. From July 2005 to June 2007, Mr. Chance was Chief Operations Officer of Nytrox Systems while currently serving as Vice President of our wholly-owned subsidiary Intuitive System Solutions, Inc. Prior to July 2005, Mr. Chance held management positions in four Fortune 100 companies including Siemens, Johnson Controls, Honeywell IAC and Fisher Controls International over the course of his 30 year career in the automation and controls industry.

          Jody R. Hanley has served as a director of National Automation Services, Inc. since 2007. He is the President and one of the original owners and founders of our wholly-owned subsidiary Intuitive System Solutions, Inc. Mr. Hanley has been involved in the day-to-day operations of Intuitive System Solutions, Inc. as an officer since April 2001. Mr. Hanley has over 21 years of supervisory and managerial experience including five years as a project manager and facility maintenance manager for Merck Medco, a Fortune 50 company.

          Manuel Ruiz has served as Secretary and a director of National Automation Services, Inc. since 2007. He is one of the original owners and founders of our wholly-owned subsidiary Intuitive System Solutions, Inc. Mr. Ruiz has been involved in the day-to-day operations of Intuitive System Solutions, Inc. as an officer since April 2001. Mr. Ruiz has over 21 years of experience and expertise in PLC system programming and design including process control and electrical engineering. Mr. Ruiz also worked for Honeywell, a Fortune 100 Company, for over 2 years designing building automation systems and industrial related control projects.

          Robert H. O’Connor has served as an independent director of National Automation Services, Inc. since 2007. Mr. O’Connor is currently the sole owner of O’Connor Mortgage and Investment Company (“OCMI”), which he established in 1981. Through OCMI, he has developed substantial business experience in the course of originating real estate and business loans through California with the Bay Area being the primary, but not exclusive venue for his activities. Mr. O’Connor has developed, built and acquired both commercial and residential properties. He is also an investor in early stage companies of varying kinds. Prior to founding OCMI, Mr. O’Connor was with Pacific Gas & Electric for 20 years.

          Brandon Spiker has served as Vice President of Operations of National Automation Services, Inc. since December 31, 2007. He is the President of our wholly-owned subsidiary Intecon, Inc. Mr. Spiker has been involved in Intecon’s day-to-day operations since its formation in March 1999.

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          David Marlow has served as Vice President of Sales and Marketing of National Automation Services, Inc. since December 31, 2007. He is the Vice President of Sales of our wholly-owned subsidiary Intecon, Inc. and has been involved in Intecon’s day-to-day operations since its formation in March 1999. Mr. Marlow’s background is in sales and marketing of industrial process equipment and controls.

Family Relationships

          There are no family relationships, or other arrangements or understandings between or among any of the directors, executive officers or other person pursuant to which such person was selected to serve as a director or officer.

Involvement in Certain Legal Proceedings

          Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board Committees and Director Independence

          Our board of directors has established an audit committee, a compensation committee, a nominating committee, an acquisition committee and a management advisory board.

          Audit Committee

          The audit committee provides assistance to our board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy it that the auditors are independent of management. The audit committee currently consists of Robert O’Connor, an independent director of management.

          Our board of directors has determined that it does not have a member of the board that qualifies as an “audit committee financial expert” as defined in the rules and regulations of the Securities and Exchange Commission, and is “independent” as the term is defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules. We believe that the members of our board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. However, we are considering appointing an independent qualified financial expert to our board of directors in order to strengthen and improve its internal disclosure controls and procedures.

          Compensation Committee

The compensation committee determines our compensation policies and forms of compensation provided to our directors and officers. The compensation committee also reviews and determines bonuses for our officers and other employees. In addition, the compensation committee reviews and determines stock-based compensation for our directors, officers, employees and consultants and administers our stock option plan. The current member of the compensation committee is Robert O’Connor, an independent director of management operations.

          Nominating Committee

          The nominating committee assists our board of directors in fulfilling its responsibilities relating to identification of individuals qualified to become board members and recommendation of director nominees to the board of directors prior to each annual meeting of stockholders and recommendation of nominees for any committee of the board. The nominating committee currently consists of Robert W. Chance and Robert H. O’Connor, one independent director and one member of management.

          Acquisition Committee

          The acquisition committee is responsible for reviewing our business acquisition strategy and activities and making recommendations to the board of directors with respect to those matters, as well as any other matters related to the general oversight and implementation of our business acquisition strategy. The acquisition committee currently consists of Robert W. Chance and Jody R. Hanley.

          Management Advisory Board

          The management advisory board provides our board of directors with information, advice, and recommendations concerning our business development, corporate strategy, financial management, and other general issues affecting our day-to-day operations. The management advisory board currently consists of Robert W. Chance, Jody R. Hanley and Brandon Spiker.

          Director Independence

          We believe that the following director is considered “independent” under Rule 4200(a) (15) of the National Association of Securities Dealers listing standards: Robert O’Connor.

EXECUTIVE COMPENSATION

Director Compensation

          Our directors do not currently receive any cash compensation for service on our board of directors or any committee, although we do reimburse directors for their reasonable out-of-pocket expenses associated with attending meetings. Our directors are eligible for option and restricted stock grants.

          No compensation was paid to our employee directors for services as a director during the year ended December 31, 2007. The following table sets forth information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2007. (See next page)

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Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

Robert O’Connor	0	60,000	0	0	0	0	0
William Strachan (1)	0	60,000	0	0	0	0	0

(1)	Mr. Strachan is no longer a director of our company and served as Chairman of our board of directors and an independent director from June 2007 to September 30, 2008.

Executive Compensation

          The following table sets forth all compensation paid to our Chief Executive Officer and the other executive officers who earned more than $100,000 per year during the last completed fiscal year for services provided to us during fiscal 2007 and 2006, and through the nine months of September 30, 2008. We refer to all of these officers collectively as our “named executive officers.”

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Robert W. Chance, Chief Executive Officer	2007 2006	78,923 4,492	10,000 0	0 0	0 0	0 0	0 0	88,923 4,492
Manuel Ruiz, Secretary	2007 2006	104,000 5,600	10,000 0	0 0	0 0	0 0	0 0	114,000 5,600
Jody R. Hanley, President of Intuitive Systems Solutions, Inc., a wholly-owned subsidiary	2007 2006	104,000 5,600	10,000 0	0 0	0 0	0 0	0 0	114,000 5,600

Employment Agreements with Named Executive Officers

          Robert Chance

          On February 14, 2007, we entered into an employment agreement with Robert Chance. Pursuant to the employment agreement, we agreed to pay Mr. Chance $104,000 per year at monthly or more frequent intervals and to provide him with such supplemental benefits as we may from time to time provide to our full-time employees in similar positions as Mr. Chance. Mr. Chance is subject to certain non-compete restrictions for so long as he is employed by us and for a one-year period after the end of his employment. He is also subject to certain non-disclosure restrictions at all times during and after his employment. The term of the agreement is for a two-year period and will continue for successive periods of one year each, unless either party terminates the employment at the end of the then-current period by giving written notice at least 30 days prior to the end of such employment period. Mr. Chance’s employment will terminate upon the first to occur of the expiration of the period as described in the preceding sentence, the death or total and permanent disability of Mr. Chance, our election to terminate Mr. Chance due to a material breach by Mr. Chance of any of his covenants under the employment agreement, or our election to terminate Mr. Chance for cause.

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          On October 12, 2007, we amended Mr. Chance’s employment agreement to change the beginning of the term of the agreement to October 12, 2007 and to start all time periods stated in the agreement from the new date.

         Jody Hanley

          On February 14, 2007, entered into an employment agreement with Jody Hanley's. All of the material terms of our employment agreement with Mr.Hanley are identical to those of our employment agreement with Mr. Chance as described above.

          On October 12, 2007, we amended Mr. Hanley’s employment agreement to change the begning of the term of the agreement to October 12, 2007 and to start all the time periods stated in the agreement from the new date.

         Manuel Ruiz

          On February 14, 2007, we entered into an employment agreement with Manuel Ruiz. All of the material terms of our employment agreement with Mr. Ruiz are identical to those of our employment agreement with Mr. Chance as described above.

          On October 12, 2007, we amended Mr. Ruiz’s employment agreement to change the beginning of the term of the agreement to October 12, 2007 and to start all time periods stated in the agreement from the new date.

Termination of Employment, Change in Control or Change in Responsibilities of Named Executive Officers

          Except as disclosed in this prospectus, there are no compensatory plans or arrangements with any named executive officer (including payments to be received from our parent company or any of our subsidiaries), which result or will result from the resignation, retirement or any other termination of employment of such named executive officer or from a change of control of our parent company or any of our subsidiaries or any change in such named executive officer’s responsibilities following a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Described below are certain transactions or series of transactions, since the beginning of our last fiscal year, between us and our executive officers, directors and the beneficial owners of 5% or more of our common stock, on an as converted basis, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of our total assets as of year-end for the last three completed fiscal years, other than compensation arrangements that are otherwise required to be described under “Executive Compensation.”

          In 2006, a director of the Company loaned $125,000 to the Company. In 2007, this loan was converted to 125,000 shares of preferred stock valued at $125,000. Per the terms of the agreement, the preferred shares were to be returned once the loan was paid in full. Pursuant to SFAS 150 Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, the Company classified the instrument as a liability because as it embodies an unconditional obligation requiring the Company to redeem it by transferring its assets at a determinable date. As of March 31, 2008, the preferred shares were returned to the Company and $125,000 repaid to the director.

          On October 2, 2007, pursuant to the terms of a share exchange transaction, National Automation Services, Inc. acquired control of its wholly-owned subsidiary, Intuitive System Solutions, Inc., a Nevada corporation (“ISS”), through exchange of all ISS common stock for of 39,999,999 shares of common stock to the stockholders of ISS. For accounting purposes the acquisition has been treated as a recapitalization of ISS with ISS as the acquirer in this reverse merger. The historical financial statements prior to October 2, 2007 are those of ISS.

          On December 26, 2007, the Company entered into an agreement to acquire Intecon as a wholly-owned operating subsidiary pursuant to a share exchange agreement by and among Intecon, the Intecon stockholders and the Company. The Company acquired 100% of the outstanding stock and voting rights of Intecon. The purchase of Intecon was conducted in order for National Automation Services, Inc. to grow as a part of its business objective. The consolidated income statement comprises the last 5 days of operating activities for the Intecon subsidiary. In exchange for the issuance of 300,000 shares of the Company’s common stock valued at $42,000, $300,000 in cash consideration to the Intecon stockholders, and $250,000 to payoff outstanding debt and credit lines on behalf of Intecon.

          On February 12, 2008, a director of the Board entered into a loan agreement with the Company in the amount of $35,000. Per the terms of the verbal agreement no interest was to be accumulated. As of the date of these financial statements the debt still remains outstanding.

          On February 12, 2008, we entered into a loan agreement with one of our directors in the amount of $45,000. Under the terms of the verbal agreement, $10,000 of interest accrued on the loan, and the director received no stock or other consideration for his loan to us other than our promise to repay the loan. We repaid the loan on March 28, 2008.

          On June 30, 2008, we borrowed $130,000 from an independent director of our board. On July 23, 2008, we paid $30,000 cash to the independent director on July 23, 2008 as partial payment of the loan. On September 22, 2008, we issued 357,153 shares of restricted common stock in order to satisfy the outstanding interest of the loan at August 31, 2008. As of the date of this prospectus, we still owe an outstanding balance on this loan in the amount of $50,000.

          In December 2008, our president Mr. Chance transferred 112,500 shares of common stock beneficially owned by him to an affiliate of Trafalgar as security for the March 26, 2008 and June 21, 2008 financing transactions with Trafalgar.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information, as of December 18, 2008, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Title of Class	Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage Ownership(2)

Common Stock	Robert W. Chance +	7,189,133	10.50%

Common Stock	Jody R. Hanley +	9,483,333	13.85%

Common Stock	Manuel Ruiz +	9,483,333	13.85%

Common Stock	Robert H. O’Connor +	3,425,000	5.00%

Common Stock	Brandon Spiker +	1,650,000	2.41%

Common Stock	David Marlow +	1,650,000	2.41%

Common Stock	All Executive Officers and Directors as a Group (6 persons)	32,880,799	48.01%

TOTAL		32,880,799	48.01%

+ Indicates an executive officer or director

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o National Automation Services, Inc., 2053 Pabco Road, Henderson, Nevada 89011.

(2)

Applicable percentage ownership is based on 68,490,268 shares of common stock outstanding as of December 18, 2008. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

          We are authorized to issue 200,000,000 shares of common stock, par value $0.001 per share. As of December 19, 2008 we had 68,490,268 shares of common stock issued and outstanding and approximately 350 stockholders of record of our common stock. This prospectus relates to the sale of 8,875,948 shares of our common stock.

          The holders of the shares of our common stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon the liquidation, dissolution or winding up of the affairs of our company. Holders of shares of common stock do not have preemptive, subscription or conversion rights.

          Holders of shares of common stock are entitled to one vote per share on all matters which stockholders are entitled to vote upon at all meetings of stockholders. The holders of shares of common stock do not have cumulative voting rights, which mean that the holders of more than 50% of our outstanding voting securities can elect all of the directors of our company.

          The payment by us of dividends, if any, in the future rests within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, debt covenants and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business. There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend, we would not be able to pay our debts as they become due in the usual course of business, or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

SELLING STOCKHOLDERS

          The table below lists the selling stockholders and other information regarding the beneficial ownership of the common shares by the selling stockholders. The second column lists the number of common shares beneficially owned by the selling stockholders as of December 18, 2008. The third column lists the number of common shares that may be resold under this prospectus. The fourth and fifth columns list the number of common shares owned and the percentage of common shares owned after the resale of the common shares registered under this prospectus. Except as noted in the table below, the selling stockholders has not had any material relationship with us within the past three years. None of the selling stockholders is a registered broker-dealer or an affiliate of a broker-dealer. The total number of common shares outstanding as of December 18, 2008 was 68,490,268.

          Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to our common shares. Common shares subject to convertible debentures, warrants or options that are currently convertible or exercisable or convertible or exercisable within 60 days after December 18, 2008 are deemed to be beneficially owned by the person holding those securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder (see next page for table).

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Name of Selling Shareholder	Common Shares Beneficially Owned Prior to Offering	Common Shares Offered by this Prospectus	Common Shares Beneficially Owned After Offering
			Number	Percentage

Adrian Crisan	185,185	185,185	—	*
Al Mirza	200,000	200,000	—	*
Angelo Viard	100,000	100,000	—	*
Barry Woods	100,000	100,000	—	*
Belden C Hedgpeth	37,037	37,037	—	*
Bennett Bright and Jill Bright	30,000	30,000	—	*
Brandon Manumaleuna	185,185	185,185	—	*
Bret Williams	40,650	40,650	—	*
Clyde A Stevick	37,037	37,037	—	*
Draco Financial LLC (1)	430,000	430,000	—	*
Dwayne Evenson	20,000	20,000	—	*
Edward Van Reuth	37,037	37,037	—	*
Equity Trend	250,000	250,000	—	*
Fred Vannata	20,000	20,000	—	*
George Wright	100,000	100,000	—	*
Gianpiero Balestrieri	2,500,000	2,500,000	—	*
Grant Bettingen	13,550	13,550	—	*
James Stumpe	75,000	75,000	—	*
Jeffrey Paltrow	170,000	170,000	—	*
John Chastain	100,000	100,000	—	*
John Einerson	100,000	100,000	—	*
John Fairey	100,000	100,000	—	*
Katluska Mandragon	18,518	18,518	—	*
Kenneth Suskin SEP IRA (2)	25,000	25,000	—	*
Knightsbridge Capital Group (3)	112,500	112,500	—	*
Lance Lindsey	20,000	20,000	—	*
Marc Haine	200,000	200,000	—	*
Mary Ann Hammerbeck	37,037	37,037	—	*
Michael Giordano	185,185	185,185	—	*
Michael Prigle	20,000	20,000	—	*
Orion Corcilius	40,000	40,000	—	*
Pamela Gayle St. Germaine	100,000	100,000	—	*
Randall Brodsky	100,000	100,000	—	*
Richard Bergstrom	100,000	100,000	—	*
Richard P Lesnick	20,000	20,000	—	*
Rodolfo & Evelyn Herbello	2,000	2,000	—	*
Ronald & Elizabeth Krochak	250,000	250,000	—	*
Scott Daigleish	89,286	89,286	—	*
Terry Winn	30,000	30,000	—	*
The CR Evans Trust (4)	37,037	37,037	—	*
Thomas P Towsley	15,000	15,000	—	*
Timothy Arnswald	203,704	203,704	—	*
Trafalgar Capital Specialized Investment Fund, Luxembourg (5)	2,150,000	2,150,000	5,215,000	9.99%
Timothy Gallagher Rev Trust (6)	147,500	147,500	—	*
Villa Vincent Inc. (7)	20,000	20,000	—	*
Winn Family Revocable Trust (8)	60,000	60,000	—	*
Wyatt K. Mitcham	62,500	62,500	—	*
Total	8,875,948	8,875,948	—	*

* Indicates less than one percent (1%).

(1)	The natural persons with voting power and investment power on behalf of Draco Financial LLC are Rick Esquival and Jeff Paltrow.

(2)	The natural person with voting power and investment power on behalf of Kenneth Suskin SEP IRA is Kenneth Suskin.

(3)	The natural person with voting power and investment power on behalf of Knightsbridge Capital Group is Alyce Schriver.

(4)	The natural person with voting power and investment power on behalf of the CR Evans Trust is Charles R. Evans.

(5)

The natural person with voting power and investment power on behalf of Trafalgar Capital Specialized Investment Fund, Luxembourg is Mr. Andrew Garai. During fiscal 2008, we entered into several financing transactions with Trafalgar. The material terms of our financing transactions with Trafalgar are described in the section entitled “The Offering – Recent Financing Activity” elsewhere in this prospectus.

(6)	The natural person with voting power and investment power on behalf of the Timothy Gallagher Revocable Trust is Tim Gallagher.

(7)	The natural person with voting power and investment power on behalf of Villa Vincent Inc. is Villa Vincent.

(8)	The natural person with voting power and investment power on behalf of the Winn Family Revocable Trust is Roger Winn.

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PLAN OF DISTRIBUTION

Resales by Selling Stockholders

          We are registering the resale of the shares on behalf of the selling stockholders. The selling stockholders may offer and resell the shares from time to time, either in increments or in a single transaction. They may also decide not to sell all the shares they are allowed to resell under this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale.

Donees and Pledge’s

          The term “selling stockholder” includes donees, i.e., persons who receive shares from the selling stockholders after the date of this prospectus by gift. The term also includes pledgee, i.e., persons who, upon contractual default by the selling stockholders, may seize shares which the selling stockholders pledged to such person. If a selling stockholder notifies us that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

Costs and commissions

          We will pay all costs, expenses, and fees in connection with the registration of the shares. The selling stockholders will pay all brokerage commissions and similar selling expenses, if any, attributable to the sale of shares.

Types of sale transactions

          The selling stockholders may sell the shares in one or more types of transactions (which may include block transactions):

•	in the Over-The-Counter market, when our common shares are quoted on the Over-The-Counter Bulletin Board;

•	in negotiated transactions;

•	through put or call option transactions;

•	through short sales; or

•	any combination of such methods of sale.

          The selling stockholders may sell shares under this prospectus at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling stockholders have informed us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding sale of the shares. The selling stockholders has also informed us that no one is acting as underwriter or coordinating broker in connection with the proposed sale of shares.

Sales to or through broker-dealers

          The selling stockholders may conduct such transactions either by selling shares directly to purchasers, or by selling shares to, or through, broker-dealers. Such broker-dealers may act either as an agent of the selling stockholders, or as a principal for the broker-dealers own account. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares. This compensation may be received both if the broker-dealer acts as an agent or as a principal. This compensation might also exceed customary commissions.

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Deemed underwriting compensation

          The selling stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(a) (11) of the Securities Act. Any commissions received by such broker-dealers, and any profit on the resale of shares sold by them while acting as principals, could be deemed to be underwriting discounts or commissions under the Securities Act.

Indemnification

          The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares against certain liabilities, including liabilities arising under the Securities Act.

Prospectus delivery requirements

          Because it may be deemed an underwriter, any selling stockholder must deliver this prospectus and any supplements to this prospectus in the manner required by the Securities Act.

State requirements

          Some states require that any shares sold in that state only is sold through registered or licensed brokers or dealers. In addition, some states require that the shares have been registered or qualified for sale in that state, or that there exist an exemption from the registration or qualification requirement and that the exemption has been complied with.

Sales under Rule 144

          The selling stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 promulgated under the Securities Act. To do so, the selling stockholders must meet the criteria and conform to the requirements of Rule 144 currently in effect.

Distribution arrangements with broker-dealers

          If a selling stockholder notifies us that any material arrangement has been entered into with a broker-dealer for the sale of shares through:

•	a block trade;

•	special offering;

•	exchange distribution or secondary distribution; or

•	a purchase by a broker or dealer,

We will then file, if required, a post-effective amendment to this prospectus.

The post-effective amendment will disclose:

•	the name of the selling stockholder and of the participating broker-dealer(s);

•	the number of shares involved;

•	the price at which such shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information in this prospectus

•	any other facts material to the transaction.

          The Securities and Exchange Commission may deem the selling stockholders and any underwriters, broker-dealers or agents that participate in the distribution of the common shares to be “underwriters” within the meaning of the Securities Act. The Securities and Exchange Commission may deem any profits on the resale of our common shares and any compensation received by any underwriter, broker-dealer or agent to be underwriting discounts and commissions under the Securities Act. The selling stockholders have purchased the common shares in the ordinary course of its business, and at the time the selling stockholders purchased the common shares, they were not a party to any agreement or other understanding to distribute the securities, directly or indirectly.

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          Under the Exchange Act, any person engaged in the distribution of the common shares may not simultaneously engage in market-making activities with respect to the common shares for five business days prior to the start of the distribution. In addition, the selling stockholders and any other person participating in a distribution will be subject to the Exchange Act, which may limit the timing of purchases and sales of common shares by the selling stockholders or any such other person.

LEGAL MATTERS

          The validity of the shares of common stock to be sold by the selling stockholders under this prospectus was passed upon for our company by Richardson & Patel LLP, 10900 Wilshire Boulevard, Suite 500, Los Angeles, California 90024.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

          There have been no changes in or disagreements with our independent auditors during our two most recent fiscal years or any subsequent interim period. Our independent auditing firm is Lynda R. Keeton CPA, LLC, Certified Public Accountants, of Henderson, Nevada.

EXPERTS

          Lynda R. Keeton CPA, LLC, Certified Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, our audited financial statements at December 31, 2007 and December 31, 2006. Additionally, our audit firm has reviewed the quarterly review financials as of September 30, 2008 which appears in this prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors’ opinion based on their expertise in accounting and auditing.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          The Nevada Revised Statutes and our bylaws provide for the indemnification of our directors, officers, employees and agents against all claims and liability by reason of serving as a director, officer, employee or agent. Pursuant to Article IX of our bylaws, we shall indemnify to the full extent authorized or permitted by the general corporation law of the State of Nevada any person made, or threatened to be made, a party to any threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative, including an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or serves or served any other enterprise as such at the request of the corporation. This right of indemnification shall not be deemed exclusive of any other rights to which such persons may be entitled apart from this Article. This right of indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, representatives, and administrators.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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WHERE TO FIND ADDITIONAL INFORMATION

          We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the Securities and Exchange Commission a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

          In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the Securities and Exchange Commission as provided by the Exchange Act. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission’s public reference facility maintained at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our Securities and Exchange Commission filings are also available to the public through the Securities and Exchange Commission Internet site at http\\www.sec.gov.

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Consolidated Financial Statements of

NATIONAL AUTOMATION SERVICES, INC.

NATIONAL AUTOMATION SERVICES, INC.
Index to Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
National Automation Services, Inc.:

We have audited the accompanying consolidated balance sheets of National Automation Services, Inc as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each year ended December 31, 2007 and 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of National Automation Services, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each year ended December 31, 2007 and 2006, in conformity with generally accepted accounting principles in the United States.

/s/ Lynda R. Keeton CPA, LLC

Lynda R. Keeton CPA, LLC
Henderson, NV

December 17, 2008

NATIONAL AUTOMATION SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

	Year Ended December 31,
	2007	2006

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$48,215	$36,526
Accounts receivable, net of allowance of doubtful accounts of $28,378 at December 31, 2007and $4,251 at December 31, 2006	302,712	123,197
Inventory	354,308	25,101
Prepaid expenses	6,223	—

TOTAL CURRENT ASSETS	711,458	184,824

PROPERTY & EQUIPMENT, net of accumulated depreciation of $24,738 at December 31, 2007 and $17,470 at December 31, 2006	139,075	57,192
OTHER ASSETS	437	—
Goodwill	415,240	—

TOTAL ASSETS	$1,266,210	$242,016

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payables	$72,368	$4,693
Accrued liabilities	267,502	117,915
Acquisition liability – Intecon, Inc.	550,000	—
Current portion of long term loans	14,910	14,142
Lines of credit	287,572	92,438
Related party payable	44,239	189,704

TOTAL CURRENT LIABILITIES	1,236,591	418,892
LONG-TERM LIABILITIES
Loans	16,647	31,556

TOTAL LIABILITIES	1,253,238	450,448

Preferred shares mandatorily redeemable, $1.00 par value, 125,000 authorized; 125,000 issued and outstanding at December 31, 2007 and 0 issued and outstanding at December 31, 2006	125,000	—
STOCKHOLDERS’ DEFICIT

Common stock $.001 par value, 200,000,000 authorized, 41,050,081 shares issued outstanding at December 31, 2007 and 1,125,082 issued and outstanding at December 31, 2006	41,050	1,125
Additional paid in capital	768,746	125
Stock payable	42,000	—
Stock issued for prepaid services, net of amortized amount of $315,000 at December 31, 2007	(441,000)	—
Accumulated deficit	(522,824)	(209,682)

TOTAL STOCKHOLDERS’ DEFICIT	(112,028)	(208,432)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,266,210	$242,016

The accompanying notes are an integral part of these consolidated financial statements.

NATIONAL AUTOMATION SERVICES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 31,
	2007	2006

REVENUE	$443,634	$759,598
COST OF REVENUE	559,677	520,733

GROSS PROFIT (LOSS)	(116,043)	238,865

OPERATING EXPENSES
Selling, general and administrative expenses	132,076	70,944
Payroll and related expenses	103,493	74,970
Professional fees and related expenses	411,092	58,300

TOTAL OPERATING EXPENSES	646,661	204,214

OPERATING INCOME (LOSS)	(762,704)	34,651

OTHER EXPENSE
Interest expense, net	15,290	9,760
Finance charges	3,742	12,009
Loss on extinguishment of debt	6,135	—

TOTAL OTHER EXPENSE	25,167	21,769

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(787,871)	12,882
PROVISION FOR INCOME TAXES	—	—

NET INCOME (LOSS)	$(787,871)	$12,882

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE:	$(0.10)	$0.02

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC AND DILUTED	8,243,027	565,676

The accompanying notes are an integral part of these consolidated financial statements.

NATIONAL AUTOMATION SERVICES, INC.
STATEMENT OF STOCKHOLDERS’ DEFICIT

			Additional
	Common Stock		Paid-in	Prepaid	Stock	Accumulated
	Shares	Amount	Capital	Stock	Payable	Deficit	Total

		.001 par value

Balance at December 31, 2005	123,515	$124	$—	$—	$—	$(222,564)	$(222,440)

Stock issued 8/4/2006	1,000,000	1,000	125	—	—	—	1,125
Stock issued 9/30/2006	1,567	1	—	—	—	—	1
Net income	—	—	—	—	—	12,882	12,882

Balance at December 31, 2006	1,125,082	$1,125	$125	$—	$—	$(209,682)	$(208,432)

Cancelled shares 10/1/2007	(1,000,000)	(1,000)	—	—	—	—	(1,000)
Stock issued pursuant to reverse merger (TBeck) 10/26/2007	18,000,000	18,000	—	—	—	—	18,000
Stock issued pursuant to reverse merger 10/26/2007	21,999,999	22,000	(7,479)	—	—	—	14,519
Effect of recapitalization due to reverse merger	—	—	—	—	—	474,729	474,729
Stock issued for services 12/5/2007	925,000	925	776,100	(441,000)	—	—	336,025
Stock payable in Intecon acquisition 12/26/2007	—	—	—	—	42,000	—	42,000
Net loss	—	—	—	—	—	(787,871)	(787,871)

Balance at December 31, 2007	41,050,081	$41,050	$768,746	$(441,000)	$42,000	$(522,824)	$(112,028)

The accompanying notes are an integral part of these consolidated financial statements.

NATIONAL AUTOMATION SERVICES, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2007	2006

Operating Activities:
Net loss (income)	$(787,871)	$12,882

Cash (used) provided by operating activities:
Allowance for doubtful accounts	24,126	4,251
Depreciation	7,269	8,779
Loss on abandonment of fixed assets	—	3,879
Stock for services	336,000	—
Effect of recapitalization due to reverse merger	506,275	—
Changes in assets and liabilities
Receivables	(24,855)	(45,643)
Inventories	20,577	(25,101)
Prepaid	(6,223)	—
Accounts payable and accrued liabilities	(78,276)	51,229
Other assets	(437)	—

Cash (used) provided by operating activities	(3,415)	10,276

Investing Activities:
Cash received in business combination	60,704	—
Purchase of property and equipment	(9,270)	(3,258)

Cash provided (used) by investing activities	51,434	(3,258)

Financing activities:
Payments on long term debt - auto loans	(14,141)	(9,633)
Proceeds from debt	—	99,500
Payments for debt	(1,724)	(85,312)
Related party payable, net	(20,465)	18,227

Cash (used) provided by financing activities	(36,330)	22,782

Increase in cash	11,689	29,800
Cash and cash equivalents at beginning of year	36,526	6,726

Cash and cash equivalents at end of year	$48,215	$36,526

Cash paid for interest	$9,323	$—
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

NATIONAL AUTOMATION SERVICES, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS (continued)

SUPPLEMENTAL NON CASH INVESTING & FINANCING TRANSACTIONS

	Year Ended December 31,
	2007	2006

Related party payable converted to preferred shares	$125,000	$—
Stock issued	$—	$1,125
Stock issued for prepaid services	$756,000	$—
Promissory note – auto loan	$—	$18,407
Business combination: Intecon
Receivables	$178,787	$—
Inventory	$349,784	$—
Property & equipment	$79,882	$—
Goodwill	$415,240	$—
Accrued liability	$295,537	$—
Acquisition liability	$550,000	$—
Current maturities of long term debt	$196,858	$—
Stock payable	$42,000	$—

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The accompanying notes are an integral part of these consolidated financial statements.

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: Organization and basis of presentation

          Organizational History

          National Automation Services, Inc. (the “Company”) was originally incorporated in Nevada on January 27, 1997 under the name e-Biz Solutions, Inc. and subsequently changed its name and state of incorporation several times over several years, operating primarily as a Delaware public reporting company under the names JAWS Technologies, Inc. and JAWZ, Inc. between 1998 and 2001. On June 19, 2006, JAWZ, Inc. changed its name to Ponderosa Lumber, Inc. Ponderosa Lumber, Inc. was a Delaware non-reporting public “shell” company with nominal assets whose sole business was to identify, evaluate and acquire through a reverse merger a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity. On June 25, 2007, Ponderosa Lumber, Inc. converted from a Delaware corporation into a Colorado corporation. On October 2, 2007, Ponderosa Lumber, Inc. changed its name to National Automation Services, Inc, a Colorado corporation.

          On October 2, 2007, pursuant to the terms of a share exchange transaction, National Automation Services, Inc. acquired control of its wholly-owned subsidiary, Intuitive System Solutions, Inc., a Nevada corporation (“ISS”), through exchange of all ISS common stock for of 39,999,999 shares of common stock to the stockholders of ISS. For accounting purposes the acquisition has been treated as a recapitalization of ISS with ISS as the acquirer in this reverse merger. The historical financial statements prior to October 2, 2007 are those of ISS.

          On December 28, 2007, National Automation Services, Inc. changed its state of incorporation from Colorado to Nevada by merging with and into National Automation Services, Inc., a new Nevada corporation, formed as a wholly-owned subsidiary of the Company. Upon consummation of the merger and reincorporation in the State of Nevada, the Colorado Corporation ceased to exist. National Automation Services, Inc., a Nevada corporation, was the surviving entity and continues to act as the holding company for its two wholly-owned operating subsidiaries, ISS and Intecon, Inc.

          Business Overview

          National Automation Services, Inc. is a holding company formed to acquire and operate specialized automation control companies located in the Southwestern United States. Currently, the Company owns 100% of the capital stock of two operating subsidiaries: (1) ISS, a Nevada corporation, based in Henderson, Nevada and (2) Intecon, an Arizona corporation, based in Tempe, Arizona. We conduct our business and operations through these two wholly-owned subsidiaries. Overall, the Company serves a diverse set of industries which utilize automation systems and controls, including water valley waste and treatment facilities, entertainment, hospitality, mining, medical, and manufacturing.

          Since the acquisition of its current operating subsidiaries, the Company has strived to position itself as a leading system integrator and certified Underwriters Laboratories panel fabrication facility. The Company currently focuses on two distinct lines of business: (1) industrial automation and control and (2) automation manufacturing, which comprises the bulk of contracts that the Company currently maintains under its building contracts. The Company’s management runs the company as one unit and does not have two distinct business segments.

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2: Summary of significant accounting policies

Principles of Consolidation

          The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and include the accounts of National Automation Services, Inc. and its wholly owned operating subsidiaries, Intuitive System Solutions, Inc, and Intecon, Inc. All intercompany accounts and transactions between and among the consolidated entities have been eliminated in consolidation.

Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Due to the prospective nature of these estimates, actual results could differ from those estimates.

Earnings (loss) per share basic and diluted

          Earnings per share is calculated in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, Earnings per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings (loss) per share. Diluted earnings per share is computed using the weighted average number of shares plus dilutive potential common shares outstanding. Potentially dilutive common shares consist of employee stock options, warrants, and other convertible securities, and are excluded from the diluted earnings per share computation in periods where the Company has incurred net loss. During the year ended December 31, 2006, the Company had no common stock equivalents (warrants, options, convertible securities) to affect the diluted earnings per share calculation resulting in diluted earnings per share equaling basic earnings per share. During the year ended December 31, 2007, the Company incurred net loss resulting in no potentially dilutive common shares.

Reclassifications

          Certain prior year period amounts have been reclassified to conform to current year period presentation. These changes had no impact on previously reported results of operations or stockholders’ deficit.

Cash and Cash Equivalents

          The Company considers cash equivalents to be only those investments which are highly liquid, readily convertible to cash and which have a maturity date within ninety days from the date of purchase. We had no cash equivalents at December 31, 2007 and December 31, 2006, respectively.

Fair Value of Financial Instruments

          The carrying amounts for the Company’s accounts payable accrued liabilities and current portion of long term debt approximate fair value due to the short-term maturity of these instruments.

Concentrations

          We maintain cash balances at highly-rated financial institutions in various states. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 (a temporary increase which expires December 31, 2009). At December 31, 2007 and 2006 respectively, we had no account balances over federally insured limits.

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          Concentration of Supplier Risk

          On December 31, 2007, the Company noted a high concentration of vendor supply from a single supplier in the automation industry. The Company determined that even if the specified supplier were to go out of business the Company would be able to receive supplies and materials from its other vendors.

Inventories

          Inventories are stated at the lower of cost (on a first-in, first-out basis) or market and consist primarily of materials for contracted jobs, manufacturing supplies and equipment (small tools which are purchased for specific contracts and the related costs are associated with the contract).

Concentrations of Credit and Business Risk

          Financial instruments that are potentially subject to a concentration of business risk consist of accounts receivable. The majority of accounts receivable and all contract work in progress are from clients in various industries and locations. Most contracts require payments as the projects progress. The Company generally does not require collateral, but in most cases can place liens against the property, plant or equipment constructed or terminate the contract if a material default occurs.

Allowance for Doubtful Accounts

          We estimate our accounts receivable risks to provide allowances for doubtful accounts accordingly. We believe that our credit risk for accounts receivable is limited because of the way in which the Company conducts business largely in the areas of contracts. Accounts receivable includes the accrual of work in process and field service revenue. The Company recognizes that there is a potential of not being paid in a relatively short period of time. In our line of construction there is a two to three month lag in receiving payment from our customers. Our evaluation includes the length of time receivables are past due, adverse situations that may affect a contract’s scope to be paid, and prevailing economic conditions. Due to the nature of our business, management performs an assessment of receivables and their collectability on a contract per contract basis. The evaluation is inherently subjective and estimates may be revised as more information becomes available.

Goodwill

          Goodwill represents the excess of purchase price over tangible and other intangible assets acquired less liabilities assumed arising from business acquisitions. On December 26, 2007, the Company recognized goodwill in the amount of $415,240, due to the acquisition of Intecon, Inc.

          The provisions of SFAS No. 142, Goodwill and other Intangible Assets, require the completion of an annual impairment test with any impairment recognized in current earnings. No triggering events have occurred which impair goodwill as of the date of these financial statements.

Revenue Recognition

          Project Contracts The Company recognizes contract revenue using the percentage-of-completion method, based primarily on contract cost incurred to date compared with total estimated contract. Contracts are segmented between types of services, such as Industrial Automation and Control and Automation Manufacturing, and accordingly, gross margin related to each activity is recognized as those services are rendered.

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          Service Contracts The Company has the potential to enter into a service related contract, after the completion of the project contract and placement of product. The Company also performs service related work for customers which need the Company’s expertise in areas of automation controls. The Company recognizes service revenue as service is performed.

          The following table indicates the project contract revenue in comparison with the service related revenue that the Company receives:

	Year Ended December 31,
	2007		2006

Project Revenue	$383,083	86%	$542,468	71%
Service Revenue	60,551	14%	217,130	29%

Total revenue	$443,634		$759,598

Impairment of Long-Lived Assets

          The Company accounts for long-lived assets in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting and reporting for the impairment and disposition of long-lived assets. The Company evaluates the recoverability of long-lived assets, other than indefinite life intangible assets, for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events and circumstances that may indicate that an asset is impaired include significant decreases in the market value of an asset, significant underperformance relative to expected historical or projected future results of operations, a change in the extent or manner in which an asset is used, significant declines in the Company’s stock price for a sustained period, shifts in technology, loss of key management or personnel, changes in the Company’s operating model or strategy and competitive forces. No such triggering events have occurred.

Property & Equipment

          Property and equipment are stated at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which is generally five years for vehicles, two to three years for computer software/hardware and office equipment and three to seven years for furniture, fixtures and office equipment. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives. Upon the sale or retirement of property or equipment, the cost and related accumulated depreciation or amortization is removed from the Company’s financial statements with the resulting gain or loss reflected in the Company’s results of operations. Repairs and maintenance costs are expensed as incurred.

Stock-Based Compensation

          Stock based compensation is accounted for using SFAS No. 123R, Accounting for Stock Based Compensation. Under SFAS 123R, establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

          If the Company issues stock for services which are performed over a period of time, the Company capitalizes the value paid in the equity section of the Company’s financial statements as it’s a non-cash equity transaction. The Company accretes the expense to stock based compensation expense on a monthly basis for services rendered within the period.

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

          Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 Accounting for Income Taxes, and clarified by FIN 48, Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

          The computation of limitations relating to the amount of such tax assets, and the determination of appropriate valuation allowances relating to the realizing of such assets, are inherently complex and require the exercise of judgment. As additional information becomes available, we continually assess the carrying value of our net deferred tax assets.

NOTE 3: Recent accounting pronouncements

          In December 2007, the FASB issued SFAS No. 141 (R), Business Combinations (revised 2007) (“SFAS 141 (R)”). SFAS 141 (R) applies the acquisition method of accounting for business combinations established in SFAS 141 to all acquisitions where the acquirer gains a controlling interest, regardless of whether consideration was exchanged. Consistent with SFAS 141, SFAS 141 (R) requires the acquirer to fair value the assets and liabilities of the acquired company and record goodwill on bargain purchases, with main difference the application to all acquisitions where control is achieved. SFAS 141 (R) is effective for financial statements issued for fiscal years beginning after December 15, 2008. Management believes that SFAS 141 (R) will not affect the fiscal year end financials of December 31, 2007 and 2006 respectively.

          In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which companies’ measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2008.

          In September 2006, the FASB issued SFAS No. 158, Statement of Financial Accounting Standards which amends SFAS No. 87, 88, 106, and 132(R). Post application of SFAS 158, an employer should continue to apply the provisions in Statements 87, 88, and 106 in measuring plan assets and benefit obligations as of the date of its statement of financial position and in determining the amount of net periodic benefit cost. SFAS 158 requires amounts to be recognized as the funded status of a benefit plan, that is, the difference between plan assets at fair value and the benefit obligation. SFAS 158 further requires recognition of gains/losses and prior service costs or credits not recognized pursuant to SFAS No. 87 or SFAS No. 106. Additionally, the measurement date is to be the date of the employer’s fiscal year-end. Lastly, SFAS 158 requires disclosure in the financial statements effects from delayed recognition of gains/losses, prior service costs or credits, and transition assets or obligations. SFAS No. 158 is effective for years ending after December 15, 2006 for employers with publicly traded equity securities and as of the end of the fiscal year ended after June 15, 2007 for employers without publicly traded equity securities. Management is currently evaluating the potential impact this standard may have on its consolidated financial position, cash flows and results of operations, but does not believe the impact of the adoption will be material.

          In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115.

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SFAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and management is currently evaluating the potential impact this standard may have on its consolidated financial position, cash flows and results of operations, but does not believe the impact of the adoption will be material.

          In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements--an amendment of ARB No. 51. SFAS 160 requires companies with non-controlling interests to disclose such interests clearly as a portion of equity but separate from the parent’s equity. The non-controlling interest’s portion of net income must also be clearly presented on the Income Statement. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Management is currently evaluating the potential impact this standard may have on its consolidated financial position, cash flows and results of operations, but does not believe the impact of the adoption will be material.

          In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133. SFAS 161 applies to all derivative instruments and non-derivative instruments that are designated and qualify as hedging instruments pursuant to paragraphs 37 and 42 of SFAS 133 and related hedged items accounted for under SFAS 133. SFAS 161 requires entities to provide greater transparency through additional disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity’s financial position, results of operations, and cash flows. SFAS 161 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2008. Management is currently evaluating the potential impact this standard may have on its consolidated financial position, cash flows and results of operations, but does not believe the impact of the adoption will be material.

          In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy). SFAS 162 will become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” We do not expect the adoption of SFAS 162 to have a material effect on our consolidated financial position, cash flows and results of operations.

          In May 2008, the FASB issued SFAS No. 163, Accounting for Financial Guarantee Insurance Contracts – an interpretation of FASB Statement No. 60. SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. SFAS 163 will be effective for financial statements issued for fiscal years beginning after December 15, 2008. Management is currently evaluating the potential impact this standard may have on its consolidated financial position, cash flows and results of operations, but does not believe the impact of the adoption will be material.

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4: Accounts receivable

          Included in our accounts receivable account balance is our customer retention account which accounts for the remaining 10% of revenue on all building contracts that the Company enters into. For each invoice sent to the customer, 10% of the invoice total is held in retention until the job is completed. Once completed the customer is to pays the retention. The components of our accounts receivable balance are:

	Year Ended December 31,
	2007	2006

Accounts Receivable	$306,737	$116,798
Customer Retentions Receivables	24,353	10,650
Less: Allowance for doubtful accounts	(28,378)	(4,251)

Total accounts receivable	$302,712	$123,197

NOTE 5: Fixed assets, net

          Our fixed assets and accumulated depreciation consist of the following (in hundreds):

	December 31,

	2007	2006

Vehicles	$106,825	$59,156
Computer & Office Equipment	26,086	3,013
Furniture & Fixtures	8,614	8,614
UL Machinery & Equipment	22,288	3,879

Total property and equipment	163,813	74,662
Less accumulated depreciation	(24,738)	(17,470)

Property and equipment, net	$139,075	$57,192

Estimated service lives of the fixed assets are as follows:

•	Vechicles - 5 years

•	Computer and office equipment - 3 years

•	Furniture and fixtures - 5 years

•	Ul machinery and equipment - 10 years

          Depreciation expense for the years ended December 31, 2007 and 2006 was $7,269 and $8,779, respectively.

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NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6: Loans

          The following table represents the outstanding balance of auto loans for the Company as of December 31, 2007 and December 31, 2006, respectively.

	December 31,

	2007	2006

Promissory note payable in monthly installments of $511, Non-interest bearing, collateralized by a vehicle due August 2009.	$10,226	$15,851
Promissory note payable in monthly installments of $364 at an interest rate of 2.9%, collateralized by a vehicle due June 2010.	10,429	14,846
Promissory note payable in monthly installments of $367 at an interest rate of 2.9%, collateralized by a vehicle due August 2010.	10,902	15,002

Auto loans sub total	31,557	45,699
Less—current portion	(14,910)	(14,142)

Total	$16,647	$31,557

NOTE 7: Lines of credit

          The Company maintains revolving bank lines of credit which help the Company maintain a positive cash flow due to the time duration of receivables. The lines of credit were guaranteed and secured by two directors of the Company. The amount outstanding on the bank lines of credit totaled $287,572 and $92,438 as of December 31, 2007 and 2006, respectively. As of March 31, 2008, the Company paid all of its outstanding debt of $287,572.

NOTE 8: Related party transactions

          On November 29, 2006, the Company’s ISS subsidiary entered into an agreement with Yellowstone Management Group which is owned by one of our board or directors. Under the terms of the agreement, Yellowstone agreed to assist ISS with consummating an infusion of cash for equity in ISS and the funding of an initial purchase offering and the purchase of companies identified as a good fit for ISS. The term was for one (1) year. ISS agreed to pay Yellowstone Management Group a success fee of 10% of the total value of equity raised. Yellowstone Management Group was also to receive 10% value of shares payable at closing of all transactions consummated by Yellowstone. Subsequent to these financial statements no equity has been raised to pay success fees to Yellowstone Management Group and we have dissolved our agreement with Yellowstone Management Group.

          On March 27, 2007, the Company issued 125,000 share of preferred stock, due to the payment of loans provided by a director of the Company. The director loaned the Company funds throughout the fiscal year 2006 and was issued 125,000 preferred shares of the Company’s restricted stock in order to secure the loans to the Company. (See note 9- Mandatorily redeemable preferred shares.)

NOTE 9: Mandatorily redeemable preferred shares

          In 2006, a director of the Company loaned $125,000 to the Company. In 2007, this loan was converted to 125,000 shares of preferred stock valued at $125,000. Per the terms of the agreement, the preferred shares were to be returned once the loan was paid in full. Pursuant to SFAS 150 Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, the Company classified the instrument as a liability because as it embodies an unconditional obligation requiring the Company to redeem it by transferring its assets at a determinable date. As of March 31, 2008, the preferred shares were returned to the Company and $125,000 repaid to the director.

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NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10: Commitments

Operating Leases

          The Company leases office space on a month to month basis under operating lease agreements with original lease periods of up to 5 years. The lease term begins on the date of initial possession of the lease property for purposes of recognizing lease expense on a straight-line basis over the term of the lease. Lease renewal periods are considered on a lease-by-lease basis and are generally not included in the initial lease term.

          The Company’s lease obligation for its office in Henderson, Nevada is with a non-related third party for $2,800 per month, which is under a month to month rental agreement with no future annual minimum payments.

          On December 26, 2007, the Company acquired its wholly owned subsidiary Intecon, Inc. which has an operating lease for its office and manufactoring services located in Tempe, Arizona. This operating lease is with a non-related third party for $6,974 per month with an annual increase. See table below for future payments to office rent:

From	Through	Sq. footage	$ per sq. ft	Annual rent	Monthly rent

12/31/2007	4/30/2008	9,176	9.12	$83,685	$6,974
5/1/2008	4/30/2009	9,176	9.36	$85,887	$7,157
5/1/2009	4/30/2010	9,176	9.60	$88,090	$7,341
5/1/2010	4/30/2011	9,176	9.84	$90,292	$7,524

          Total rental expense under the operating lease for the years ended December 31, 2007 and 2006 was $30,710 and $11,966, respectively.

NOTE 11: Income taxes

          The consolidated provision for federal and state income taxes for the years ended December 31, 2007 and 2006 are as follows:

          The provision for income taxes consisted of the following components for the years ended December 31:

	2007	2006
Deferred tax asset current
Federal	$—	$—
Deferred tax asset non current	109,696	—
Deferred tax liability non current	$(1,486)	$—
Net deferred tax asset (liability)	$108,210	$—

          There were no amounts paid for federal income taxes during the years ended December 31, 2007 and 2006.

          The income tax provision differs from the expense that would result from applying statutory tax rates to income before taxes because of certain expenses that are not deductable for tax purposes and the effect of the valuation allowance.

          As of December 31, 2007, the Company had federal net operation loss carry forwards of $274,241 that can be deducted against future taxable income. These carry forward amounts expire as follows:

December 31, 2027	$274,241
Total	$274.241

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          However, such carry forwards are not available to offset federal alternative taxable income. Internal Revenue Code Section 382 imposes limitation on our ability to utilize net operating losses if we experience an ownership change and for the NOL’s acquired in the acquisitions of subsidiaries. An ownership change may result from transactions increasing the ownership of the 5% of greater stockholders in the stock of the corporation by more than 50 percentage points over a three year period. The value of the stock at the time of an ownership change is multiplied by the applicable long-term tax exempt interest rate to calculate the annual limitation. Any unused annual limitation may be carried over the later years.

          The Company accounts for the income taxes in accordance with statement of SFAS No. 109-Accounting for Income Tax and FASB Interpretation No. 48-Accounting for Uncertainty in Income Taxes and interpretation of FASB Statement No. 109, whereby deferred taxes are provided on temporary differences arising from assets and liabilities whose bases are different for financial reporting and income tax purposes. Deferred taxes are attributable to the effects of the following items:

•	Differences in calculating depreciation on property, plant and equipment.

•	Tax loss carry forwards

          The Company’s total deferred tax assets and deferred tax liabilities at December 31, 2007 and 2006 are as follows:

	2007	2006
Deferred tax asset:	108,210	—
Net operating loss carry forward	274,241	—

Total deferred tax assets	108,210	—
Less: Valuation Allowance	(108,210)

Net Deferred Tax Assets	$—	$—

          Reconciliation between the statutory rate and the effective tax rate is as follows at December 31:

	2007	2006

Federal statutory tax rate	(35.0)%	(34.0)%
State taxes, net of federal benefit	(6.9)%	(6.9)%
Permanent difference and other	41.9%	41.9%

Effective tax rate	0%	0%

          SFAS No. 109-Acounting for Income Tax and FASB Interpretation No. 48-Accounting for Uncertainty in Income Taxes and interpretation of FASB Statement no. 109, specify that deferred tax assets are to be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized. The Company will continue to assess the valuation allowance and to the extent it is determined that such allowance is no longer required; the tax benefit of the net deferred tax asset will be recognized in the future.

          Upon adoption of FIN 48 as of January 1, 2007, the Company had no gross unrecognized tax benefits that, if recognized, would favorably affect the effective income tax rate in future periods. The Company files income tax returns in the United States federal jurisdiction.

          The Company’s current tax year of 2008 has not been filed. All taxed have been filed for the Company’s operating years of 2007 and 2006, respectively. The U.S. federal income tax returns are considered open tax years as of the date of these consolidated Financial statements.

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12: Stockholders’ equity (deficit)

          Preferred Stock

          The Company has 125,000 shares of preferred stock authorized with a par value of $1.00 as of December 31, 2007. The shares were issued to secure the funding.

          Common Stock

          The Company has 200,000,000 shares of common stock authorized with a par value of $0.001 as of December 31, 2007. The Company had 41,050,081 common shares issued and outstanding as of December 31, 2007.

          On December 15, 2008, we amended our Articles of Incorporation to amend among other things, our total capital stock to 200,000,000 shares of common stock. All prior period share information has been restated for this amendment.

          On July 27, 2006, the Company recorded a reverse stock split at 100:1 ratio. All prior period share information has been restated for this amendment.

          On August 4, 2006, the Company issued 1,000,000 shares of common stock with a value of $1,125 in consideration for financing for the Company.

          As of September 30, 2006, the Company issued stock in consideration for financing for the Company with the following issuances valued at $1:

•	The Company issued 2 shares of common stock.

•	The Company issued 161 shares of common stock.

•	The Company issued 175 shares of common stock.

•	The Company issued 360 shares of common stock.

•	The Company issued 55 shares of common stock.

•	The Company issued 157 shares of common stock.

•	The Company issued 15 shares of common stock.

•	The Company issued 642 shares of common stock.

          On April 28, 2007, the Company issued 125,000 shares of its preferred stock valued at $125,000. The preferred stock was issued to secure the loan from a director of the Company. As of March 31, 2008, the preferred shares were returned to the Company and $125,000 repaid to the director.

          On October 17, 2007, the Company issued 18,000,000 shares of common stock valued at $18,000 to TBeck in connection with our reverse merger.

          On October 1, 2007, the Company returned 1,000,000 shares of common stock valued at $1,000 to Treasury due to error in stock transaction.

          On October 26, 2007, the Company issued 21,999,999 shares of common stock to the ISS stockholders’ in connection with our reverse merger.

          On November 1, 2007, the Company authorized the issuance of 900,000 shares of common stock in consideration for services of the Board of Directors from August 1, 2007 to August 1, 2008 valued at $756,000.

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          On November 1, 2007, the Company authorized the issuance of 25,000 shares of common stock for services valued at $21,000.

          On December 26, 2007, the Company recognized a stock payable valued at $42,000 to the stockholders’ of Intecon per the acquisition agreement. The stock payable was settled as of May 30, 2008.

NOTE 13: Acquisitions

          Acquisitions of Intecon

          On December 26, 2007, the Company entered into an agreement to acquire Intecon as a wholly-owned operating subsidiary pursuant to a share exchange agreement by and among Intecon, the Intecon stockholders and the Company. The Company acquired 100% of the outstanding stock and voting rights of Intecon. The purchase of Intecon was conducted in order for National Automation Services, Inc. to grow as a part of its business objective. The consolidated income statement comprises the last 5 days of operating activities for the Intecon subsidiary. In exchange for the issuance of 300,000 shares of the Company’s common stock valued at $42,000, $300,000 in cash consideration to the Intecon stockholders, and $250,000 to payoff outstanding debt and credit lines on behalf of Intecon. The acquisition has been accounted for as a purchase in accordance with SFAS No. 141, Business Combinations. The total purchase price was allocated as follows:

At December 26,
2007

Assets
Cash	$60,703
Accounts receivable	178,787
Fixed assets	79,882
Inventory	349,784
Liabilities
Accounts payable and accrued liabilities	$(295,538)
Notes payable	(194,814)
Related party payable	(2,045)

Fair market value of net identifiable assets on 12/26/2007	(176,760)
Purchase price consideration provided in acquisition of entity	592,000

Value of assigned goodwill	$415,240

          The following is the supplemental pro forma information that discloses the results of operations as though the business combination had been completed as of the beginning of the period being reported on.

	Year Ended December 31,
	2007	2006

REVENUE	$2,364,749	$2,886,571
COST OF REVENUE	1,780,074	1,646,708

GROSS PROFIT (LOSS)	584,675	1,239,863

OPERATING EXPENSES
Selling, general and administrative expenses	324,668	282,489
Payroll and related expenses	247,992	806,988
Professional fees and related expenses	619,161	66,647

TOTAL OPERATING EXPENSES	1,191,821	1,156,124

OPERATING INCOME (LOSS)	(607,146)	83,739

OTHER EXPENSE
Interest expense, net	41,082	15,222
Finance charges	3,742	12,009
Loss on extinguishment of debt	6,135	—

TOTAL OTHER EXPENSE	50,959	27,231
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(658,105)	56,508
PROVISION FOR INCOME TAXES	—	—

NET INCOME (LOSS)	$(658,105)	$56,508

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE:	$(0.08)	$0.10

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC AND DILUTED	8,243,027	565,676

NOTE 14: Subsequent events

          On February 15, 2008, The Company was informed that TBeck Capital Group and its owner Ron Williams were involved in defrauding several Companies. NAS in February of 2008 informed TBeck that it would have to satisfy all investors with the block of shares provided by NAS to TBeck in order to secure equity financing. Before the issue could be resolved Ron Williams was indicted by the FBI and all shares provided to TBeck for equity financing was held by the FBI (and the shares are still held today). In good faith to the investors of stock from the TBeck scandal, NAS inquired from X-Clearing Corporation (NAS’ stock transfer agent) the names of the individuals affected by the TBeck scandal and the Company satisfied the shares of the investors with additional shares of the Company’s restricted common stock.

          The total amount of shares issued to the investors amounted to 2,018,758 shares of restricted common stock, which were not part of the 18,000,000 original shares turned into the FBI during their investigation of the TBeck scandal.

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          On February 12, 2008, a director of the Board entered into a loan agreement with the Company in the amount of $35,000. Per the terms of the verbal agreement no interest was to be accumulated. As of the date of these financial statements the debt still remains outstanding.

          On February 12, 2008, we entered into a loan agreement with one of its directors in the amount of $45,000. Under the terms of the verbal agreement, $10,000 of interest accrued on the loan, and the director received no stock or other consideration for his loan to us other than our promise to repay the loan. We repaid the loan on March 28, 2008

          On March 26, 2008, the Company entered into a secured redeemable debenture agreement with Trafalgar Capital Group (“Trafalgar”), with secured redeemable debenture in the amount of $10,000,000.

          On March 26, 2008, the Company borrowed $1,500,000 from Trafalgar. Per the terms of the agreement:

•	$1,500,000 loan to the Company with interest at 10% annually calculated on 360 day year. Repayment over a 30 month term.

•	Deferral of first 2 months of interest payments.

•	Redemption premium of 15% commencing in 4 month of repayment.

•	150,000 warrants issued for issuance of loan valued at $10,353 using the Black-Scholes valuation model. Risk free rate of return was 1.55%, volatility 148%, and terms of the warrants were 1 year.

•	Event of default interest will be calculated at 18% effective interest rate.

          On July 21, 2008, the Company borrowed an additional amount of $750,000. Per the terms of the agreement:

•	$750,000 additional loan to the Company with interest at 10% annually calculated on 360 day year. Repayment over an 18 month term.

•	Deferral of first 2 months of interest payments.

•	Redemption premium of 15% commencing in 1 month of repayment.

•	2,000,000 shares of common stock for issuance of additional loan valued at 540,000.

•	Event of default interest will be calculated at 18% effective interest rate.

•	Personally guaranteed by the Company’s CEO (see page 6 in the prospectus).

          As of the date of this prospectus, the Company has not issued the remaining $7,750,000 in debentures from Trafalgar.

          On June 30, 2008, the Company borrowed $130,000 from a director. On July 23, 2008, the Company paid $30,000 cash to the independent director as partial payment of the loan. On September 22, 2008, the Company issued 357,153 shares of restricted common stock valued at $57,143, to satisfy the outstanding interest of the loan at August 31, 2008.

          Subsequent to December 31, 2007, the Company issued the following shares:

•	2,500,000 shares of restricted common stock valued at $494,500, were issued for consulting services for the Company.

•	3,000,000 shares of restricted common stock valued at $105,000, were issued to Intecon officer’s for employment agreement in conjunction with the Intecon acquisition.

•	150,000 shares of restricted common stock valued at $30,000, to the Company’s financial services company for services.

•	1,315,055 shares of restricted common stock to various investors valued at $1,315 were issued in good faith by the Company in order to keep existing investors as a result of the TBeck scandal.

•	111,111 shares of restricted common stock valued at $36,889 were issued for consulting services for the Company.

•	100,000 shares of its restricted common stock valued at $27,000, for consideration of services provided by Viard Consulting Services.

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NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

•	2,000,000 shares of restricted common stock to Trafalgar valued at $540,000.

•	150,000 shares of restricted stock to Trafalgar valued at $10,353 in exchange of warrants.

•	6,575,000 shares of restricted common stock valued at $1,823,625 to Board of Directors in consideration of services provided to the Company.

•

592,592 shares of restricted common stock to various investors valued at $593, in an effort to compensate in an agreement which was initially secured through TBeck Capital. Shares were issued in good faith by the Company in order to keep existing investors.

•	300,000 shares of restricted common stock valued at $42,000 to the principals of Intecon, Inc. to finalize the acquisition agreement with Intecon.

•	4,150,000 shares of restricted common stock valued at $954,500 to Board of Directors in consideration of services provided to the Company.

•

109,286 shares of restricted common stock values at $109 to various investors in an effort to compensate in an agreement which was initially secured through TBeck Capital. Shares were issued in good faith by the Company in order to keep existing investors.

•	357,143 shares of restricted common stock valued at $57,143 to a director in consideration of interest on loan.

          On October 10, 2008, the Company consummated an Additional Closing with Trafalgar whereby the Company entered into a short term agreement for the immediate short-term borrowing of $75,000. The $75,000 short-term loan for the Additional Closing was deposited on October 10, 2008. The additional amount was added to our already outstanding debt owed to Trafalgar. We repaid $28,000 of the additional amount on November 15, 2008

          On October 15, 2008, the Company consummated an Additional Closing with Trafalgar whereby the Company entered into a short term agreement for the immediate short-term borrowing of $100,000. The $100,000 short-term loan for the Additional Closing was deposited on October 15, 2008. The additional amount was added to our already outstanding debt owed to Trafalgar. We repaid this additional amount on November 30, 2008.

          On October 16, 2008, the Company issued 6,000,000 shares of restricted common stock to Board of Directors valued at $1,020,000 for consideration of services provided to the Company in lieu of any salary increase for the current fiscal year January 1, 2008 through December 31, 2008.

          On October 16, 2008, the Company issued 500,000 shares of restricted common stock valued at $85,000 to the Company’s financial capital group.

          On October 16, 2008, the Company issued 250,000 shares of restricted common stock valued at $42,500 in consideration for services provided by the Company’s Equity investing Company.

          On November 5, 2008, the Company entered into an agreement with a director of the Board, to receive a promissory note in the amount of $77,000. The terms of the loan were to repayment of the loan in the amount of $72,000 with the addition of a $5,000 fee. As of the date of these financial statements the loan remains outstanding.

          On November 11, 2008, the Company issued an additional 1,000,000 shares of its restricted common stock valued at $110,000 in order to satisfy the additional interest accumulated for the $100,000 loan. As of the date of these financial statements the debt remained outstanding.

          On December 19, 2008, the Company entered into a senior secured revolving credit facility agreement with Trafalgar for an amount up to $5,000,000 to provide additional proceeds to support the Company’s future working capital and govern the repayment of other outstanding debt obligations owed to Trafalagar. The Company granted Trafalgar a senior secured lien on all assets of the Company and its subsidiaries, including without limitation a lock box on all receivables pursuant to the rules and regulations of the Uniform Commercial Code. Per the terms of the agreement:

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NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

•	Interest rate of 12% based on a 360 day year.

•	Event of default interest will be calculated at 18% effective interest rate.

•	Early payment of the loan has a prepayment penalty of 10% of the then-outstanding revolving loan commitment.

•	Legal documentation and review fee of $25,000.

•	Due diligence fee of $15,000.

•	Commitment fee of 4%.

•	Asset monitoring fee of $5,000.

•	Equity fee of 9.99% restricted shares of our outstanding shares of common stock.

•	Personal guarantee by the Company’s CEO (see page 6 in this prospectus.)

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NATIONAL AUTOMATION SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

	Nine Months Ending September 30, 2008	Year Ended December 31, 2007

	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$23,461	$48,215
Accounts receivable, net of allowance of doubtful accounts of $22,175 at September 30, 2008 and $28,378 at December 31, 2007	749,941	302,712
Inventory	910,313	354,308
Prepaid expenses	6,969	6,223

TOTAL CURRENT ASSETS	1,690,684	711,458

PROPERTY & EQUIPMENT, net of accumulated depreciation of $48,821 at September 30, 2008 and $24,738 at December 31, 2007	121,148	139,075
OTHER ASSETS	5,245	437
Deferred financing fees	310,285	—
Goodwill	415,240	415,240

TOTAL ASSETS	$2,542,602	$1,266,210

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payables	$557,565	$72,368
Accrued liabilities	299,549	267,502
Acquisition liability - Intecon, Inc.	—	550,000
Current portion of long term loans	14,339	14,910
Lines of credit	420	287,572
Current portion of secured redeemable debentures, net of unamortized debt discount of $470,141	873,378	—
Related party payable	253,120	44,239

TOTAL CURRENT LIABILITIES	1,998,372	1,236,591

LONG-TERM LIABILITIES
Loans	5,966	16,647
Secured redeemable debentures – Trafalgar, net of unamortized debt discount of $206,308	677,025	—

TOTAL LIABILITIES	2,681,362	1,253,238

Preferred shares mandatorily redeemable, $1.00 par value, 125,000 authorized; 0 issued and outstanding at September 30, 2008 and 125,000 issued and outstanding at December 31, 2007	—	125,000
STOCKHOLDERS’ DEFICIT
Common stock $.001 par value, 200,000,000 authorized, 60,740,268 shares issued outstanding at September 30, 2008 and 41,050,081 issued and outstanding at December 31, 2007	60,740	41,050
Additional paid in capital	4,766,582	768,746
Stock payable	—	42,000
Stock issued for prepaid services, net of amortized amount of $872,167 at September 30, 2008 and $315,000 at December 31, 2007	(540,333)	(441,000)
Accumulated deficit	(4,425,749)	(522,824)

TOTAL STOCKHOLDERS’ DEFICIT	(138,760)	(112,028)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$2,542,602	$1,266,210

The accompanying notes are an integral part of these consolidated financial statements.

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NATIONAL AUTOMATION SERVICES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS

	Nine Months Ending September 30,
	2008	2007
	(Unaudited)	(Unaudited)

REVENUE	$2,275,197	$301,492
COST OF REVENUE	1,508,006	181,194

GROSS PROFIT	767,191	120,298

OPERATING EXPENSES:
Selling, general and administrative expenses	197,436	114,973
Payroll and related expenses	448,789	272,130
Professional fees and related expenses	3,761,838	283,223

TOTAL OPERATING EXPENSES	4,408,063	670,326

OPERATING LOSS	(3,640,872)	(550,028)

OTHER EXPENSE
Interest expense, net	189,554	3,663
Finance charges	72,499	7,482

TOTAL OTHER EXPENSE	262,053	11,145

LOSS BEFORE PROVISION FOR INCOME TAXES	(3,902,925)	(561,173)
PROVISION FOR INCOME TAXES	—	—

NET LOSS	$(3,902,925)	$(561,173)

BASIC AND DILUTED LOSS PER SHARE:	$(0.08)	$(0.50)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC AND DILUTED	47,552,697	1,125,082

The accompanying notes are an integral part of these consolidated financial statements.

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NATIONAL AUTOMATION SERVICES, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

	Common Stock		Additional Paid-in	Prepaid	Stock	Accumulated
	Shares	Amount	Capital	Stock	Payable	Deficit	Total

		.001 par value

Balance at December 31, 2005	123,515	$124	$—	$—	$—	$(222,564)	$(222,440)

Stock issued 8/4/2006	1,000,000	1,000	125	—	—	—	1,125
Stock issued 9/30/2006	1,567	1	—	—	—	—	1
Net loss	—	—	—	—	—	12,882	12,882

Balance at December 31, 2006	1,125,082	$1,125	$125	$—	$—	$(209,682)	$(208,432)

Cancelled shares 10/1/2007	(1,000,000)	(1,000)	—	—	—	—	(1,000)
Stock issued pursuant reverse merger (TBeck) 10/26/2007	18,000,000	18,000	—	—	—	—	18,000
Stock issued pursuant to reverse merger 10/26/2007	21,999,999	22,000	(7,479)	—	—	—	14,520
Effect of recapitalization due to reverse merger	—	—	—	—	—	474,729	474,729
Stock issued for services 12/5/2007	925,000	925	776,100	(441,000)	—	—	336,026
Stock payable in Intecon acquisition 12/26/2007	—	—	—	—	42,000	—	42,000
Net loss	—	—	—	—	—	(787,871)	(787,871)

Balance at December 31, 2007	41,050,081	$41,050	$768,746	$(441,000)	$42,000	$(522,824)	$(112,028)

Stock issued for services 3/25/2008	3,000,000	$3,000	$102,000	$—	$—	$—	105,000
Stock issued for services 4/4/2008	150,000	150	29,850	—	—	—	30,000
Stock issued pursuant to (TBeck) 5/19/2008	1,315,055	1,315	—	—	—	—	1,315
Stock issued for services 5/19/2008	111,111	111	38,778	—	—	—	38,889
Stock payable issued 5/19/2008	300,000	300	41,700	—	(42,000)	—	—
Stock issued for services 5/19/2008	480,000	480	167,520	—	—	—	168,000
Stock issued for services 6/02/2008	4,075,000	4,075	1,279,550	—	—	—	1,283,625
Stock issued for services 6/30/2008	300,000	300	83,700	—	—	—	84,000
Warrants exercised 7/11/2008	150,000	150	10,203	—	—	—	10,353
Stock issued for financing (Trafalgar) 7/11/2008	2,000,000	2,000	538,000	—	—	—	540,000
Stock issued for prepaid services 7/11/2008	600,000	600	161,400	(162,000)	—	—	—
Stock issued for services 7/11/2008	2,000,000	2,000	538,000	—	—	—	540,000
Stock issued pursuant to (TBeck) 7/21/2008	592,592	593	—	—	—	—	593
Stock issued for prepaid services 8/8/2007	2,150,000	2,150	492,350	(494,500)	—	—	—
Stock issued for services 8/8/2008	2,000,000	2,000	458,000	—	—	—	460,000
Stock issued pursuant to (TBeck) 8/15/2008	109,286	109	—	—	—	—	109
Stock issued in consideration of interest paid 9/22/2008	357,143	357	56,786	—	—	—	57,142
Accretion of prepaid stock 9/30/2008	—	—	—	557,167	—	—	557,167
Net loss	—	—	—	—	—	(3,902,925)	(3,902,925)

Balance at September 30, 2008	60,740,268	$60,740	$4,766,583	$(540,333)	$—	$(4,425,749)	$(138,760)

The accompanying notes are an integral part of these consolidated financial statements.

NATIONAL AUTOMATION SERVICES, INC.
CONSOLIDATED STATEMNT OF CASH FLOWS

	9 Months Ended September 30, 2008	9 Months Ended September 30, 2007

	(Unaudited)	(Unaudited)
Operating activities:
Net loss	$(3,902,925)	$(561,173)

Cash provided by operating activities:
Allowance for doubtful accounts	22,174	—
Depreciation and amortization	24,083	13,500
Stock issued for services	3,268,697	236,250
Shares issued for interest expense	57,143	—
Effective company recapitalization due to reverse merger	—	496,969
Accretion of debt discount	128,904	—
Changes in assets and liabilities
Receivables	(469,403)	(37,085)
Inventories	(556,005)	25,101
Prepaid	(746)	(7,245)
Accounts payable and accrued liabilities	(4,808)	(35,381)
Other assets	517,243	(8,274)

Cash used for operating activities	(915,643)	122,662

Investing activities:
Property and equipment	(6,155)	(7,519)

Cash (used) provided by Investing activities	(6,155)	(7,519)

Financing activities:
Proceeds of mandatorily redeemable preferred shares	(125,000)	—
Deferred financing fees	(360,286)	—
Related party payable, net	132,955	(22,510)
Payment on acquisition liability	(550,000)	—
Payments on long term debt - auto loans	(11,252)	(10,439)
Payment on lines of credit	(287,151)	(812)
Payments for debt discount	(30,000)	—
Proceeds from secured redeemable debentures	2,250,000	—
Payments from secured redeemable debentures	(122,222)	—

Cash (used) provided by financing activities	897,044	(33,761)

Increase (decrease) in cash	(24,754)	81,382
Cash and cash equivalents at beginning of year	48,215	36,526

Cash and cash equivalents at end of the period	$23,461	$117,908

Cash paid for interest	$68,606	$9,323
Cash paid for income tax	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

NATIONAL AUTOMATION SERVICES, INC.
CONSOLIDATED STATEMNT OF CASH FLOWS (continued)

SUPPLEMENTAL NON CASH INVESTING & FINANCING TRANSACTIONS

	Nine Months Ended September 30,	Nine Months Ended September 30,
	2008	2007

Related party payable converted to preferred shares/ paid	$—	$125,000
Stock issued for services for following year	$653,750	$756,000
Stock issued for services	$1,248,853	$—
Stock issued for stock payable	$42,000	$—
Debt discount on secured redeemable debentures	$775,353	$—
Accretion of debt premium/ discount	$149,074	$—
Related party payable on debt	$75,926	$—
Write off of receivables	$28,378	$—

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The accompanying notes are an integral part of these consolidated financial statements.

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (unaudited)

NOTE 1: Organization and basis of presentation

          Organizational History

          National Automation Services, Inc. (the “Company”) was originally incorporated in Nevada on January 27, 1997 under the name e-Biz Solutions, Inc. and subsequently changed its name and state of incorporation several times over several years, operating primarily as a Delaware public reporting company under the names JAWS Technologies, Inc. and JAWZ, Inc. between 1998 and 2001. On June 19, 2006, JAWZ, Inc. changed its name to Ponderosa Lumber, Inc. Ponderosa Lumber, Inc. was a Delaware non-reporting public “shell” company with nominal assets whose sole business was to identify, evaluate and acquire through a reverse merger a target company with an operating business with the intent of continuing the acquired company’s business as a publicly held entity. On June 25, 2007, Ponderosa Lumber, Inc. converted from a Delaware corporation into a Colorado corporation. On October 2, 2007, Ponderosa Lumber, Inc. changed its name to National Automation Services, Inc, a Colorado corporation.

          On October 2, 2007, pursuant to the terms of a share exchange transaction, National Automation Services, Inc. acquired control of its wholly-owned subsidiary, Intuitive System Solutions, Inc., a Nevada corporation (“ISS”), through exchange of all ISS common stock for of 39,999,999 shares of common stock to the stockholders of ISS. For accounting purposes the acquisition has been treated as a recapitalization of ISS with ISS as the acquirer in this reverse merger. The historical financial statements prior to October 2, 2007 are those of ISS.

          On December 28, 2007, National Automation Services, Inc. changed its state of incorporation from Colorado to Nevada by merging with and into National Automation Services, Inc., a new Nevada corporation, formed as a wholly-owned subsidiary of the Company. Upon consummation of the merger and reincorporation in the State of Nevada, the Colorado Corporation ceased to exist. National Automation Services, Inc., a Nevada corporation, was the surviving entity and continues to act as the holding company for its two wholly-owned operating subsidiaries, ISS and Intecon, Inc.

          Business Overview

          National Automation Services, Inc. is a holding company formed to acquire and operate specialized automation control companies located in the Southwestern United States. Currently, the Company owns 100% of the capital stock of two operating subsidiaries: (1) ISS, a Nevada corporation, based in Henderson, Nevada and (2) Intecon, an Arizona corporation, based in Tempe, Arizona. We conduct our business and operations through these two wholly-owned subsidiaries. Overall, the Company serves a diverse set of industries which utilize automation systems and controls, including water valley waste and treatment facilities, entertainment, hospitality, mining, medical, and manufacturing.

          Since the acquisition of its current operating subsidiaries, the Company has strived to position itself as a leading system integrator and certified Underwriters Laboratories panel fabrication facility. The Company currently focuses on two distinct lines of business: (1) industrial automation and control and (2) automation manufacturing, which comprises the bulk of contracts that the Company currently maintains under its building contracts. The Company’s management runs the company as one unit and does not have two distinct business segments.

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (unaudited)

NOTE 2: Summary of significant accounting policies

Principles of Consolidation

          The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and include the accounts of National Automation Services, Inc. and its wholly owned operating subsidiaries, Intuitive System Solutions, Inc, and Intecon, Inc. All intercompany accounts and transactions between and among the consolidated entities have been eliminated in consolidation.

Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Due to the prospective nature of these estimates, actual results could differ from those estimates.

Earnings (loss) per share basic and diluted

          Earnings per share is calculated in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, Earnings per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings (loss) per share. Diluted earnings per share is computed using the weighted average number of shares plus dilutive potential common shares outstanding. Potentially dilutive common shares consist of employee stock options, warrants, and other convertible securities, and are excluded from the diluted earnings per share computation in periods where the Company has incurred net loss. During the year ended December 31, 2007, the Company had no common stock equivalents (warrants, options, convertible securities) to affect the diluted earnings per share calculation resulting in diluted earnings per share equaling basic earnings per share. During the period ended September 30, 2008, the Company incurred net loss resulting in no potentially dilutive common shares.

Reclassifications

          Certain prior year period amounts have been reclassified to conform to current year period presentation. These changes had no impact on previously reported results of operations or stockholders’ deficit.

Cash and Cash Equivalents

          The Company considers cash equivalents to be only those investments which are highly liquid, readily convertible to cash and which have a maturity date within ninety days from the date of purchase. We had no cash equivalents at September 30, 2008 and September 30, 2007, respectively.

Fair Value of Financial Instruments

          The carrying amounts for the Company’s accounts payable accrued liabilities and current portion of long term debt approximate fair value due to the short-term maturity of these instruments.

Concentrations

          We maintain cash balances at highly-rated financial institutions in various states. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 (a temporary increase which expires December 31, 2009). At September 30, 2008 and September 30, 2007 respectively, we had no account balances over federally insured limits.

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (unaudited)

          Concentration of Supplier Risk

          On December 31, 2007, the Company noted a high concentration of vendor supply from a single supplier in the automation industry. The Company determined that even if the specified supplier were to go out of business the Company would be able to receive supplies and materials from its other vendors.

Inventories

          Inventories are stated at the lower of cost (on a first-in, first-out basis) or market and consist primarily of materials for contracted jobs, manufacturing supplies and equipment (small tools which are purchased for specific contracts and the related costs are associated with the contract).

Concentrations of Credit and Business Risk

          Financial instruments that are potentially subject to a concentration of business risk consist of accounts receivable. The majority of accounts receivable and all contract work in progress are from clients in various industries and locations. Most contracts require payments as the projects progress. The Company generally does not require collateral, but in most cases can place liens against the property, plant or equipment constructed or terminate the contract if a material default occurs.

Allowance for Doubtful Accounts

          We estimate our accounts receivable risks to provide allowances for doubtful accounts accordingly. We believe that our credit risk for accounts receivable is limited because of the way in which the Company conducts business largely in the areas of contracts. Accounts receivable includes the accrual of work in process and field service revenue. The Company recognizes that there is a potential of not being paid in a relatively short period of time. In our line of construction there is a two to three month lag in receiving payment from our customers. Our evaluation includes the length of time receivables are past due, adverse situations that may affect a contract’s scope to be paid, and prevailing economic conditions. Due to the nature of our business, management performs an assessment of receivables and their collectability on a contract per contract basis. The evaluation is inherently subjective and estimates may be revised as more information becomes available.

Goodwill

          Goodwill represents the excess of purchase price over tangible and other intangible assets acquired less liabilities assumed arising from business acquisitions. On December 26, 2007, the Company recognized goodwill in the amount of $415,240, due to the acquisition of Intecon, Inc.

          The provisions of SFAS No. 142, Goodwill and other Intangible Assets, require the completion of an annual impairment test with any impairment recognized in current earnings. No triggering events have occurred which impair goodwill as of the date of these financial statements.

Revenue Recognition

          Project Contracts The Company recognizes contract revenue using the percentage-of-completion method, based primarily on contract cost incurred to date compared with total estimated contract. Contracts are segmented between types of services, such as Industrial Automation and Control and Automation Manufacturing, and accordingly, gross margin related to each activity is recognized as those services are rendered.

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (unaudited)

          Service Contracts The Company has the potential to enter into a service related contract, after the completion of the project contract and placement of product. The Company also performs service related work for customers which need the Company’s expertise in areas of automation controls. The Company recognizes service revenue as service is performed.

          The following table indicates the project contract revenue in comparison with the service related revenue that the Company receives:

	Nine Months Ended September 30,
	2008		2007
Project Revenue	$2,241,430	99%	$294,498	98%
Service Revenue	33,767	1%	6,994	2%

Total revenue	$2,275,197		$301,492

Impairment of Long-Lived Assets

          The Company accounts for long-lived assets in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting and reporting for the impairment and disposition of long-lived assets. The Company evaluates the recoverability of long-lived assets, other than indefinite life intangible assets, for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events and circumstances that may indicate that an asset is impaired include significant decreases in the market value of an asset, significant underperformance relative to expected historical or projected future results of operations, a change in the extent or manner in which an asset is used, significant declines in the Company’s stock price for a sustained period, shifts in technology, loss of key management or personnel, changes in the Company’s operating model or strategy and competitive forces. No such triggering events have occurred.

Property & Equipment

          Property and equipment are stated at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which is generally five years for vehicles, two to three years for computer software/hardware and office equipment and three to seven years for furniture, fixtures and office equipment. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives. Upon the sale or retirement of property or equipment, the cost and related accumulated depreciation or amortization is removed from the Company’s financial statements with the resulting gain or loss reflected in the Company’s results of operations. Repairs and maintenance costs are expensed as incurred.

Stock-Based Compensation

          Stock based compensation is accounted for using SFAS No. 123R, Accounting for Stock Based Compensation. Under SFAS 123R, establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

          If the Company issues stock for services which are performed over a period of time, the Company capitalizes the value paid in the equity section of the Company’s financial statements as it’s a non-cash equity transaction. The Company accretes the expense to stock based compensation expense on a monthly basis for services rendered within the period.

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (unaudited)

Income Taxes

          Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 Accounting for Income Taxes, and clarified by FIN 48, Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

          The computation of limitations relating to the amount of such tax assets, and the determination of appropriate valuation allowances relating to the realizing of such assets, are inherently complex and require the exercise of judgment. As additional information becomes available, we continually assess the carrying value of our net deferred tax assets.

NOTE 3: Recent accounting pronouncements

          In December 2007, the FASB issued SFAS No. 141 (R), Business Combinations (revised 2007) (“SFAS 141 (R)”). SFAS 141 (R) applies the acquisition method of accounting for business combinations established in SFAS 141 to all acquisitions where the acquirer gains a controlling interest, regardless of whether consideration was exchanged. Consistent with SFAS 141, SFAS 141 (R) requires the acquirer to fair value the assets and liabilities of the acquired company and record goodwill on bargain purchases, with main difference the application to all acquisitions where control is achieved. SFAS 141 (R) is effective for financial statements issued for fiscal years beginning after December 15, 2008. Management believes that SFAS 141 (R) will not affect the fiscal year end financials of December 31, 2007 and 2006 respectively.

          In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which companies’ measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2008.

          In September 2006, the FASB issued SFAS No. 158, Statement of Financial Accounting Standards which amends SFAS No. 87, 88, 106, and 132(R). Post application of SFAS 158, an employer should continue to apply the provisions in Statements 87, 88, and 106 in measuring plan assets and benefit obligations as of the date of its statement of financial position and in determining the amount of net periodic benefit cost. SFAS 158 requires amounts to be recognized as the funded status of a benefit plan, that is, the difference between plan assets at fair value and the benefit obligation. SFAS 158 further requires recognition of gains/losses and prior service costs or credits not recognized pursuant to SFAS No. 87 or SFAS No. 106. Additionally, the measurement date is to be the date of the employer’s fiscal year-end. Lastly, SFAS 158 requires disclosure in the financial statements effects from delayed recognition of gains/losses, prior service costs or credits, and transition assets or obligations. SFAS No. 158 is effective for years ending after December 15, 2006 for employers with publicly traded equity securities and as of the end of the fiscal year ended after June 15, 2007 for employers without publicly traded equity securities. Management is currently evaluating the potential impact this standard may have on its consolidated financial position, cash flows and results of operations, but does not believe the impact of the adoption will be material.

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (unaudited)

          In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115. SFAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and management is currently evaluating the potential impact this standard may have on its consolidated financial position, cash flows and results of operations, but does not believe the impact of the adoption will be material.

          In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements--an amendment of ARB No. 51. SFAS 160 requires companies with non-controlling interests to disclose such interests clearly as a portion of equity but separate from the parent’s equity. The non-controlling interest’s portion of net income must also be clearly presented on the Income Statement. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Management is currently evaluating the potential impact this standard may have on its consolidated financial position, cash flows and results of operations, but does not believe the impact of the adoption will be material.

          In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133. SFAS 161 applies to all derivative instruments and non-derivative instruments that are designated and qualify as hedging instruments pursuant to paragraphs 37 and 42 of SFAS 133 and related hedged items accounted for under SFAS 133. SFAS 161 requires entities to provide greater transparency through additional disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity’s financial position, results of operations, and cash flows. SFAS 161 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2008. Management is currently evaluating the potential impact this standard may have on its consolidated financial position, cash flows and results of operations, but does not believe the impact of the adoption will be material.

          In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy). SFAS 162 will become effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” We do not expect the adoption of SFAS 162 to have a material effect on our consolidated financial position, cash flows and results of operations.

          In May 2008, the FASB issued SFAS No. 163, Accounting for Financial Guarantee Insurance Contracts – an interpretation of FASB Statement No. 60. SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. SFAS 163 will be effective for financial statements issued for fiscal years beginning after December 15, 2008. Management is currently evaluating the potential impact this standard may have on its consolidated financial position, cash flows and results of operations, but does not believe the impact of the adoption will be material.

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (unaudited)

NOTE 4: Accounts receivable

          Included in our accounts receivable account balance is our customer retention account which accounts for the remaining 10% of revenue on all building contracts that the Company enters into. For each invoice sent to the customer, 10% of the invoice total is held in retention until the job is completed.

	Nine Months Ended September 30,	Year Ended December 31,
	2008	2007

Accounts receivable	$686,575	$306,737
Customer retentions receivables	85,543	24,353
Less: Allowance for doubtful accounts	(22,175)	(28,378)

Total accounts receivable	$749,944	$302,712

NOTE 5: Fixed assets, net

          Property and equipment consists of the following:

	Nine Months Ended September 30,

	2008	2007

Vehicles	$106,825	$59,156
Computer and office equipment	32,240	11,153
Furniture and fixtures	8,614	8,614
UL Machinery and equipment	22,289	—

Total property and equipment	169,968	78,923
Less accumulated depreciation	(47,974)	(40,275)

Property and equipment, net	$121,994	$38,648

Estimated service lives of the fixed assets are as follows:

•	Vechicles - 5 years

•	Computer and office equipment - 3 years

•	Furniture and fixtures - 5 years

•	Ul machinery and equipment - 10 years

          Depreciation expense for the nine months ended September 30, 2008 and 2007 was $14,577 and $13,500, respectively.

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (unaudited)

NOTE 6: Loans

          The Company has auto loans which are financed and have a current and long term outstanding portion. The following table represents the outstanding balance of loans for the Company as of September 30, 2008 and September 30, 2007, respectively.

	Nine Months Ended September 30,

	2008	2007

Promissory note payable in monthly installments of $511, Non-interest bearing, collateralized by a vehicle due August 2009.	$5,595	$11,760
Promissory note payable in monthly installments of $364 at an interest rate of 2.9%, collateralized by a vehicle due June 2010.	7,130	11,521
Promissory note payable in monthly installments of $367 at an interest rate of 2.9%, collateralized by a vehicle due August 2010.	7,580	11,978

Auto loans sub total	20,305	35,259
Less—current portion	(14,339)	(10,439)

Total	$5,966	$24,820

NOTE 7: Lines of credit

          The Company maintains revolving bank lines of credit which help the Company maintain a positive cash flow due to the time duration of receivables. The lines of credit were guaranteed and secured by two directors of the Company. As of March 31, 2008, the Company paid all of the balance of the Company’s lines of credit of $287,572. With the acquisition of the Intecon subsidiary, the Company acquired additional lines of credit.

NOTE 8: Secured redeemable debentures

          On March 26, 2008, the Company entered into a secured redeemable debenture agreement with Trafalgar Capital Group (“Trafalgar”), with secured redeemable debenture in the amount of $10,000,000.

          On March 26, 2008, the Company borrowed $1,500,000 from Trafalgar. Per the terms of the agreement:

•	$1,500,000 loan to the Company with interest at 10% annually calculated on 360 day year. Repayment over a 30 month term.

•	Deferral of first 2 months of interest payments.

•	Redemption premium of 15% commencing in 4 month of repayment.

•	150,000 warrants issued for issuance of loan valued at $10,353 using the Black-Scholes valuation model.

•	Event of default interest will be calculated at 18% effective interest rate.

The fair value of all warrants awarded is estimated on the date of grant using the Black-Scholes valuation model that uses the assumptions noted in the following table. Expected volatilities are based on volatilities from the Company’s traded common stock since the Company’s reverse merger in October 12, 2007. The risk-free rate for the periods within the contractual life of the option is based on the U.S. Treasury bond rate in effect at the time of grant for bonds with maturity dates at the estimated term of the options. (See next page)

•	Stock price at grant date was $.07

•	Exercise price was $0.001

•	Term was for one year.

•	The Volatility was 148%

•	Risk free rate of return was 1.55%

•	No dividends

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (unaudited)

On July 21, 2008, the Company borrowed an additional amount of $750,000. Per the terms of the agreement:

•	$750,000 additional loan to the Company with interest at 10% annually calculated on 360 day year. Repayment over an 18 month term.

•	Deferral of first 2 months of interest payments.

•	Redemption premium of 15% commencing in 1 month of repayment.

•	2,000,000 shares of common stock for issuance of additional loan valued at $540,000.

•	Event of default interest will be calculated at 18% effective interest rate.

•	The loan is personally guaranteed by the Company’s CEO.

          As of the date of these financial statements, the Company has not issued the remaining $7,750,000 in debentures from Trafalgar. The Trafalgar debenture agreements have a premium and discount term associated. The following table represents the remaining current and long term portion of the debt discount and premium:

Trafalgar Secured Redeemable Debenture Debt Premium/Discount allocation

Current portion of secured redeemable debenture	$1,343,519
Accretion of premium on $1,500,000	90,000
Debt discount on $1,500,000	6,000
Debt discount on $750,000	10,000
Accretion on stock issued as debt discount	364,141

Total current portion of premium/discount	(470,141)

Current portion of secured redeemable debenture, net	$873,378

Long term portion of secured redeemable debenture	$883,333
Accretion of premium on $1,500,000	90,000
Debt discount on $1,500,000	5,500
Debt discount on $750,000	1,667
Accretion on stock issued as debt discount	109,141

Total long term portion of premium/discount	(206,308)

Long term portion of secured redeemable debenture, net	$677,025

NOTE 9: Related party transactions

          On February 12, 2008, a director of the Board entered into a loan agreement with the Company in the amount of $35,000. Per the terms of the verbal agreement no interest was to be accumulated. As of the date of these financial statements the debt still remains outstanding.

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (unaudited)

          On June 30, 2008, the Company borrowed $130,000 from a director. On July 23, 2008, the Company paid $30,000 cash to the independent director as partial payment of the loan. On September 22, 2008, the Company issued 357,153 shares of restricted common stock valued at $57,143, to satisfy the outstanding interest of the loan at August 31, 2008. As of the date of these financial statements the debt still remains outstanding.

NOTE 10: Mandatorily redeemable preferred shares

          In 2006, a director of the Company loaned $125,000 to the Company. In 2007, this loan was converted to 125,000 shares of preferred stock valued at $125,000. Per the terms of the agreement, the preferred shares were to be returned once the loan was paid in full. Pursuant to SFAS 150 Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, the Company classified the instrument as a liability because as it embodies an unconditional obligation requiring the Company to redeem it by transferring its assets at a determinable date. As of March 31, 2008, the preferred shares were returned to the Company and $125,000 repaid to the director.

NOTE 11: Commitments

Operating Leases

          The Company leases office space on a month to month basis under operating lease agreements with original lease periods of up to 5 years. The lease term begins on the date of initial possession of the lease property for purposes of recognizing lease expense on a straight-line basis over the term of the lease. Lease renewal periods are considered on a lease-by-lease basis and are generally not included in the initial lease term.

          The Company’s lease obligation relates to one operating lease for its office in Henderson, Nevada. This operating lease is with a non-related third party for $2,800 per month, which is under a month to month rental agreement with no future annual minimum payments.

          On December 26, 2007, the Company acquired its wholly owned subsidiary Intecon, Inc. which has an operating lease for its office and manufactoring services located in Tempe, Arizona. This operating lease is with a non-related third party for $6,974 per month with an annual increase. See table below for future payments to office rent:

From	Through	Sq. footage	$ per sq. ft	Annual rent	Monthly rent

12/31/2007	4/30/2008	9,176	9.12	$83,685	$6,974
5/1/2008	4/30/2009	9,176	9.36	$85,887	$7,157
5/1/2009	4/30/2010	9,176	9.60	$88,090	$7,341
5/1/2010	4/30/2011	9,176	9.84	$90,292	$7,524

          Total rental expense under the operating leases for the period ended September 30, 2008 was $41,107 and $25,110 at September 30, 2007.

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (unaudited)

NOTE 12: Income taxes.

          The Company accounts for the income taxes in accordance with statement of SFAS No. 109-Accounting for Income Tax and FASB Interpretation No. 48-Accounting for Uncertainty in Income Taxes and interpretation of FASB Statement No. 109, whereby deferred taxes are provided on temporary differences arising from assets and liabilities whose bases are different for financial reporting and income tax purposes. Deferred taxes are attributable to the effects of the following items:

•	Differences in calculating depreciation on property, plant and equipment.

•	Tax loss carry forwards

          For the Nine month period ended September 30, 2008, the Company has incurred a net loss which can be applied to future taxable income. The Company’s current tax year of 2008 has not been filed. All taxes have been filed for the Company’s operating years of 2007 and 2006, respectively.

NOTE 13: Stockholders’ equity (deficit)

          Preferred Stock

          The Company has 125,000 shares of preferred stock authorized with a par value of $1.00. As of March 31, 2008 the outstanding shares were returned to the Company.

          Common Stock

          The Company has 200,000,000 shares of common stock authorized with a par value of $0.001. The Company had 60,740,268 common shares issued and outstanding as of September 30, 2008.

          On December 15, 2008, we amended our Articles of Incorporation to amend among other things, our total capital stock to 200,000,000 shares of common stock. All prior period share information has been restated for this amendment.

          On February 15, 2008, The Company was informed that TBeck Capital Group and its owner Ron Williams were involved in defrauding several Companies. NAS in February of 2008 informed TBeck that it would have to satisfy all investors with the block of shares provided by NAS to TBeck in order to secure equity financing. Before the issue could be resolved Ron Williams was indicted by the FBI and all shares provided to TBeck for equity financing was held by the FBI (and the shares are still held today). In good faith to the investors of stock from the TBeck scandal, NAS inquired from X-Clearing Corporation (NAS’ stock transfer agent) the names of the individuals affected by the TBeck scandal and the Company satisfied the shares of the investors with additional shares of the Company’s restricted common stock.

          The total amount of shares issued to the investors amounted to 2,016,933 shares of restricted common stock, which were not part of the 18,000,000 original shares turned into the FBI during their investigation of the TBeck scandal.

          On March 25, 2008, the Company issued 3,000,000 shares of common stock valued at $105,000 in consideration for the employment agreements of the officers of Intecon, Inc. The shares were a part of the overall acquisition agreement.

          On April 4, 2008, the Company issued 150,000 shares of restricted common stock valued at $30,000 in consideration for services rendered to the Company.

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (unaudited)

          On May 19, 2008, the Company issued 1,315,166 shares of restricted common stock valued at $1,315 to various investors in an effort to compensate in an agreement which was initially secured through TBeck Capital. Shares were issued in good faith by the company in order to keep existing investors.

          On June 2, 2008, the Company issued 4,075,000 shares of restricted common stock valued at $1,238,625 to Board of Directors in consideration of services provided to the Company.

          On June 30, 2008, the Company issued 300,000 shares of restricted common stock valued at $84,000 to Board of Directors in consideration of services provided to the Company.

          On July 11, 2008, the Company issued 2,000,000 shares of restricted common stock valued at $540,000 to Trafalgar Capital group per the financing agreement The Company also issued 150,000 shares of restricted common stock to Trafalgar Capital group valued at $10,353 per the financing agreement and in exchange for previously issued warrants (See Note 8 – Secured redeemable debentures).

          On July, 11, 2008, the Company issued 600,000 shares of its restricted common stock valued at $162,000 for consulting services.

          On July, 11, 2008, the Company issued 2,000,000 shares of its restricted common stock valued at $540,000 for consulting services.

          On July 21, 2008, the Company issued 592,592 shares of restricted common stock valued at $593 to various investors in an effort to compensate in an agreement which was initially secured through TBeck Capital. Shares were issued in good faith by the company in order to keep existing investors.

          On August 8, 2008, the Company authorized the issuance of 2,000,000 shares of common stock valued at $494,500 in consideration for services of the Board of Directors from January 1, 2008 to December 31, 2008.

          On August 8, 2008, the Company issued 2,000,000 shares of its restricted common stock valued at $460,000 for consulting services.

          On August 15, 2008, the Company issued 109,286 shares of restricted common stock valued at $109 to various investors in an effort to compensate in an agreement which was initially secured through TBeck Capital. Shares were issued in good faith by the company in order to keep existing investors.

          On September 22, 2008, the Company issued 357,153 shares of restricted common stock valued at $57,143, to satisfy the outstanding interest of the loan at August 31, 2008. (See Note 9- Related party transactions.)

NOTE 14: Acquisitions

          Acquisitions of Intecon

          On December 26, 2007, the Company entered into an agreement to acquire Intecon as a wholly-owned operating subsidiary pursuant to a share exchange agreement by and among Intecon, the Intecon stockholders and the Company. The Company acquired 100% of the outstanding stock and voting rights of Intecon. The purchase of Intecon was conducted in order for National Automation Services, Inc. to grow as a part of its business objective. The consolidated income statement comprises the last 5 days of operating activities for the Intecon subsidiary. In exchange for the issuance of 300,000 shares of the Company’s common stock valued at $42,000, $300,000 in cash consideration to the Intecon stockholders, and $250,000 to payoff outstanding debt and credit lines on behalf of Intecon. The acquisition has been accounted for as a purchase in accordance with SFAS No. 141, Business Combinations. The total purchase price was allocated as follows:

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (unaudited)

At December 26,
2007
Assets
Cash	$60,703
Accounts receivable	178,787
Fixed assets	79,882
Inventory	349,784
Liabilities
Accounts payable and accrued liabilities	$(295,538)
Notes payable	(194,814)
Related party payable	(2,045)

Fair market value of net identifiable assets on 12/26/2007	(176,760)
Purchase price consideration provided in acquisition of entity	592,000

Value of assigned goodwill	$415,240

          The parties exchanged the final consideration on July 25, 2008, and therefore, the transaction closed for accounting purposes in the second quarter of 2008 with the issuance of 300,000 shares of restricted common stock valued at $42,000.

The following is the supplemental pro forma information that discloses the results of operations as though the business combination had been completed as of the beginning of the period being reported on.

	Nine Months Ending September 30,
	2008	2007
REVENUE	$2,275,197	$1,883,545
COST OF REVENUE	1,508,006	1,185,621

GROSS PROFIT	767,191	697,924

OPERATING EXPENSES:
Selling, general and administrative expenses	197,436	254,417
Payroll and related expenses	448,789	376,685
Professional fees and related expenses	3,761,838	444,948

TOTAL OPERATING EXPENSES	4,408,063	1,076,050

OPERATING LOSS	(3,640,872)	(378,126)

OTHER EXPENSE
Interest expense, net	189,554	22,901
Finance charges	72,499	7,482

TOTAL OTHER EXPENSE	262,053	30,383

LOSS BEFORE PROVISION FOR INCOME TAXES	(3,902,925)	(408,509)
PROVISION FOR INCOME TAXES	—	—

NET LOSS	$(3,902,925)	$(408,509)

BASIC AND DILUTED LOSS PER SHARE:	$(0.08)	$(0.36)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC AND DILUTED	47,552,697	1,125,082

NOTE 15: Subsequent events

          On October 10, 2008, the Company consummated an Additional Closing with Trafalgar whereby the Company entered into a short term agreement for the immediate short-term borrowing of $75,000. The $75,000 short-term loan for the Additional Closing was deposited on October 10, 2008. The additional amount was added to our already outstanding debt owed to Trafalgar. We repaid $28,000 of the additional amount on November 15, 2008

          On October 15, 2008, the Company consummated an Additional Closing with Trafalgar whereby the Company entered into a short term agreement for the immediate short-term borrowing of $100,000. The $100,000 short-term loan for the Additional Closing was deposited on October 15, 2008. The additional amount was added to our already outstanding debt owed to Trafalgar. We repaid this additional amount on November 30, 2008.

          On October 16, 2008, the Company issued 6,000,000 shares of restricted common stock to Board of Directors valued at $1,020,000 for consideration of services provided to the Company in lieu of any salary increase for the current fiscal year January 1, 2008 through December 31, 2008.

          On October 16, 2008, the Company issued 500,000 shares of restricted common stock valued at $85,000 to the Company’s financial capital group.

          On October 16, 2008, the Company issued 250,000 shares of restricted common stock valued at $42,500 in consideration for services provided by the Company’s equity investing company.

          On November 5, 2008, the Company entered into an agreement with a director of the Board, to receive a promissory note in the amount of $77,000. The terms of the loan were to repayment of the loan in the amount of $72,000 with the addition of a $5,000 fee. As of the date of these financial statements the loan remains outstanding.

          On November 11, 2008, the Company issued an additional 1,000,000 shares of its restricted common stock valued at $110,000 in order to satisfy the additional interest accumulated for the $100,000 loan. As of the date of these financial statements the debt remained outstanding.

NATIONAL AUTOMATION SERVICES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (unaudited)

          On December 19, 2008, the Company entered into a senior secured revolving credit facility agreement with Trafalgar for an amount up to $5,000,000 to provide additional proceeds to support the Company’s future working capital and govern the repayment of other outstanding debt obligations owed to Trafalagar. The Company granted Trafalgar a senior secured lien on all assets of the Company and its subsidiaries, including without limitation a lock box on all receivables pursuant to the rules and regulations of the Uniform Commercial Code. Per the terms of the agreement:

•	Interest rate of 12% based on a 360 day year.

•	Event of default interest will be calculated at 18% effective interest rate.

•	Early payment of the loan has a prepayment penalty of 10% of the then-outstanding revolving loan commitment.

•	Legal documentation and review fee of $25,000.

•	Due diligence fee of $15,000.

•	Commitment fee of 4%.

•	Asset monitoring fee of $5,000.

•	Equity fee of 9.99% restricted shares of our outstanding shares of common stock.

•	Personal guarantee by the Company’s CEO (see page 6 in this prospectus).

[Remainder of page intentionally left blank]

8,875,948 Shares

Common Stock

E N D O F
P R O S P E C T U S

December 23, 2008

Dealer Prospectus Delivery Obligation

          Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus; this is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

          You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is set forth in this prospectus. We are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13: OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by us relating to the sale of common stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee	45.35
Legal fees and expenses	$100,000.00	*
Accounting fees and expenses	75,000.00	*
Miscellaneous expenses	7,000.00	*

Total	$182,045.35

* Estimated

We have agreed to bear expenses incurred that relate to the registration of the shares of common stock being offered.

ITEM 14: INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification under Nevada Law

          Nevada law generally permits us to indemnify our directors, officers, employees and agents. Pursuant to the provisions of Nevada Revised Statutes 78.7502, a corporation may indemnify its directors, officers, employees and agents as follows:

          (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses, actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Charter Provisions, Bylaws and Other Arrangements of the Registrant

          Article IX of our bylaws provides for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Nevada law.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15: RECENT SALES OF UNREGISTERED SECURITIES

          The following is a summary of our transactions during the last three years involving sales of our securities that were not registered under the Securities Act:

          On August 4, 2006, we issued 1,000,000 shares of common stock with a value of $1,125 in consideration for financing for our company.

          As of September 30, 2006, we issued common stock in consideration for financing for our company with the following issuances valued at $1 per share:

•	We issued 2 shares of common stock in consideration for financing for our company.

•	We issued 161 shares of common stock in consideration for financing for our company.

•	We issued 175 shares of common stock in consideration for financing for our company.

•	We issued 360 shares of common stock in consideration for financing for our company.

•	We issued 55 shares of common stock in consideration for financing for our company.

•	We issued 157 shares of common stock in consideration for financing for our company.

•	We issued 15 shares of common stock in consideration for financing for our company.

•	We issued 642 shares of common stock in consideration for financing for our company.

          On April 28, 2007, we issued 125,000 shares of preferred stock valued at $125,000. The preferred stock was issued to secure the loan from a director of our company. These shares were returned to us when we subsequently repaid the loan to the director.

          On October 2, 2007, we entered into a share exchange agreement with ISS, pursuant to which we acquired all of the outstanding stock of ISS. As consideration for the acquisition of ISS, we agreed to issue 21,999,999 shares of common stock valued at $14,521 to the ISS stockholders and 18,000,000 shares valued at $18,000 to TBeck. We issued the 21,999,999 shares of common stock to the ISS stockholders on October 26, 2007. We issued the 18,000,000 shares to TBeck on October 17, 2007.

          On November 1, 2007, our board of directors authorized the issuance of 900,000 shares of common stock in consideration for services rendered valued at $756,000 for our company throughout the fiscal year of 2007. The consideration was in lieu of any additional compensation for the period of August 1, 2007 through August 31, 2008. We recognized stock for services of $441,000 at December 31, 2007 relating to this issuance.

          On December 26, 2007, we entered into a Stock Purchase Agreement with Intecon, pursuant to which we acquired all of the outstanding stock of Intecon. As consideration for the acquisition of Intecon, we agreed to issue 300,000 shares of common stock valued at $42,000 to the Intecon stockholders, pay $300,000 in cash consideration to the Intecon stockholders, provide $250,000 to payoff outstanding debt and credit lines on behalf of Intecon. We recognized a stock payable valued at $42,000 to the stockholders of Intecon per the acquisition agreement. The stock payable was settled as of May 30, 2008.

          Subsequent to December 31, 2007, we issued the following shares:

•	2,500,000 shares of restricted common stock valued at $494,500, were issued for consulting services for the Company.

•	3,000,000 shares of restricted common stock valued at $105,000, were issued to Intecon officer’s for employment agreement in conjunction with the Intecon acquisition.

•	150,000 shares of restricted common stock valued at $30,000, to the Company’s financial services company for services.

•	1,315,055 shares of restricted common stock to various investors valued at $1,315 were issued in good faith by the Company in order to keep existing investors as a result of the TBeck scandal.

•	111,111 shares of restricted common stock valued at $36,889 were issued for consulting services for the Company.

•	100,000 shares of its restricted common stock valued at $27,000, for consideration of services provided by Viard Consulting Services.

•	2,000,000 shares of restricted common stock to Trafalgar valued at $540,000.

•	150,000 shares of restricted stock to Trafalgar valued at $10,353 in exchange of warrants.

•	6,575,000 shares of restricted common stock valued at $1,823,625 to Board of Directors in consideration of services provided to the Company.

•

592,592 shares of restricted common stock to various investors valued at $593, in an effort to compensate in an agreement which was initially secured through TBeck Capital. Shares were issued in good faith by the Company in order to keep existing investors.

•	300,000 shares of restricted common stock valued at $42,000 to the principals of Intecon, Inc. to finalize the acquisition agreement with Intecon.

•	4,150,000 shares of restricted common stock valued at $954,500 to Board of Directors in consideration of services provided to the Company.

•

109,286 shares of restricted common stock values at $109 to various investors in an effort to compensate in an agreement which was initially secured through TBeck Capital. Shares were issued in good faith by the Company in order to keep existing investors.

•	357,143 shares of restricted common stock valued at $57,143 to a director in consideration of interest on loan.

          On February 12, 2008, we entered into a loan agreement with one of our directors in the amount of $35,000. Under the terms of the verbal agreement, no interest accrued on the loan, and the director received no stock or other consideration for his loan to us other than our promise to repay the loan. As of the date of these financials the debt remains outstanding.

          On February 12, 2008, we entered into a loan agreement with one of its directors in the amount of $45,000. Under the terms of the verbal agreement, $10,000 of interest accrued on the loan, and the director received no stock or other consideration for his loan to us other than our promise to repay the loan. We repaid the loan on March 28, 2008

          On February 15, 2008, we were informed that TBeck Capital Group and its owner Ron Williams were involved in defrauding several companies. As a result, in February of 2008 we informed TBeck that TBeck would have to satisfy all investors brought to our company by TBeck with the 18,000,000 block of shares provided by us to TBeck in order to secure equity financing. Before we resolved the matter with TBeck, Ron Williams was indicted by the Federal Bureau of Investigation (FBI) and all shares provided to TBeck for equity financing were seized by the FBI. These shares are still held by the FBI today. In good faith to the investors of stock from the TBeck matter, we inquired from our transfer agent, X-Clearing Corporation, the names of the individuals affected by the TBeck matter, and we satisfied the investors with additional shares of our restricted common stock. The total amount of shares issued for the investors amounted to 2,016,933 shares of restricted common stock, which were not part of the 18 million original shares seized by the FBI during their investigation of the TBeck matter.

          On March 26, 2008, we agreed to sell up to $10,000,000 principal amount in secured redeemable debentures to Trafalgar Capital Specialized Investment Fund, FIS (“Trafalgar”) for a total purchase price of $10,000,000. Under the securities purchase agreement, we agreed to sell the debentures in several closings to be funded as follows: (i) $1,500,000 on March 26, 2008, with (ii) any remaining purchase to take place on dates mutually agreed to by us and Trafalgar and to be contingent upon us using such funds for acquisitions which shall be subject to Trafalgar’s consent. The proceeds were released to us from escrow on March 26, 2008, and on or around that date, we issued to Trafalgar a secured redeemable debenture in the aggregate principal amount of $1,500,000. In addition, in connection with the sale of the debentures, we issued Trafalgar warrants to purchase up to an aggregate of 150,000 shares of our common stock at an exercise price of $0.001 per share, exercisable until March 19, 2013. The warrants were subsequently exchanged for 150,000 restricted shares of our common stock.

          On June 30, 2008, we borrowed $130,000 from an independent director. On July 23, 2008, we paid $30,000 cash to the independent director as partial payment of the loan. On September 22, 2008, we issued 357,153 shares of restricted common stock valued at $57,143 in order to satisfy the outstanding interest of the loan at August 31, 2008.

          On November 11, 2008, we issued an additional 1,000,000 shares of restricted common stock valued at $110,000 to one of our directors in order to satisfy the additional interest accumulated for our $100,000 loan from the director.

          On July 16, 2008, we entered into a consulting agreement with an independent third party. We issued cash compensation as a retainer in the amount of $25,000, and we pay a monthly service fee in the amount of $10,000. In addition, we also paid stock consideration in the amount of 2,500,000 shares of restricted common stock valued at $494,500.

          On July 16, 2008, we entered into a consulting agreement with an independent third party for the purpose of assistance in obtaining an investment banking relationship for raising capital. We issued 100,000 shares of our restricted common stock valued at $27,000 for consideration for services provided.

          On July 21, 2008, we entered into a securities purchase agreement with Trafalgar for the purchase and sale of a secured redeemable debenture in an aggregate amount of $750,000. The $750,000 purchase price was deposited on July 21, 2008 in an escrow account. The proceeds were released to us from escrow on July 21, 2008, and on or around that date, we issued to Trafalgar another secured redeemable debenture in the aggregate principal amount of $750,000. On July 21, 2008, we issued 2,000,000 shares of restricted common stock valued at $540,000 to Trafalgar as payment pursuant to our financing agreements with Trafalgar.

          On October 10, 2008, we entered into a short term agreement with Trafalgar for the immediate short-term borrowing of $75,000 under our then-current financing agreements with Trafalgar. We deposited the $75,000 short-term loan on October 10, 2008, and this additional amount was added to our already outstanding debt owed to Trafalgar.

          On October 12, 2008, We repaid $28,000 If the outstanding debt the reminder was added to the outstanding debt

          On October 15, 2008, we entered into a short term agreement with Trafalgar for the immediate short-term borrowing of $100,000 under our then-current financing agreements with Trafalgar. We deposited the $100,000 short-term loan on October 15, 2008, and this additional amount was added to our already outstanding debt owed to Trafalgar.

          On November 30, 2008, the short term debt was repaid.

          On October 16, 2008, we issued 6,000,000 shares of restricted common stock valued at $1,020,000 to certain of our officers for consideration for services provided by them to us, in lieu of any salary increase for the current fiscal year January 1, 2008 through December 31, 2008.

          On October 16, 2008, we issued 500,000 shares of restricted common stock valued at $85,000 to our financial capital group.

          On October 16, 2008, we issued 250,000 shares of restricted common stock valued at $42,500 to our equity investing company in consideration for services provided to us.

          On November 5, 2008, we entered into an agreement with one of our directors to receive a promissory note in the amount of $75,000. We agreed to repay the loan in the principal amount of $72,000 with the addition of a $3,000 fee.

          On December 18, 2008, we entered into a senior secured revolving credit facility agreement with Trafalgar (which closed and funded on December 19, 2008) for an amount up to $5,000,000 to refinance our then-current debt outstanding with Trafalgar and provide additional proceeds to support our future working capital and acquisition requirements. In connection with the credit agreement, we issued Trafalgar a revolving note in the amount of $1,000,000 and granted Trafalgar a senior secured lien on all of our assets. We will also be issuing Trafalgar an equity fee of shares that would equal 9.99% of our outstanding shares of common stock at the time of closing.

          Except as stated above, we have had no recent sales of unregistered securities within the past three fiscal years. There were no underwritten offerings employed in connection with any of the transactions described above. Except as stated above, the above issuances were deemed to be exempt under rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended, since, among other things, the transactions did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about our company and their investment, the investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

ITEM 16: EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits.

Exhibit Number	Description of Exhibit

2.1	Articles of Incorporation and Articles of Merger *

2.2	Share Exchange Agreement dated October 2, 2007 by and among National Automation Services, Inc., Intuitive System Solutions, Inc. and the stockholders of Intuitive System Solutions, Inc. *

2.3	Stock Purchase Agreement dated December 26, 2007 by and among National Automation Services, Inc., Intecon, Inc. and the stockholders of Intecon, Inc. *

3.1	Articles of Incorporation (included as part of Exhibit 2.1) *

3.2	Bylaws *

3.3	Certificate of Change to Articles of Incorporation (increasing authorized capital to 100,000,000 shares) filed with the Nevada Secretary of State on June 4, 2008 *

3.4	Amendment to Articles of Incorporation (increasing authorized capital to 200,000,000 shares) filed with the Nevada Secretary of State on December 8, 2008 *

5.1	Opinion of Richardson & Patel LLP *

10.1	Securities Purchase Agreement dated March 26, 2008 by and between National Automation Services, Inc. and Trafalgar Capital Specialized Investment Fund, Luxembourg *

10.2	Security Agreement dated March 26, 2008 by and between National Automation Services and Trafalgar Capital Specialized Investment Fund, Luxembourg *

10.3	Escrow Agreement dated March 26, 2008 by and among National Automation Services, Inc., Trafalgar Capital Specialized Investment Fund, Luxembourg, and James G. Dodrill II, P.A. *

10.4	Secured Redeemable Debenture issued March 26, 2008 by National Automation Services, Inc. to Trafalgar Capital Specialized Investment Fund, Luxembourg *

10.5	Warrant issued March 26, 2008 by National Automation Services, Inc. to Trafalgar Capital Specialized Investment Fund, Luxembourg *

10.6	Securities Purchase Agreement dated July 21, 2008 by and between National Automation Services, Inc. and Trafalgar Capital Specialized Investment Fund, Luxembourg *

10.7	Security Agreement dated July 21, 2008 by and between National Automation Services, Inc. and Trafalgar Capital Specialized Investment Fund, Luxembourg *

10.8	Escrow Agreement dated July 21, 2008 by and among National Automation Services, Inc., Trafalgar Capital Specialized Investment Fund, Luxembourg, and James G. Dodrill II, P.A. *

10.9	Personal Guaranty dated July 21, 2008 by and between Robert Chance and Trafalgar Capital Specialized Investment Fund, Luxembourg *

10.10	Secured Redeemable Debenture issued July 21, 2008 by National Automation Services, Inc. to Trafalgar Capital Specialized Investment Fund, Luxembourg *

10.11

Form of Credit Agreement dated December 18, 2008 by and among National Automation Services, Inc., Intecon, Inc., Intuitive System Solutions, Inc., Robert Chance and Trafalgar Capital Specialized Investment Fund, FIS *

10.12

Form of Security Agreement dated December 18, 2008 by and between National Automation Services, Inc., Intecon, Inc., Intuitive System Solutions, Inc. and Trafalgar Capital Specialized Investment Fund, FIS *

10.13	Form of Revolving Note issued December 18, 2008 by National Automation Services, Inc., Intecon, Inc. and Intuitive System Solutions, Inc. to Trafalgar Capital Specialized Investment Fund, FIS *

10.14	Form of Guaranty dated December 18, 2008 by and between National Automation Services, Inc., Intecon, Inc., Intuitive System Solutions, Inc. and Trafalgar Capital Specialized Investment Fund, FIS *

10.15	Form of Personal Guaranty dated December 18, 2008 by and between Robert Chance and Trafalgar Capital Specialized Investment Fund, FIS *

10.16	Employment Agreement of Robert Chance *

10.17	Employment Agreement of Jody Hanley *

10.18	Employment Agreement of Manuel Ruiz *

10.19	Employment Agreement of Brandon Spiker *

10.20	Employment Agreement of David Marlow *

10.21	Consulting Agreement dated April 18, 2008 between National Automation Services, Inc. and Draco Financial LLC *

10.22	Consulting Agreement dated July 16, 2008 between National Automation Services, Inc. and Gianpiero (JP) Balestrieri *

10.23	Consulting Agreement dated July 16, 2008 between National Automation Services, Inc. and Viard Consulting Services *

10.24	Consulting Agreement dated June 29, 2006 between Intuitive System Solutions, Inc. and Yellowstone Management *

10.25	Nevada lease agreements *

10.26	Arizona lease agreements *

21.1	List of Subsidiaries of the Company *

23.1	Consent of Lynda R. Keeton CPA, LLC *

23.2	Consent of Richardson & Patel LLP (included as part of Exhibit 5.1) *

24.1	Power of Attorney (included as part of the signature page to this registration statement) *

99.1	Board Committee Charter – Audit Committee *

99.2	Board Committee Charter – Compensation Committee *

99.3	Board Committee Charter – Nominating Committee *

99.4	Board Committee Charter – Acquisition Committee *

* Filed herewith.

(b) Financial Statement Schedules.

Financial statement schedules filed with this registration statement are set forth on the “Index to Financial Statements” set forth elsewhere herein.

ITEM 17: UNDERTAKINGS

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)	include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in Henderson, Nevada, on December 23, 2008.

NATIONAL AUTOMATION SERVICES, INC.

By:	/s/ Robert W. Chance

Robert W. Chance
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

          We, the undersigned directors and officers of National Automation Services, Inc., do hereby constitute and appoint Robert W. Chance as our true and lawful attorney and agent to do any and all such acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or in any of our names and in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement under the Securities Act; and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Robert W. Chance	President, Chief Executive Officer, acting Chief Financial Officer, and Director (Principal Executive Officer and Principal Financial Officer)	December 23, 2008

Robert W. Chance

/s/ Manuel Ruiz	Secretary and Director	December 23, 2008

Manuel Ruiz

/s/ Jody R. Hanley	Director	December 23, 2008

Jody R. Hanley

/s/ Robert H. O’Connor	Director	December 23, 2008

Robert H. O’Connor

/s/ Brandon Spiker	Vice President of Operations	December 23, 2008

Brandon Spiker

/s/ David Marlow	Vice President of Sales and Marketing	December 23, 2008

David Marlow